Exhibit 4.12

Dated 16 September 2015

Agreement for Lease

between

MEPC Milton Park No. 1 Limited and MEPC Milton Park No. 2 Limited

and

Adaptimmune Limited

and

Adaptimmune Therapeutics plc

relating to

Plot A

Park Drive Central

Milton Park

THIS AGREEMENT is made the 16th day of September 2015 BETWEEN

(1)                                                             MEPC MILTON PARK NO. 1 LIMITED (Company number 5491670) and MEPC MILTON PARK NO. 2 LIMITED (Company number 5491806), on behalf of MEPC Milton LP (LP No. LP14504), both of whose registered offices are at Lloyds Chambers 1 Portsoken Street London E1 8HZ; and

(2)                                                             ADAPTIMMUNE LIMITED (Company number 6456741) whose registered office is at 101 Park Drive Milton Park Abingdon Oxfordshire OX14 4RY; and

(3)                                                             ADAPTIMMUNE THERAPEUTICS PLC (Company number 9338148) whose registered office is at 101 Park Drive Milton Park Abingdon Oxfordshire OX14 4RY;

DEFINITIONS

1                                                                     In this Agreement save where the context otherwise requires the following words and expressions have the following meanings:

1.1                                                           Architect and Principal Designer means Nicholas Hare Architects LLP of 3 Barnsbury Square London N1 1JL or such other architect (and principal designer pursuant to the Regulations) as may be appointed from time to time in connection with the Landlord’s Works and is approved by the Tenant (acting reasonably);

1.2                                                           Bank Guarantee means a guarantee to be issued by Barclays in the form of the settled draft guarantee set out in Schedule 4;

1.3                                                           Barclays means Barclays Bank PLC (Company number 1026167);

1.4                                                           Break Date 1 means the eleventh (11th) anniversary of the Completion Date;

1.5                                                           Break Date 2 means the fifteenth (15th) anniversary of the Completion Date;

1.6                                                           Break Date 3 means the twentieth (20th) anniversary of the Completion Date;

1.7                                                           Break Dates mean Break Date 1, Break Date 2 and Break Date 3;

1.8                                                           Building Contract means a contract for the carrying out of the Landlord’s Works to be in the form of JCT DB2011 Design and Build Contract 2011 with such amendments as are agreed between the Landlord and Tenant (acting reasonably) which provides third party rights in favour of the Tenant to enable the Tenant to take action against the contractor under the Building Contract on no less favourable a basis than the employer under the Building Contract could have done;

1.9                                                           Building Services Engineer means Hoare Lea of Western Transit Shed, 12-13 Stable St, London N1C 4AB or such other building services engineer as may be appointed from time to time in connection with the Landlord’s Works and is approved by the Tenant (acting reasonably);

1.10                                                    Centre has the same meaning as is ascribed to that expression in the Lease;

1.11                                                    Civil and Structural Engineer means Glanville Consultants Limited of 3 Grovelands Business Centre, Boundary Way, Hemel Hempstead, Herts HP2 7TE or such other civil and structural engineer as may be appointed from time to time in connection with the Landlord’s Works and is approved by the Tenant (acting reasonably);

1.12                                                    Code means the Code of Measuring Practice — Sixth Edition (RICS [August 2007]);

1.13                                                    Completion Date means the Date of Practical Completion;

1.14                                                    Condition Precedent means entry into the Building Contract;

1.15                                                    Consultants means the Architect and Principal Designer, the Building Services Engineer, the Civil and Structural Engineer and the Employer’s Agent (and Consultant means any one of the Consultants);

1.16                                                    Consultants’ Warranties means collateral warranties for the benefit of the Tenant from the Consultants in a form that is agreed between the Landlord and Tenant (acting reasonably);

1.17                                                    Contractor means Barnwood Construction Limited of 203 Barnwood Road, Gloucester GL4 3HS or such other contractor as may be appointed from time to time in connection with the Landlord’s Works;

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1.18                                                    Contractor’s Warranty means a collateral warranty for the benefit of the Tenant as is agreed between the Landlord and the Tenant (acting reasonably);

1.19                                                    Date of Practical Completion means the date on which the Employer’s Agent issues a certificate of practical completion of the Property under the Landlord’s Works;

1.20                                                    Defects Liability Period means the period of twelve (12) months commencing on the Date of Practical Completion;

1.21                                                    Drop Dead Date shall mean the date which is 25 months after the date on which the Landlord’s Works shall be commenced;

1.22                                                    Employer’s Agent means Ridge & Partners LLP of The Cowyards, Blenheim Park, Oxford Road, Woodstock, OX20 1QR or such other Employer’s Agent as may be appointed from time to time in connection with the Landlord’s Works and is approved by the Tenant (acting reasonably);

1.23                                                    Extra Spaces means those 43 parking spaces at the Centre the location of which is shown by way of indication edged pink on the plan annexed to this Agreement;

1.23.1                                          Force Majeure means fire, storm, tempest, other adverse weather conditions, war, hostilities, rebellion, revolution, insurrection, military or usurped power, civil war, labour lock-outs, strikes and other industrial disputes, riot, commotion, disorder, decree of Government, non-availability of materials or equipment provided that each and every such event:

1.23.2                                          materially and adversely affects the performance of the terms and provisions of this Agreement; and

1.23.3                                          cannot reasonably be avoided or provided against by the Landlord and/or the Contractor;

1.24                                                    Gross Internal Area means the gross internal floor area of the Property which is to be measured in square feet and otherwise in accordance with the Code;

1.25                                                    Guarantor means Adaptimmune Therapeutics plc (Company number 9338148);

1.26                                                    Initial Principal Rent means one million one hundred thousand pounds (£1,100,000) per annum;

1.27                                                    Landlord means MEPC Milton Park No. 1 Limited and MEPC Milton Park No. 2 Limited, on behalf of MEPC Milton LP and their successors in title to the Property;

1.28                                                    Landlord’s Works the works to produce a shell and core building described in outline in the Plans and Specifications set out in Schedule 1 Part 1;

1.29                                                    Landlord’s Works Longstop Date means (subject to the proviso to Clause 6.2) the date which is 17 months after the Unconditional Date provided that such period (of 17 months as extended in accordance with the proviso to Clause 6.2) shall, in addition, be extended by the aggregate amount of delay to the carrying out of the Landlord’s Works caused by:

1.29.1                                          Force Majeure; and by

1.29.2                                          any extension of time allowed to the Contractor to carry out and complete the Landlord’s Works as a consequence of a Relevant Event [as defined in the Building Contract];

1.30                                                    Lease means a lease in the form of the settled draft lease of the Property and set out in Schedule 2 and marked “Lease_Plot A Park Drive Central_Milton Park”;

1.31                                                    Licence for Alterations means the licence permitting the Tenant’s Works in the form of the settled draft set out in Schedule 3;

1.32                                                    Local Development Order means the Milton Park Local Development Order adopted by the Vale of White Horse District Council on 12 December 2012 pursuant to paragraph 3 of Schedule 4A of the Town and Country Planning Act 1990 and which came into effect on 15 January 2013;

1.33                                                    Measurement Expert means Ridge & Partners LLP of The Cowyards, Blenheim Park, Oxford Road, Woodstock, OX20 1QR;

1.34                                                    Measured Area means the Gross Internal Area of the Property as determined by the Measurement Expert in accordance with clause 10;

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1.35                                                    Occupation Date means the date on which the Employer’s Agent considers that the Landlord’s Works have progressed to a stage which will allow the Tenant safely to take occupation of the Property;

1.36                                                    Planning Permission means planning permission for the Landlord’s Works granted by the Landlord receiving confirmation from the Local Planning Authority in writing (in accordance with clause 4.1.2 of the Local Development Order) that the proposed development of the Property by the Landlord’s Works is permitted by the Local Development Order;

1.37                                                    Plans and Specifications means the drawings and the specification of works annexed hereto in Schedule 1 Part 1 and any reference to Plans and Specifications shall be construed as references to them as the same may be amended pursuant to clauses 6.3 -  6.4.2;

1.38                                                    President means the president for the time being of the Royal Institution of Chartered Surveyors;

1.39                                                    Property means the building which is to be constructed under the Landlord’s Works and which is to be demised by and more particularly described in the Lease as Plot A Park Drive Central, Milton Park;

1.40                                                    Regulations means the Construction (Design and Management) Regulations 2015 (as may be amended);

1.41                                                    Rent Commencement Date means the date which shall be nineteen (19) months after the Completion Date PROVIDED THAT, if any Tenant Variation permitted pursuant to clause 7 shall cause the Landlord’s Works to take longer to carry out than would otherwise be the case, such period of nineteen (19) months shall be reduced by the aggregate period by which any one or more such Tenant Variation shall cause the Landlord’s Works to take longer to carry out than would otherwise be the case;

1.42                                                    Required Permissions means the Planning Permission and all other necessary statutory consents including building regulation approvals for the implementation of the Landlord’s Works;

1.43                                                    Review Dates means the fifth (5th), tenth (10th), fifteenth (15th) and twentieth (20th) anniversaries of the Completion Date;

1.44                                                    Standard Conditions means the Standard Commercial Property Conditions (Second Edition) and Standard Condition shall be interpreted accordingly;

1.45                                                    Tenant means Adaptimmune Limited (Company number 6456741);

1.46                                                    Tenant Variation means a variation, additional works and/or a specification upgrade to the Landlord’s Works;

1.47                                                    Tenant Variation Price means the cost of the Tenant Variation to which it relates including:

1.47.1                                          any design and approval costs and any costs associated with any extension of time which are incurred by the Landlord in connection with the relevant Tenant Variation;

1.47.2                                          a development management fee of 3% of the Tenant Variation Price (excluding the fee under this clause 1.47.2);

1.48                                                    Tenant’s Works means the Tenant’s works to fit out the Property in accordance with the Tenant’s Works Specification;

1.49                                                    Tenant’s Works Specification means the drawings and specifications approved in accordance with clause 12;

1.50                                                    Unconditional Date means the date the Condition Precedent shall have been satisfied;

1.51                                                    VAT means Value Added Tax and any similar tax substituted for it or levied in addition to it;

1.52                                                    Working Day means any day except Saturdays, Sundays and bank, public and statutory holidays.

INTERPRETATION

2                                                                     In the interpretation of this Agreement references to clauses shall be references to clauses in this Agreement and the clause headings shall be ignored.

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STANDARD CONDITIONS

3                                                                     The Standard Conditions shall apply to this Agreement save for Standard Conditions 2.2 and 9.2(a). In case of conflict between this Agreement and the Standard Conditions, this Agreement prevails. Terms used or defined in the Standard Conditions have the same meanings when used in this Agreement, and vice versa save that “seller” shall mean the Landlord and “buyer” shall mean the Tenant.

CONDITION PRECEDENT

4                                                                     This Agreement (save for Clauses 1, 2, 4, 5, 13, 23, 24, 25, 26, 35, 36, 37, 39 and 40 which take effect now with immediate effect) shall be conditional on and shall only have effect in the event that the Condition Precedent is satisfied;

5                                                                     If the Condition Precedent shall not have been satisfied by 31 December 2015, as to which time shall be of the essence:

5.1                                                           This Agreement shall immediately determine and be of no further effect and, in respect of this Agreement, no party shall have any further claims against or liability to any other party save in respect of any antecedent breach of the terms of this Agreement; and

5.2                                                           The Landlord shall immediately release Barclays from liability under the Bank Guarantee and shall as soon as reasonably practicable thereafter, return the original Bank Guarantee to Barclays and give notice in writing to Barclays that the Bank Guarantee may be cancelled.

LANDLORD’S WORKS

6                                                                     The Landlord agrees with the Tenant as follows:-

6.1                                                           To the extent that the Landlord has not already done so prior to the date of this Agreement, at its own expense to apply for all Required Permissions and diligently to use all reasonable endeavours to obtain the Required Permissions as quickly as possible;

6.2                                                           Subject to the Required Permissions, once obtained, remaining in all material respects unrevoked and unaltered and unless prevented from doing so by Force Majeure to cause the Landlord’s Works to be carried out and completed:

6.2.1                                                 at its own expense;

6.2.2                                                 in a good and workmanlike manner;

6.2.3                                                 using sound building practice and materials of good quality;

6.2.4                                                 in accordance with the Required Permissions the Plans and Specifications and all relevant British Standards and codes of practice;

6.2.5                                                 so that the Landlord’s Works when completed comply with relevant fire and other statutory requirements to the extent applicable to a shell and core building as described in the Plans and Specifications;

6.2.6                                                 so that the Landlord’s Works when completed are delivered to the Tenant in a clean and tidy condition with the benefit of vacant possession save for any debris and disturbance resulting from any early occupation of the Property by or on behalf of the Tenant or the Guarantor;

6.2.7                                                 in accordance with the Plans and Specifications;

6.2.8                                                 using reasonable endeavours to commence the Landlord’s Works within one month after the Unconditional Date;

6.2.9                                                 using reasonable endeavours to procure that the Date of Practical Completion shall occur no later than the Landlord’s Works Longstop Date; and

6.2.10                                          in accordance with the Building Contract;

PROVIDED THAT if any Tenant Variation permitted pursuant to clause 7 shall cause the Landlord’s Works to take longer to carry out than would otherwise be the case the date for the Landlord’s Works Longstop Date shall be extended by an equivalent period;

6.3                                                           The Landlord shall provide the Tenant with copies of any additional detail to the Plans and Specifications and related drawings as soon as practicable after the additional details have been designed; and

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6.3.1                                                 up to the date of grant of all Required Permissions for the Landlord’s Works the Plans and Specifications may be refined by the Landlord but only with the Tenant’s prior written approval which shall not be unreasonably withheld or delayed;

6.3.2                                                 if after all of the Required Permissions for the Landlord’s Works have been obtained further revisions are necessary to update the Plans and Specifications the Landlord shall (subject to clause 6.4) take due cognisance of all representations made by or on behalf of the Tenant in respect of such revisions if the representations are made within five (5) Working Days of the date the Tenant receives details of the relevant revisions, as to which period time is of the essence;

6.4                                                           During the carrying out of the Landlord’s Works the Landlord may as a reasonable requirement:

6.4.1                                                 from time to time make variations to the Plans and Specifications so long as any such variation shall not materially alter the substance or design or external appearance or the structural integrity of the Landlord’s Works provided that the Landlord shall obtain the Tenant’s consent (which shall not be unreasonably withheld or delayed) in every case where such variations relate to the Tenant’s Works; and

6.4.2                                                 substitute for any materials referred to in the Plans and Specifications other materials of comparable quality and appearance except where the substitution deviates from or would have the effect (whether individually or cumulatively) of materially varying (save by way of refinement) the Plans and Specifications;

6.5                                                           The Landlord shall not appoint or dismiss or replace the Contractor or either of the Consultants without procuring that any replacement Contractor or Consultant enters into a warranty substantially in the same form as the relevant Contractor or Consultant would have been required to provide but incorporating such amendments thereto as may properly be required by the insurers of the replacement Contractor or Consultant as a condition of their providing insurance cover in respect thereof and if the Contractor or either Consultant shall be replaced any reference in this Agreement to the Contractor or to a Consultant shall thereafter and to the extent required be construed as a reference to the relevant replacement Contractor or Consultant;

6.6                                                           The Landlord shall deliver to the Tenant free of charge two sets of “as built” drawings in respect of the Landlords’ Works as soon as practicable following the Date of Practical Completion which shall be in a form which complies with the Regulations.

TENANT VARIATIONS

7                                                                     The Tenant may request, in writing, a Tenant Variation and in relation to any relevant Tenant Variation:

7.1                                                           If the Landlord, acting reasonably, agrees that the Tenant Variation is feasible and can be implemented without causing a breach of the Building Contract, or of any appointment of any of the Consultants, and will not:

7.1.1                                                 cause undue delay to the completion of the Landlord’s Works;

7.1.2                                                 damage either the investment value of the reversion to the Property or the rental value of the Property;

7.1.3                                                 affect the external appearance or the structural integrity of the Property;

7.1.4                                                 require the grant or variation of any Required Permissions;

7.1.5                                                 prejudice the availability of the Contractor’s Warranty or any of the Consultants’ Warranties;

7.1.6                                                 vitiate any policy of insurance in relation to the Property or the Landlord’s Works;

then the Landlord shall notify the Tenant of:

7.1.7                                                 the Tenant Variation Price; and

7.1.8                                                 any extension of time reasonably required to carry out the Tenant Variation; and

7.2                                                           The Landlord shall state the time period required for acceptance by the Tenant of the Tenant Variation Price and of any additional time reasonably required to carry out the Tenant Variation which time period (for acceptance) shall not be less than five Working Days;

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7.3                                                           The Tenant Variation Price shall be accompanied by such supporting information as the Tenant may reasonably require and the Landlord shall procure that the Tenant Variation Price shall be calculated having regard to the nature and/or extent of the Tenant Variation and the stage of the Landlord’s Works at which such request is made by the Tenant.

7.4                                                           If the Tenant accepts the Tenant Variation Price and the extension of time reasonably required to carry out the Tenant Variation, in writing, within such time period for acceptance as stated by the Landlord, then the Tenant Variation shall then be deemed thenceforth to be part of the Plans and Specifications;

7.5                                                           The Tenant shall pay the Tenant Variation Price (as adjusted to reflect the actual cost of the Tenant Variation) to the Landlord within 15 Working Days of written demand.

PROJECT MONITORING

8                                                                     During the carrying out of the Landlord’s Works:

8.1                                                           The Tenant (together with its representatives) will have rights to attend monthly team meetings with the Contractor and the Landlord and undertake regular inspection of the Landlord’s Works.

8.2                                                           The Tenant will have rights to make representations to the Landlord as to the Landlord’s Works at such meetings, and the Landlord shall procure that the Contractor shall have due regard to such representations and shall take into account all such proper and reasonable representations.

8.3                                                           The Landlord and the Tenant shall establish a steering committee of senior representatives to monitor the carrying out of the Landlord’s Works which shall meet on a regular (or other as shall be decided) basis until after the completion of any works identified at the date of issue of the certificate of practical completion of the Landlord’s Works and consider and record the progress of the Landlord’s Works.

PRACTICAL COMPLETION

9                                                                     The Tenant shall be entitled to:

9.1                                                           not less than ten (10) days’ written notice of the date on which the Employer’s Agent intends to inspect the Landlord’s Works with a view to issuing the certificate of practical completion of the Landlord’s Works; and

9.2                                                           to accompany the Employer’s Agent on the inspection of the Landlord’s Works for the purpose of issuing the certificate of practical completion of the Landlord’s Works and (at such inspection) to make representations to the Employer’s Agent in respect of any proposed certification of practical completion and the Landlord shall procure that:

9.2.1                                                 the Employer’s Agent shall have due regard to such representations and shall take into account all such proper and reasonable representations; and

9.2.2                                                 the Employer’s Agent shall (at such inspection) prepare a list of snagging items (being items of the Landlord’s Works which are outstanding but capable of being rectified and are not sufficiently serious to prevent the Employer’s Agent from issuing the certificate of Practical Completion of the Landlord’s Works;

PROVIDED THAT the Employer’s Agent’s independent discretion as to the issuing of the certificate of practical completion of the Landlord’s Works shall not be fettered by any representations made by or on behalf of the Tenant and forthwith after the Landlord shall have been notified of the occurrence of the Date of Practical Completion the Landlord shall give notice to the Tenant of the Date of Practical Completion.

MEASUREMENT

10                                                              The Landlord and the Tenant shall jointly appoint the Measurement Expert to measure the Gross Internal Area on the basis that the Measurement Expert shall owe an equal duty of care to each of the Landlord and the Tenant; and

10.1                                                    The Measurement Expert shall act as an independent expert and not as an arbitrator and the Measurement Expert’s determination of the Gross Internal Area shall be conclusive and binding on the parties (except in the case of manifest error) and the Measurement Expert’s costs shall be borne by the Landlord; and

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10.2                                                    Forthwith upon the issuing of the certificate of practical completion of the Landlord’s Works pursuant to clause 9 the Landlord shall require the Measurement Expert to measure the Gross Internal Area and to notify the Landlord and the Tenant of the measurement of Gross Internal Area; and

10.3                                                    The Measurement Expert’s measurement of the Gross Internal Area shall be incorporated into the Lease; and

10.4                                                    If the Measurement Expert fails to communicate a decision within three (3) Working Days of the date of carrying out any measurement of the Gross Internal Area (whether by reason of death illness unwillingness to act or otherwise) the Landlord may at any time thereafter before a determination is communicated appoint a substitute expert and all costs incurred therein shall be borne by the Landlord.

10.5                                                    At the same time as the measurement exercise referred to in this clause 10 the Landlord and Tenant shall (acting reasonably) agree a reinstatement specification to be incorporated in the Lease in the context of clause 4.20 of the Lease which will reflect a reinstatement obligation to put the Property back into the position it would be either following completion of the Landlord’s Works and Tenant’s Works combined or alternatively following completion of the Landlord’s Works alone.  Such decision is at the sole discretion of the Landlord and if the Landlord elects that the Property will be yielded up with the Tenant’s Works retained (i) the reinstatement specification must cover the entirety but not part of the Tenant’s Works and (ii) then the Tenant’s obligation to yield up in repair will except fair wear and tear;

EARLY OCCUPATION

11                                                              With effect from and including the Occupation Date until the end of the day before the Completion Date:

11.1                                                    The Tenant may occupy the Property as a licensee;

11.2                                                    The parties shall perform and observe all the covenants and conditions on their respective parts to be contained in the Lease so far as the same may be applicable to a relationship of licensor and licensee;

11.3                                                    This Agreement shall not operate as a demise nor confer any proprietary right in the Property (other than one to occupy as licensee) on the Tenant.

TENANT’S WORKS

12                                                              The following shall apply in respect of the Tenant’s Works:

12.1                                                    The Tenant shall submit full details (including projected costings) of the proposals for the Tenant’s Works for approval to the Landlord no later than 31 December 2015 (such approval not to be unreasonably withheld or delayed);

12.2                                                    If such proposals shall be approved in writing by the Landlord (which approval shall not be unreasonably withheld or delayed but the Tenant shall indemnify the Landlord against all fees and disbursements incurred by the Landlord in the approval and all inspections of the Tenant’s Works) the relevant proposals shall constitute the Tenant’s Works Specification;

12.3                                                    The Tenant may carry out the Tenant’s Works on the following basis:

12.3.1                                          if such proposals shall be approved in writing by the Landlord (which approval shall not be unreasonably withheld or delayed) the relevant proposals shall constitute the Tenant’s Works Specification but the Tenant shall not commence to carry out any works before they have been so approved;

12.3.2                                          if the Tenant wishes to carry out any works which materially differ from the Tenant’s Works Specification it shall submit full details of the proposals for such works to the Landlord and if such proposals shall be approved in writing by the Landlord (which approval shall not be unreasonably withheld or delayed) the relevant proposals shall form part of the Tenant’s Works and the provisions of this Agreement in relation to the Tenant’s Works shall apply thenceforth to the Tenant’s Works as so amended PROVIDED THAT the Tenant shall not commence to carry out any works before they have been so approved;

12.3.3                                          the provisions contained in the Licence for Alterations and also the provisions of clause 4.11 of the Lease with regard to alterations shall apply to the Tenant’s Works as if the Licence for

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Alterations had been granted;

12.4                                                    Subject to clauses 12, 12.1 and 12.2 the Tenant’s Works may be commenced on or after the Occupation Date;

12.5                                                    If the Tenant shall carry out the Tenant’s Works:

12.5.1                                          on completion of the Tenant’s Works the Tenant shall give notice to the Landlord and shall produce to the Landlord two (2) sets of as-built plans and specifications for the Tenant’s Works (which shall be incorporated in the Licence for Alterations);

12.5.2                                          the Landlord and the Tenant shall complete the Licence for Alterations on the Completion Date or, if later, on completion of the Tenant’s Works.

INTEREST

13                                                              If any sum due to a party under this Agreement shall not be paid within 10 Working Days of the due date such sum shall bear interest at 4 per cent above the base rate from time to time of Barclays Bank PLC from the due date until payment (both before and after any judgment) provided this Clause shall not prejudice any other right or remedy for the recovery of such sum.

14                                                              DEFECTS

15                                                              The Landlord shall as soon as reasonably practicable make good or procure the making good at its own expense all defects (but not any defect which is wholly or partially due to normal condensation, natural shrinkage or drying out) to the Property which are directly attributable to:

15.1                                                    Defective design, workmanship, supervision or materials; or

15.2                                                    Defective supervision of the construction and finishing of the Property or any services to the Property; or

15.3                                                    Defective preparation of the site on which the Property is constructed;

which appear and are notified to the Landlord in writing by the Tenant at any time before the expiration of the Defects Liability Period PROVIDED THAT the Tenant shall afford to the Landlord all reasonable access to the Property and areas affected by such defects subject to the Landlord causing as little inconvenience to the Tenant as may in all the circumstances be practicable and making good all damage to any property of the Tenant or the Property caused during such entry and without prejudice to the generality of the foregoing the Landlord shall not be required to procure the making good of any defect which is attributable in whole or in part to the carrying out of any works carried out by or on behalf of the Tenant or to the effect of any such works or to the use and occupation of the Property by or on behalf of the Tenant.

INSURANCE

16                                                              During the period when the Landlord’s Works are being carried out the Landlord shall procure that the Landlord’s Works are kept insured for their full reinstatement value and shall procure that the Tenant’s interest is noted on such policy.

17                                                              From the Date of Practical Completion the Tenant shall observe and perform the covenants relating to insurance contained in the Lease pending the actual completion of the same.

LEASE GRANT

18                                                              The Lease shall be:

18.1                                                    In the form set out in Schedule 2; and

18.2                                                    Granted with full title guarantee.

19                                                              The Landlord’s solicitors shall prepare an engrossment of the Lease and a counterpart of it; and

19.1                                                    The Tenant shall execute and deliver the counterpart of the Lease to the Landlord and the Landlord shall execute and deliver the Lease to the Tenant on the Completion Date and the Guarantor shall join in the Lease to give the covenants on its part contained in the Lease;

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19.2                                                    The contractual term of the Lease shall be twenty five (25) years from and including the Completion Date;

19.3                                                    The Principal Rent shall be the Initial Principal Rent (subject to review in accordance with the provisions of the Lease);

19.4                                                    The Initial Principal Rent shall commence and be payable on the Rent Commencement Date;

19.5                                                    The Principal Rent shall be reviewed in accordance with the provisions of the Lease on the Review Dates;

19.6                                                    All other rents reserved by the Lease shall commence and be payable on and from the Completion Date;

19.7                                                    The Tenant shall be entitled to break the Lease in accordance with the provisions of the Lease on any of the Break Dates;

19.8                                                    The Lease shall be granted with the benefit of vacant possession subject to any occupation by or on behalf of the Tenant

19.9                                                    The right of the Landlord to grant the Lease is accepted by the Tenant and the Landlord shall not be required to deduce title to the Property;

19.10                                             On or before the Completion Date the Tenant shall be provided with evidence of compliance with the Planning Permission and all Required Permissions in respect of the Landlord’s Works together with all maintenance and instruction manuals that are to be provided as part of the Landlord’s Works.

DETERMINATION

20                                                              This Agreement shall be capable of being determined in the following circumstances:

20.1                                                    The Landlord may determine this Agreement if the Tenant fails in any material respect to perform or observe any of its obligations in this Agreement or any event occurs which had the Lease been granted would have entitled the Landlord to re-enter the Property and if such failure or event is capable of remedy but is not remedied after the service on the Tenant of a written notice specifying the failure or event and requiring the same to be remedied within a reasonable time or if it is incapable of remedy the Landlord may determine this Agreement by written notice on the Tenant but without prejudice to the accrued rights of the Landlord or the Tenant in respect of any antecedent breach or claim;

20.2                                                    Either the Landlord or the Tenant may determine this Agreement if the Date of Practical Completion shall not have occurred by the Drop Dead Date;

20.3                                                    If either the Landlord or the Tenant determines this Agreement in pursuance of clause 20 it shall give written notice to that effect to the other and if any such notice is served this Agreement will determine forthwith but without prejudice to the accrued rights of the Landlord and the Tenant in respect of any antecedent breach or claim.

PARKING: EXTRA SPACES

21                                                              The Landlord shall provide the Extra Spaces on or before the date on which the Tenant’s Works shall be completed PROVIDED THAT notwithstanding the terms of the Lease, the Tenant shall not be entitled to use the Extra Spaces prior to the date on which the Tenant’s Works shall be completed.

22                                                              Following completion of the Lease the Tenant shall allow the Landlord such access as may be required in order to complete the provision of the Extra Spaces.

ALIENATION

23                                                              Neither the Tenant nor the Guarantor shall assign or otherwise deal with the benefit of this Agreement PROVIDED ALWAYS THAT after the grant of the Lease the Tenant shall be entitled to assign the benefit of this Agreement to its successor or successors in title to the Lease and PROVIDED FURTHER THAT the Tenant shall have the same rights to relief from forfeiture as it would have if the Lease had already been granted and any dispute concerning this clause will be referred to arbitration in accordance with clause 29.

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GUARANTOR

24                                                              In consideration of the Landlord having entered into this Agreement at the Guarantor’s request the Guarantor agrees with and guarantees to the Landlord that (notwithstanding any neglect or forbearance by the Landlord in enforcing or giving time to the Tenant for compliance with its obligations):

24.1                                                    The Tenant will perform its obligations in this Agreement and that the Guarantor will make good to and indemnify the Landlord against all losses, damages, costs and expenses caused by any default by the Tenant; and

24.2                                                    If any liquidator of the Tenant disclaims this Agreement and if within two (2) months next after the date of disclaimer the Landlord serves the Guarantor with a notice to do so the Guarantor will enter into an agreement in the same form as this Agreement but with the Guarantor substituted for the Tenant and the Guarantor will when requisite execute and deliver a counterpart of the Lease in lieu of the Tenant on the terms of this Agreement and will take up the Lease on its grant.

REPRESENTATIONS

25                                                              Each of the parties to this Agreement acknowledges that it has not relied on any representation by or on behalf of any other party in entering into this Agreement apart from any written statement made by one party’s solicitors to any other party’s solicitors.

NOTICES

26                                                              The provisions of Section 196 Law of Property Act 1925 as amended shall apply to any notice required to be served under this Agreement save that any notice to be served shall be addressed to such office as the recipient may have nominated in writing to the sender for that purpose or (if none) to its registered office.

MATTERS AFFECTING THE PROPERTY

27                                                              The Property will be let subject to and where applicable with the benefit of:

27.1                                                    Any unregistered interests which override first registration under Schedule 1 of the 2002 Act and any unregistered interests which override registered dispositions under Schedule 3 of the 2002 Act;

27.2                                                    All matters contained or referred to in the Property, Proprietorship and Charges registers of title BK102078 so far as the same affect the Property as at the date of this Agreement (except fixed and/or floating charges securing money or liabilities);

27.3                                                    All local land charges whether registered or not before or after the date hereof and all matters capable of registration as local land charges whether or not actually so registered;

27.4                                                    All notices, orders, resolutions, restrictions, agreements, directions and proposals thereon made by any local or other competent authority before or after the date hereof;

27.5                                                    All covenants, conditions, rights, restrictions, encumbrances, exceptions, reservations and other matters to which the Property may for the time being be subject;

27.6                                                    Those incumbrances mentioned in Standard Condition 3.1.2;

27.7                                                    And the Tenant is deemed to take the Lease with full knowledge of the incumbrances referred to in Standard Condition 3.1.2 and this Clause 27.

MERGER

28                                                              Notwithstanding the grant of the Lease the provisions of this Agreement shall continue in full force and effect.

29                                                              DISPUTES

30                                                              If any difference, dispute or question shall at any time arise between the parties hereto it shall be referred to an arbitrator appointed by the parties jointly and in default of agreement as to the person to be appointed:

30.1                                                    If such difference, dispute or question relates to the interpretation of this Agreement the arbitrator shall be a solicitor or a barrister appointed on the application of any party by the president for the time being of The Law Society;

10

30.2                                                    If such, difference dispute or question relates to any other matter the arbitrator shall be a chartered surveyor appointed on the application of any party by the President; and such arbitrations shall be conducted in accordance with the Arbitration Act 1996.

CONTRACTOR’S WARRANTY

31                                                              The Landlord shall procure that the Contractor is appointed in accordance with the terms of the Building Contract (once agreed between the Landlord and the Tenant) and shall also procure that on or before the Completion Date the Contractor’s Warranty will be delivered to the Tenant.

CONSULTANTS’ WARRANTIES AND APPOINTMENTS

32                                                              The Landlord shall procure that the Consultants are appointed on terms approved by the Tenant (acting reasonably and without undue delay) which provide third party rights in favour of the Tenant to enable the Tenant to take action against the relevant consultant under the relevant appointment on no less favourable a basis than the employer under the relevant appointment could have done

33                                                              The Landlord shall procure that on or before the Completion Date the Consultants’ Warranties will be delivered to the Tenant.

CONSTRUCTION (DESIGN AND MANAGEMENT) REGULATIONS 2015

34                                                              The Landlord shall deliver to the Tenant as soon as it is prepared a copy of the Health and Safety file which complies with the Regulations; and

34.1                                                    The Landlord shall (in respect of the Landlord’s Works) procure the discharge of the duties of the Client (as defined in the Regulations);

34.2                                                    The Tenant shall (in respect of the Tenant’s Works) procure the discharge of the duties of the Client (as defined in the Regulations);

34.3                                                    For the purposes of the Regulations the Tenant confirms its approval of the appointments of the Contractor and the Consultants for the Landlord’s Works.

BANK GUARANTEE

35                                                              On or before the date of this Agreement the Tenant shall procure:

35.1                                                    The completion of the Bank Guarantee and its legal delivery to the Landlord; and

35.2                                                    The physical delivery of the original Bank Guarantee to the Landlord.

GOOD FAITH

36                                                              The parties hereto shall act towards each other with the utmost good faith.

VAT

37                                                              Any payment to be provided to a party to this Agreement is exclusive of VAT and the party which is required to make such payment shall in addition pay any VAT properly chargeable on the date such payment is due and the party making such supply on which VAT is payable shall provide a valid VAT invoice addressed to the party making such payment.

CAPITAL ALLOWANCES

38                                                              Any capital allowances relating to the Landlord’s Works shall belong to the Landlord and the Tenant will not claim any capital allowances in respect of the Landlord’s Works.

CONTRACTS (RIGHTS OF THIRD) PARTIES ACT 1999

39                                                              Except as may be permitted under the law of England as it applies on the date of this Agreement the parties to this Agreement do not intend that any of its terms shall be enforceable by any third party.

JURISDICTION

40                                                              This Agreement shall be governed by and construed in all respects in accordance with the law of England and the Landlord and the Tenant and the Guarantor each submits to the exclusive jurisdiction of the English Courts.

11

SCHEDULE 1

Plans and Specifications

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EZ1 Building
Milton Park

Architectural Outline Specification

676-A-Spec-Outline

Revision 00	-	*12-06-15*	-	*First Issue- for comment*
Revision 01	-	*31-07-15*	-	*ER issue*
Revision 02	-	*25-08-15*	-	*Revised ER issue*
Revision 03	-	*02-09-15*	-	*Minor updates incorporated*
Revision 04	-	*03-09-15*	-	*Minor updates incorporated*

Nicholas Hare **Architects**

1.0 General Description

1.1 *Overview: Park Drive Central is identified within the MEPC business plan as a major development site. It is in a prominent location at the heart of Milton Park, has outline planning permission for circa 200,000 sq.ft NIA, and is subject to a Local Development Order. The EZ1 Building, on Plot A, is a 46,000 sq.ft net laboratory being developed as part of Phase 1 of the Park Drive Central masterplan.*

1.2 *Scope: The scope of this development is the construction of a three-storey shell and core laboratory building, grade car-parking for 171 cars initially (with 43 additional spaces on the neighbouring plot), and hard and soft landscaped amenity areas. It is intended the building will have a single tenant.*

1.3 Associated design documents:

1.3.1 *MEPC Milton Park Design Standards Document, Revision 7*

1.3.2 *Hoare Lea Services scope of works and drawings**

1.3.3 *Glanville Structural and Civils drawings**

1.3.4 *Gillespies Landscape drawings**

1.3.5 *To be read in conjunction with the NHA ER drawings*

2.0 Statutory Compliance

2.1 *Planning Consent: The scheme has planning permission subject to conditions; a pre-development notification was given approval on 15-04-15.*

2.2 *Land at MEPC Milton Park, is part of the Science Vale-UK Enterprise Zone. Enterprise Zones are intended to stimulate private sector investment and support business development through measures including simplification of Planning control. The Vale of White Horse adopted the Milton Park Local Development Order (LDO) to achieve this simplification in December 2012. Preparation of the LDO involved a partnership between the Vale of White Horse and MEPC. The LDO allows Permitted Development subject to meeting the Development Parameters, Permitted Uses and Planning Conditions and designing with cognisance of the LDO Design Guidance. For further details of the parameters and constraints in the LDO, refer to the Vale of White Horse District Council Milton Park Local Development Order December 2012.*

2.3 *The contractor will be responsible for discharging the conditions attributable to the site under the LDO, meeting the Development Parameters and following the LDO design guidance.*

Nicholas Hare **Architects**

Building Control: The building design and construction will be in accordance with the current Building Regulations at the time of registration with Building Control, which was 30th April 2014. 2.4 Accessibility: The design shall be completed in accordance with the requirements of the Equality Act 2010 and following the guidance of BS8300 as well as Approved Document Part M of the Building Regulations. 2.5 2.6 Good Practice: The building shall be designed and constructed in accordance with current good practice as defined in current British and relevant European Standards and Codes of Practice, BCO Guide to Specification and current CIBSE guides. 2.6.1 Prohibited Materials: Notwithstanding the requirements set out in the following sections, no constructions, products and materials shall be used that are referred to as being hazardous to health and/or safety in The Control of Substances Hazardous to Health Regulations 2002 as amended or that do not comply with the following: 2.6.2 - The Montreal Protocol - Construction (Design and Management) Regulations 2015 as amended: - British standards, BBA Certification or equivalent European industry standards as amended - British standard codes of practice or. - which are generally known within the European Union at the time of specification to be deleterious to health and/or safety or to the durability of other structures, finishes, plant and/or machinery. The following materials shall not be included: - high alumina cement or concrete in structural elements - wood wool slabs in permanent formwork to concrete or in structural elements; - calcium chloride in admixtures for use in reinforced concrete unless in accordance with BS5238 and BS81 10; - asbestos (including crocidolite) or asbestos-containing products as defined in The Control of Asbestos Regulations 2012 - calcium silicate bricks or tiles unless in accordance with BS5628, Pt3 with bricks specified to BS3187 or BS6649; - naturally occurring aggregates for use in reinforced concrete which do not comply with the requirements of BS882 and/or naturally occurring aggregates for use in concrete Nicholas Hare Architects which do not comply with the provisions of BS8110 or BS5323;

- urea formaldehyde foam or materials which may release formaldehyde in quantities which may be hazardous with reference to the limits set from time to time by the Health and Safety Executive and the recommendations of BS5618;

- slipbricks which do not comply with BS 5628 Part 3;

- chipcrete;

- vermiculite plaster;

- the use of chlorofluorocarbons (CFCs) and/or HCFCs in the manufacture of insulation, for refrigerants in cooling systems or for any other purpose in the Project's construction;

- the use of Halon gases;

- tropical hardwood of unsustainable/unknown origin;

- plywood containing tropical hardwood unless certification is provided showing country of origin, the issue of the concession explanation, a copy of the forestry policy for the plantation and confirming shipping documentation;

- timber preservatives, unless used in accordance with BS 8417;

- other substances which have been publicised in the Building Research Establishment Digest as being deleterious at the time of their specification; and

- other substances not in accordance with British Standards or Codes of Practice where such exist or such other equivalent standards or requirements applicable in the UK at the time of specification.

- *The use of R-22 refrigerant.*
- *The use of volatile organic compounds (VOC) should be minimised.*

3.0 Structure:

3.1 *Refer to structural engineer's drawings and specifications for foundations, frame, floors and roof*

3.2 *Fire Rating: 60 minutes for all elements of structure*

3.3 *Fire compartment strategy: No compartmentation between floors, on the basis of an L3 system being used.*

4.0 Envelope

4.1 Roof:

4.1.1 *The building will have an inverted roof. Waterproofing will be achieved with a homogeneous, Liquid Plastics "Decothane" root resistant, liquid applied, inverted ballasted roof system, or equal approved, guaranteed to 20 years. The system comprises carrier membrane, liquid applied roof coating, inverted roof board insulation tapered to falls, filter layer and ballast.*

Nicholas Hare **Architects**

4.1.2 *XPS tapered insulation which will be cut to falls to achieve 1:60 falls to the building perimeter. Insulation to consist of two layers laid with staggered joints. The average thickness will be as required to achieve a U-Value of 0.13 W/m²K laid on flat concrete slab.*

4.1.3 *Concrete slip-resistant paving slabs to means of escape routes and maintenance walkways to contractor's selection.*

4.1.4 *Nominal 100mm stone ballast (total loading of roofing finishes not to exceed structural engineer's allowance in structural engineering section 5.0 Table 3. To contractor's selection.*

4.2 Entrance Canopy

4.2.1 *An insulated metal standing seam roof system or single-ply membrane will be laid on the steel framed canopy roof structure, and will drain back to the main roof. A PPC aluminium nosing and soffit panel system will be installed to all visible parts. Min. 20 year guarantee to roof and soffit.*

4.3 Rooflights

4.3.1 *Double-glazed curtain walling rooflight spanning between a steel-framed structure on rc concrete upstands across the 14.4 x 14.4m roof of the central atrium space. The rooflights will be required to achieve a U-value of 1.8 W/m2K with a g value of 0.6. The atrium glazing will include areas of opaque and/or fritted glazing to contribute to reducing any overheating.*

4.4 Edge Protection

4.4.1 *Guided type fall personal restraint system for roof maintenance access to contractor's selection provided for areas outside the plant screening generally. Latchways Mansafe Fall Restraint system with stainless steel cable and constant force posts or equal approved. Installed in accordance with BS 7883. Anchoring devices in accordance with EN 795. 2no. harnesses provided in accordance with EN361 PPE with lanyards in accordance with EN 354 PPE.*

4.4.2 *Galvanised steel sit on handrail system to provide safe means of escape between areas within plant screen and emergency egress roof hatch.*

4.5 Fire escape ladder to stair 1: *Providing escape egress from roof level to stair 1. Galvanised steel, vertical ladder with safety cage and telescopic ladder grab rail at top. Operation from top at roof level required. Contractor's choice, to meet the requirements of BS4211:2005+A1 2008 and to be designed for use with the associated access hatch.*

Nicholas Hare **Architects**

4.6 Roof hatches: *Fully insulated, airtight and weathered fire egress door hatch to contractor's selection to stair 2 for secondary means of escape from roof. All external doors at roof level to be accessible from outside during a fire alarm for escape.*

4.7 Rainwater system: *Gravity drainage system. HDPE RWPs to perimeter of roof, inside parapet, to run within external wall zone, without visible boxing in internally. Accessible rodding points to be provided internally at 1200mm above ground floor FFL.*

4.8 Underslab insulation: *To achieve floor U-Value of 0.20W/m2K. Continuous 1.2m strip around building perimeter of Kingspan Kooltherm K3, 40mm thick, or equal approved. Installed below concrete ground bearing floor slab, above DPM.*

4.9 External Walls: Metal Cladding generally (except to plant room)

4.9.1 *Design Intent: The external walls of the building will be clad in a light bronze metal cladding and full height curtain walling. Specific colour for metallic finish PPC TBC. At first and second floors, the aluminium cladding will be flush with the face of the curtain walling caps and will have aluminium vertical solar shading fins to the East, South and West elevations. At ground floor the glazing is recessed to allow the window reveals to provide the additional solar shading. Aluminium panels at ground floor level are flush with upper floors of elevation with formed corner returns back to the recessed curtain walling. The thermal line of the external envelope is to be continuous, without thermal breaks between glazing and external wall insulation.*

4.9.2 *Cladding panels within curtain walling system – Aluminium panels to be insulated and glazed-in, and form part of the curtain walling system providing the air and weather tight line. Aluminium panels to be glazed-in to curtain walling at head, cill and jamb with 10mm shadow gap recess. Recessed horizontal channel to run across aluminium panels as per elevation drawings. Guaranteed to 20 years.*

4.9.3 *Rainscreen cladding system - Aluminium panels to parapet and to ground floor panels to be a rainscreen system with secret fixed cassette system glazed-in to adjacent curtain walling. No support sub-structure to be visible behind system. Metallic finish PPC aluminium colour TBC. Guaranteed to 20 years. Setting out of panels to architect's approval.*

4.9.4 *Recessed horizontal aluminium panels to run at floor levels with vertical joints to be minimised and aligned with the elevation modules. Horizontal extrusions at head and base of recessed panels to be flush with adjacent aluminium panels.*

Nicholas Hare **Architects**

4.9.5 *Insulation - Cladding build-ups to achieve U-Value of 0.21 W/m²K. Aluminium panels at upper floors to be insulated panels forming part of curtain walling. Additional insulation to be included in void behind if required to achieve U-value. Dew point calculations to be carried out. Rigid rainscreen insulation to be used behind cladding to parapet and ground floor cladding panels with breather membrane between insulation and cladding.*

4.9.6 *Membranes – All junctions between curtain walling system and structure, and all openings, to be sealed with EPDMs. Rainscreen cladding to have breather membrane behind.*

4.9.7 *Sheathing board to be used where SFS is used. Boards to be sealed to provide air and weather tight line.*

4.9.8 *SFS infill to be located at ground floor level to support rainscreen panels sitting forward of the recessed curtain walling system.*

4.9.9 *Internal face of wall to be plasterboard-lined. Severe duty lining system. Painted taped and jointed finish; filled as required with joint tape reinforcement, and beading to reinforce edge conditions as manufacturer's recommendations*

4.9.10 *Sample panel: 2m x 2m constructed sample panel, showing external wall and curtain-walling at junction between ground & first floors, and between aluminium cladding and curtain-walling to be prepared for Employer's agent approval.*

4.9.11 *Air-tightness line to be formed by curtain walling system at upper floors. EPDM air tight seal to be fixed back to main structure where curtain walling system finishes. Sealed sheathing board to form air tight line at ground floor.*

4.10 External Walls: Metal Cladding to plant room

4.10.1 *PPC aluminium rainscreen cladding system, RAL 9006 Panel widths to match elevation modules.*

4.10.2 *Sample panel to be produced for employer's agent approval.*

4.10.3 *Matching PPC aluminium finish to copings, parapets, heads, jambs, cills and flashings.*

4.10.4 *Steel structure to plant room walls and roof. Walls - SFS infill with rainscreen cladding externally.*

Nicholas Hare **Architects**

4.10.5 *External doors to plant room: PPC steel doorsets. Lever handles, keyed externally with thumb turn internally, flushbolt to slave leaf, all to contractor's selection. Steel steps required internally between plant room floor and external roof level. Allow for all flashing, trims, cills and abutments in polyester powder coated aluminium. Minimum 1.5mm gauge. Colour TBC.*

4.10.6 *Internal plant room door: steel FD60S doorset. Ironmongery with lever handles, keyed on stair-side, thumb turn internally, to contractor's selection.*

4.11 Parapets

4.11.1 *The aluminium parapet will be inset from the external wall. The underside of coping on the inside face shall extend to 300mm above the finished roof level. The parapet will extend around the enclosure to Stair 3*

4.12 Aluminium Solar Shading Fins

4.12.1 *400mm deep, tapered from 50mm max. width, aluminium fins with finish to match aluminium cladding, fixed back to curtain-walling brackets. Bracket colour to match curtain-walling.*

4.13 Curtain-walling to windows

4.13.1 *Thermally broken proprietary self-draining, pressure equalised, double glazed aluminium curtain-walling system to windows, Schüco FW50+ or equal approved. All units to have fixed lights.*

4.13.2 *All horizontal transoms, vertical mullions and back-boxes to have the same depth as defined by the maximum span, and to be polyester powder coated to RAL 7021, and 30% gloss externally; allow for dual colour with internal colour TBC.*

4.13.3 *EPDM lapped and bonded to sheathing board at junctions with building fabric to provide a double air seal and air tight construction.*

4.13.4 *Curtain walling caps to be A08 clip on type.*

4.13.5 *Frames and infills to be designed to comply with CWCT 'Standard for building envelopes' and to exposure category defined in BS EN 1991-1-4:2005+A1:2010 and BS EN 12154:2000*

4.13.6 *Clear, non-tinted neutral colour glazing to be g-value *0.37, 68% Lt value, Saint Gobain SKN1761I; MEP engineer's IES model takes precedence. Glass to be visually flat. Toughened & Laminated safety glass to be used*

Nicholas Hare **Architects**

where required to comply with current Building Regulations requirements. All toughened glass to be heat-soak tested.

4.13.7 *Glazed look-alike panels (Opaque glazing units) to be insulated to achieve overall U-Value of 1.0 W/m²K . Double glazing to have ceramic RAL 7021 finish on face 3 of the unit. Internal face to be PPC aluminium to match the aluminium transoms and mullions.*

4.13.8 *Allow for all flashing, trims, cills and abutments in polyester powder coated aluminium. Minimum 2mm gauge. Colour TBC.*

4.14 Curtain-walling to main entrance

4.14.1 *Thermally broken proprietary self-draining, pressure equalised aluminium curtain-walling system to main entrance glazing. Schüco FW50+ SG or equal approved. Curtain-walling to be designed to avoid the need for secondary steel support.*

4.14.2 *All horizontal transoms, vertical mullions and back-boxes to be polyester powder coated to RAL 7021. Allow for second RAL colour to curtain-walling caps (dual colour).*

4.14.3 *Caps to be an alternate combination of recessed aluminium extrusion (FW50+ SG) and standard rectangular cap (FW50+)*

4.14.4 *Frames and infills to be designed to comply with CWCT 'Standard for building envelopes' and to exposure category defined in BS EN 1991-1-4:2005+A1:2010 and BS EN 12154:2000*

4.14.5 *Clear, non-tinted neutral colour glazing to be g-value *0.37, 68% Lt value, Saint Gobain SKN17611; MEP engineer's IES model takes precedence. Glass to be visually flat. Safety glass to be used where required to comply with current Building Regulations requirements.*

4.14.6 *Glazed look-alike panels (Opaque glazing units) to be insulated with to achieve overall U-Value 1.0 W/m²K. Double glazing to have ceramic RAL 7021 finish on face 3 of the unit. Internal face to be PPC aluminium to match the aluminium transoms and mullions.*

4.14.7 *White screen printed fritting to face 3 of glazing as per elevations.*

Nicholas Hare **Architects**

4.15 Main entrance doors 4.15.1 Curtain-walling to incorporate a circular automatic sliding door with internal draft lobby, Dorma BST curved sliding door or equal approved. Fail safe and dead lock to be provided. PPC aluminium frame and fascia, RAL colour and finish to match curtain-walling 4.15.2 Glazing specification to match the solar control requirements of the main entrance glazing. Glass to be toughened and laminated. 4.15.3 Access control system as MEP consultant's specification. All wiring to be concealed within curtain-waling frame. No surface-mounting. 4.15.4 Integral mat wells and air-curtain to be provided. 4.16 Glazed External Doors 4.16.1 Secondary entrance and escape doors to be double glazed with dual-colour PPC aluminium framework to match the curtain walling, complete with security locking devices and wireways for access control / intruder alarm systems. Doors to be complete with weather bars, weather stripping and satin stainless steel ironmongery, with full-height pull handles on both sides provided. Door closers and hold opens to enable doors to be operated with forces to comply with Approved Document Part M. 4.16.2 Allow for all flashing, trims, cills and abutments in polyester powder coated aluminium. Minimum 2mm gauge. Colour TBC. 4.17 Cladding to stair 2 enclosure at roof level 4.17.1 PPC aluminium rainscreen cladding system, RAL 9006 Panel widths to match elevation modules. 4.17.2 Sample panel to be produced for employer's agent approval. 4.17.3 Matching PPC aluminium finish to copings, parapets, heads, jambs, cills and flashings. 4.17.4 Insulation-rigid rainscreen insulation to achieve U-value as per external walls generally. 4.17.5 Steel structure to stair enclosure walls and roof. Walls-SFS infill with rainscreen cladding externally. Overall wall build-up to achieve 60 minute fire rating. Roof-warm roof build up, metal deck on purlins with insulation and single ply covering Nicholas Hare Architects

4.17.6 *External doors to stair enclosure: PPC steel doorsets. Lever handles, keyed externally with thumb turn internally, flushbolt to slave leaf, all to contractor's selection. Steel steps required internally between floor and external roof level. Allow for all flashing, trims, cills and abutments in polyester powder coated aluminium. Minimum 1.5mm gauge. Colour TBC.*

4.17.7 *Internal plant room door: Steel FD60S doorset. Ironmongery with lever handles, keyed on stair-side, thumb turn internally, to contractor's selection.*

4.18 **Maintenance/ cleaning strategy**

4.18.1 *External façade will be cleanable from ground level using long-reach pole cleaning systems.*

4.18.2 *The main roof will be accessible for maintenance either within the external plant enclosure or outside the plant enclosure using the fall-restraint system.*

4.18.3 *The rooflights will be accessible from roof level. Detailed maintenance strategy to be agreed at tender stage.*

4.18.4 *The perimeter of the stair enclosure roof and RWP outlets will be accessible for maintenance and inspection. On the three sides accessible from the roof, ladder restraint points will be provided to allow access via ladder. On the North façade, the roof will be accessed via a proprietary mobile MEWP.*

4.19 **Services support:** *Any external rooftop plant equipment (mechanical and electrical) will be supported on concrete paving slabs or a proprietary support system.*

5.0 Internal finishes to core areas

5.1 **Main entrance lobby**

5.1.1 *Floor: Ceramic tile flooring with honed finish, and epoxy based matching grout jointing. Nominal 600x600 tiling module. Strata tiles Basement 8, range, colour TBC, allow for PABA05 colour, honed or structured finish, or equal approved. Slip resistance to be suitable to the relevant BS EN standards for highly trafficked areas wet and dry. The entrance door will be have recessed mat well with aluminium and rubber recessed tuft guard matting. Floor substrate to be a floor screed with void former to 150mm overall depth to contractor's design. Floor finishes continues to lift lobbies at first and second floor levels.*

Nicholas Hare **Architects**

5.1.1 *Walls generally: Plasterboard lined walls, severe duty rating, to suit acoustic and fire rating requirements, in locations shown on drawings. Severe duty lining system. Taped and jointed, with beading to reinforce edge conditions as manufacturer's recommendations. Recessed shadow gap between top of wall finish and ceiling/ metal slab edge trim. Refer to drawings for locations of concrete or metal stud wall substrate.*

5.1.2 *Ceilings generally: Painted plasterboard on metal framed suspension system. To contractor's selection to be approved. Linear concealed grid lay-in accessible ceiling system with painted plasterboard margins only in areas strictly agreed with employer's representative. Perforated square edged PPC tiles, RAL 9010 Product reference – SAS Aluminium System 330. Recessed shadow-gap PPC aluminium trim at junction between ceiling tiles and MF plasterboard margins, and recessed shadow gap to all junctions between plasterboard ceiling and walls.*

5.1.3 *Solid 100mm painted MDF skirtings. Square edge profile. Recessed shadow gap between skirting and wall finish above.*

5.1.4 *Lift Finishes: To incorporate stainless steel wall finishes, handrails, control panel, full height mirror and flat ceiling with fluorescent lighting. Stone or ceramic tiling to match ground floor entrance flooring to be installed to recessed floor tray. Lift finishes and fittings to be EN81-70 accessibility code compliant*

5.2 Rear entrance lobby

5.2.1 *Floor finishes to be non-slip vinyl.*

5.2.2 *Walls: Plasterboard lined walls, severe duty rating, to suit acoustic and fire rating requirements, in locations shown on drawings. Painted, taped and jointed finish; filled as required with joint tape reinforcement, and beading to reinforce edge conditions as manufacturer's recommendations. Recessed shadow gap between top of wall finish and ceiling/ metal slab edge trim. Refer to drawings for wall substrate.*

5.2.3 *Ceilings generally: Painted plasterboard on metal framed suspension system. To contractor's selection to be approved. Linear concealed grid lay-in accessible ceiling system with plasterboard margins only in areas strictly agreed with employer's representative. Perforated square edged PPC tiles, RAL 9010 Product reference – SAS Aluminium System 330. Recessed shadow-gap PPC aluminium trim at junction between ceiling tiles*

Nicholas Hare **Architects**

and MF plasterboard margins, and recessed shadow gap to all junctions between plasterboard ceiling and walls.

5.3 Accommodation Stairs

5.3.1 *Stair 1: Painted mild steel flights and landings with painted, plasterboard lining to soffits and landing. Balustrading to consist of satin brushed stainless steel balusters, infill rods, handrail and fixing brackets. Balustrading fixed to nominal 350x20mm painted mild steel stringers, which receive plasterboard lining to underside of stair. Heavy duty carpet to all flights (tread and risers) with brushed aluminium Gradus edging and nosing with contrasting insert.*

5.3.2 *Stair 2: Pre-cast concrete flights and landings with painted soffits and landing. Satin brushed stainless steel handrail and fixing brackets fixed to outer and central spine walls. Slip resistant vinyl (tread and risers) with brushed aluminium Gradus edging and nosing with contrasting insert.*

5.3.3 *Balustrade to entrance foyer to be satin brushed stainless steel balusters, infill rods, handrail and fixing brackets.*

5.3.4 *Handrails to be curved at all changes of direction to allow the smooth running of a person's hand along the rail in accordance with the requirements of BS8300 and Approved Document Part M. Handrails to be terminated a minimum of 300mm beyond the first and last riser in a way that will reduce the risk of clothing or other items being caught, in accordance with BS8300.*

5.4 WC Areas

5.4.1 *Floor finish: Ceramic tiles to match communal entrance areas to male, female, accessible WCs, shower and drying areas; matching epoxy-based grout jointing. Allow for different tiling module and colour - 300mmx600mm nominal tiling module, PABA07 product reference, or equal approved. Lightweight floor screed to contractor's selection for approval. Non-slip vinyl flooring to cleaner's cupboards. Floor substrate to be a floor screed with void former to 150mm overall depth to contractor's design.*

5.4.2 *Walls: Frameless mirror panels on timber backings and support framework to walls above vanity top. Walls to be tiled full-height with ceramic wall tiles with epoxy based grout and adhesives in shower areas with tiles splashbacks to accessible WCs and full height tiling to sides of sinks areas to WCs. Other areas to be moisture resistant painted plasterboard with washable emulsion paint. All services connections to be concealed within*

Nicholas Hare **Architects**

partitions. SVPs to be encased with plasterboard. Plywood patressing required within partitions wherever wall mounted fixtures are located.

5.4.3 *Walls to cleaners' cupboards and service riser cupboards, in locations shown on drawings, to be painted exposed block, to suit acoustic and fire rating requirements.*

5.4.4 *IPS: Quarter cut timber veneered to all WCs including accessible WCs, (allow for European Walnut veneer to be confirmed) removeable solid grade back panels, and framing, secret fixed. Clear lacquer finish. All timber veneers on project to match.*

5.4.5 *Cubicles: Full height MF separating partitions, painted plasterboard. Full height flush cubicle doors, with timber veneer finish and anodised aluminium frame, Excelsior Flush44 or equal approved. Access back panels Excelsior Duct Panelling IPS range.*

5.4.6 *Urinal backpanels: Excelsior Duct Panelling IPS range.*

5.4.7 *Vanity units: Corian vanity top with integrated basins – Glacier white. Secret fixed accessible timber veneer panels at low level to hide pipework. All timber veneers on project to match.*

5.4.8 *WC Pans/ Urinals: White vitreous china WC pans, back to wall, with concealed cisterns (dual flush). Armitage Shanks Concept Back to wall WC suite, or equal approved. Armitage Shanks Contour Bowl fully concealed urinal, or equal approved. White vitreous china waterless urinals. With white vitreous china urinal division between each urinal.*

5.4.9 *Accessible WCs: Unisex Accessible toilets and stainless steel fixtures will be provided on all floors, to be fitted out with Armitage Shanks Part M packs and all additional items to meet Building Regs (Part M) requirements, including for all hinged and fixed handrails and mirrors. A mix of toilet handings will be provided across the floors to allow for left and right hand access from a wheelchair.*

5.4.10 *Ironmongery: Satin brushed stainless steel. Allgoods Modric or equal approved. Includes coat hooks to rear of cubicle door, WC turns and indicator bolts, with emergency release, door stops, toilet roll dispensers.*

5.4.11 *Toilet roll dispenser: Modric maxi satin stainless steel toilet roll holder or equal approved.*

Nicholas Hare **Architects**

Taps and soap dispensers to be satin stainless steel. Taps to be self-closing mixer taps. Any exposed pipework to be chrome finished. 5.4.12 Hand driers: Biodrier Business2, silver or equal approved low energy hand drier. Antibacterial HEPA filter, max. 80dBA @ 1 metre, LED timer display and drip tray indicator. 5.4. 13 Sundry items: Shaver sockets to be provided within male WCs. Socket for hair drier within female WCs. Both to be provided within accessible WCs and within shower rooms for cyclists. 5.4.14 Skirtings: 100mm high ceramic stone tile skirtings to match floor tiles. 5.4.15 Ceiling: Gyproc MF suspended ceiling (or equal approved) with 12.5mm plasterboard; brilliant white, washable emulsion painted. Moisture resistant plasterboard to shower areas. 5.4.16 Ceiling to cubicles: cancealed moisture resistant accessible ceiling grid system with painted plasterboard margins. PPC tiles, RAL 9010. Product reference – SAS Aluminium System 130 with Alugrid-P grid, perforation reference S. 1511 or equal approved. Recessed shadow-gap PPC aluminium trim at junction between ceiling tiles and MF plasterboard margins. 5.4.17 Cleaners' Cupboards fittings: Cleaner facilities will be incorporated within the core at each floor level with a Belfast type ceramic cleaning sink, bib tops and map stand. 5.4.18 Accessible shower facilities: Armitage Shanks 'Doc M shower room pack' with stainless steel fixtures, fitted out to meet Approved Document Part M, with all associate fixed and moveable grab rails, mirrors and other accessories. 5.4.19 Showers: Armitage Shanks Avon 21 Built-in' self closing mixing shower, or equal approved, chrome plate shower hose and adjustable guide. Fully tiled shower cubicles built in to shower rooms; raised tiled floor, full width, to fall to gully. 5.4.20 Bench seating and clothes raails: approx. 300mm wide, slatted seat timber (species to match doors) benching with satin brushed stainless steel frame and adjustable feet. Full width rail to match with satin brushed stainless 5.4.21 Nicholas Hare Architects steel hooks at min. 300mm centres. To contractor's selection. Benching and hooks to be provided to all shower rooms. Hooks and rail only to drying room.

5.5 Doors and Screens to all communal areas

5.5.1 *Internal doors to circulation routes: 30 minutes fire-rated internal doorsets (FD30s) 45mm solid core doors, with solid colour finish (colour to be confirmed). With hardwood lippings, clear satin finish. Door leafs to be 2400mm high with 6mm thick clear fire resisting glazed vision panels, solid frames and architraves. Perimeter smoke seals to fire doors. Sample of door finish to be provided for Employer's Agent approval.*

5.5.2 *Overpanels: To tenant entrance doors, and doors to circulation areas. Glazed hardwood framed overlight at head of doors to ceiling level. To other communal doors: solid overpanel, finished to match door, at head of doors to ceiling level. Fire rating as doors.*

5.5.3 *Vision panels: To tenant entrance doors, and doors between circulation areas. Glazing to be Pyrostop or similar clear fire glazing. Certification for glazing to be provided with certified doorsets. Approx. 1800 high by 200mm wide. No vision panels required to WC doors. Rebated, flush beads.*

5.5.4 *Glazed Screens: Glazed screens to atrium at first floor along grids 3 and 4 and second floor along grid D to be from 1200mm AFFL to 2700mm AFFL and to be smoke resistant; to meet acoustic rating, toughened/ laminated and with manifestation to meet requirements of Building Regulations.*

5.5.5 *Ironmongery: Proprietary satin stainless steel ironmongery consisting of overhead door closers, stainless steel bolt hinges, pull 'D' handles, push plates, locksets and flush fixed kick plates and signs where required. Product reference: Algoods 'Modric' of equal approved. Schedule to be prepared by contractor for Client comment. Pull handles and push plates to tenant entrance doors to have a height matching adjacent vision panel. Kickplates to both faces of doors, 150mm.*

5.5.6 *All wireways for access control to be concealed.*

5.5.7 *Riser doors: Hardwood core, satin polyester lacquer factory spray finish to RAL 9002. Hardwood lippings spray finished to match facing. Hardwood*

Nicholas Hare **Architects**

frame and architraves with finish to match. Brushed stainless steel hinges and flush fitting ironmongery hardware to be provided as part of door set Skirtings: 100mm satinwood pointed MDF. Square edge profile. Recessed shadow gap between skirting and wall finish above. 1 initial shop coat, 1 site undercoat, 2 finishing coats. 5.6 Decorations: Point finish to dry-lined walls: Sealer, mist-coat and two top coats of trade matt emulsion. Point finish to dry-lined ceilings: Sealer, mist coat, and two top coats of trade matt emulsion. Colour of all walls where painted to be grey-white RAL 9002 unless otherwise stated on drawings. Colour of all ceilings to be brilliant white unless otherwise stated on drawings. 5.7 Accommodation signage: To service risers, toilets, toilet cubicles, showers, to be satin brushed stainless steel with block symbol. Product reference - Allgoods 'Madric' or equal approved. 5.8 Statutory/ fire signage: Dedicated emergency exit signage will be provided as required by BS5266 and as required by and agreed with Building Control. 5.9 Blinds: Roller blinds to entrance lobby, from ceiling down to 2000mm AFFL. Blinds to be fixed within the recess of the curtain-walling and must not project beyond the curtain-walling frame. Blinds to be full-height with nominal 5mm gap to the edges. Fixing brackets and bottom rail to be extruded aluminium, colour RAL to match curtainwalling. Electric operation. Product reference Silent Gliss 4880 or equal approved. Fabric to be Ecoscreen 5 or equal approved, to meet solar control requirements, with colour TBC. 5.10 6.0 Services 6.1 Incoming Services: refer to MEP engineers specification. 6.2 Mechanical: refer to MEP engineers specification 6.3 Electrical: refer to MEP engineers specification Lightning protection: refer to MEP engineers' specification 6.3.1 Fire Alarm: refer to MEP engineers' specification 6.3.2 Intruder Alarm: refer to MEP engineers' specification 6.3.3 6.4 Drainage Above ground: refer to MEP engineers' specification 6.4.1 Surface and below ground: refer to civil engineer’s Specification 6.4.2 Nicholas Hare Architects

6.5 Plumbing: Hot and cold water refer to MEP engineers specification 7.0 External Works 7.1 Hard and soft landscaping to landscape architect's specifications. 7.2 Sundry buildings: 7.2.1 Cycle shelter. Covered proprietary bike store. To comply with BREEAM (Tra 03 Cyclist Facilities) requirements. Broxap Apollo Cycle Shelter, or equal approved, 3no. 4100mm shelters, painted galvanised steel, each with 5 Sheffield stand hoops. Nicholas Hare Architects

EZI Building Milton Park Facade Cladding Specification Overview 676-A Spec Cladding Overview Revision 00 Revision 01-02-09-15 03-09-15 First Issue-for comment Minor updates incorporated Nicholas Hare Architects

SCOPE OF WORK The external walls of the building will be clad in a light bronze metal cladding and full height curtain walling. At first and second floors, the aluminium cladding will be flush with the face of the curtain walling caps and will have aluminium vertical solar shading fins to the East, South and West elevations. At ground floor the glazing is recessed to allow the window reveals to provide the additional solar shading. Aluminium panels at ground floor level are flush with upper floors of elevation with formed corner returns back to the recessed curtain walling. The thermal line of the external envelope is to be continuous, without thermal breaks between glazing and external wall insulation. TYPES OF CURTAIN WALLING CURTAIN WALLING to ground floor windows ·Supporting structure: Reinforced insitu concrete slabs and reinforced pre-cast columns and walls. ·Curtain walling system: - Manufacturer: Schueco UK Ltd. Product reference: FW50+ Facade System. -Type: Stick system with transom drainage and pressure equalized ventilation. ·Internal framing member: -Material: Extruded aluminium. -Finish: Polyester powder coated. Colour/texture: RAL 7021, 30% gloss. Minimum film thickness: As recommended by manufacturer in accordance with BS6496. - Frame width: 50mm. ·External cover cap: 15mm standard cap; Ref. 112 720 to verticals. 12mm standard cap; Ref. 160 620 to horizontals. Flat cap to dividing transom; Ref. 328 770/328 780 TBC. - Material: Extruded aluminium. - Finish: Polyester powder coated. Colour/ texture: RAL 7021, 30% gloss externally. Minimum film thickness: As recommended by manufacturer in accordance with BS6496. -Cap width: 50mm. Glazing Type 1: Clear Glass. - High performance solar-controlled, insulated, clear neutral double-glazed unit. - G-value: 0.37 - LT-value: 0.7 - U-value: 1.0 W/m2 K - Inner pane: Clear float toughened safety glass as required in Approved Document Part N, and recommened in BS 6262 Part 4 and BS 6206. - Outer pane: Clear float with toughened safety glass as recommended in BS 6262 Part 4 and BS 6206. All toughened glass to be heat soaked tested. ·Glazing system: Cover plate fixed with gaskets to perimeter. Glazing Type 2: Opaque Glass Spandrel. - High performance, insulated, clear neutral double-glazed unit, with opaque inner pane. - G-value: N/A - LT-value: N/A - U-value: 0.21 W/m2K. -Location: High level above upper transom, low level below 1200mm AFFL transom. - Inner pane: Clear float toughened with ceramic baked paint finish to provide opaque inner pane. Face 4 colour RAL 7021 - Outer pane: Clear float with toughened safety glass as recommended in BS 6262 Part 4 and BS 6206. All toughened glass to be heat soaked tested. -Core insulation: to achieve a a U-value of 0.21 W/m2K. ·Accessories: - Powder coated aluminium flashings, sills and perimeter details to co-ordinate to form a weathertight installation. Nicholas Hare Architects

- Powder coated aluminium flashings, sills and perimeter details to be colour matched to external windows. - Maintainance of insulation at perimeter abutments with adjacent installations. Insulated closer pieces glazed into window system and sealed against metal-framed wall system to create weathertight installation. - EPDM seal and internal air-sealing to all perimeter junctions with adjacent constructions to meet air-permeability requirements. • Incorporated components: Doors • Other requirements: Frames and infills to be designed to comply with CWCT 'Standard for building envelopes' and to exposure category defined in BS EN 1991-1-4:2005+A1:2010 and BE EN 12154:2000. Manifestation on glass in conformity with building regulations, design to be agreed with architect. CURTAIN WALLING to upper floor windows ·Supporting structure: Reinforced insitu concrete slabs and reinforced pre-cast columns and walls. ·Curtain walling system: - Manufacturer: Schueco UK Ltd. Product reference: FW50+ Facade System. -Type: Stick system with transom drainage and pressure equalized ventilation. • Internal framing member: - Material: Extruded aluminium. - Finish: Polyester powder coated. Colour/ texture: RAL 7021, 30% gloss. Minimum film thickness: As recommended by manufacturer in accordance with BS6496. -Frame width: 50mm. ·External cover cap: 25mm standard cap; Ref. 110 850 to verticals. 30mm standard cap; Ref. 110 860 to horizontals. Flat cap to dividing transom; Ref. 328 770 / 328 780 TBC. 300mm fin cap; Ref. V8-32289 in locations indicated on elevations. Fin caps designed to accommodate all relevant wind loading. Stop ends to fins top and bottom to be finished as fin and welded with no visible fixings. Detail to be agreed between sub-contractor and architect. - Material: Extruded aluminium. - Finish: Coated. Colour/ texture: to match aluminium panels. Minimum film thickness: As recommended by manufacturer in accordance with BS6496. -Cap width: 50mm. Glazing Type 1: Clear Glass. -High performance solar-controlled insulated, clear neutral double-glazed unit. - G-value: 0.37 - LT-value: 0.70 - U-value: 1.0 W/m2K - Inner pane: Clear float toughened safety glass as required in Approved Document Part N, and recommended in BS 6262 Part 4 and BS 6206. - Outer pane: Clear float with toughened safety glass as recommended in BS 6262 Part 4 and BS 6206. All toughened glass to be heat soaked tested. ·Glazing system: Cover plate fixed with gaskets to perimeter. Glazing Type 2: Opaque Glass Spandrel. - High performance, insulated, clear neutral double-glazed unit. - G-value: N/A - LT-value: N/A - U-value: 0.21 W/m2K. -Location: High level above upper transom, low level below 1200mm AFFL transom. - Inner pane: Clear float toughened with ceramic baked paint finish to provide opaque inner pane. Face 4 colour RAL 7021. - Outer pane: Clear float with toughened safety glass as recommended in BS 6262 Part 4 and BS 6206. All toughened glass to be heat soaked tested. -Core insulation: to achieve a a U-value of 0.21 W/m2K. ·Accessories: - Powder coated aluminium flashings, sills and perimeter details to co-ordinate to Nicholas Hare Architects form a weathertight installation. - Powder coated aluminium flashings, sills and perimeter details to be colourmatched to external windows. - Maintainance of insulation at perimeter abutments with adjacent installations. Insulated closer pieces glazed into window system and sealed against metal-framed wall system to create weathertight installation. - EPDM seal and internal air-sealing to all perimeter junctions with adjacent constructions to meet air-permeability requirements . • Incorporated components: None. ·Other requirements: Frames and infills to be designed to comply with CWCT 'Standard for building envelopes' and to exposure category defined in BS EN 1991-1-4:2005+A1:2010 and BE EN 12154:2000. Manifestation on glass in conformity with building regulations, design to be agreed with architect. CURTAIN WALLING to main entrance ·Supporting structure: Reinforced insitu concrete slabs and reinforced pre-cast columns and walls. ·Curtain walling system: -Manufacturer: Schueco UK Ltd . Product reference: FW50+SG and FW50+ . -Type: Stick system with transom drainage and pressure equalized ventilation. ·Internal framing member: -Material: Extruded aluminium. - Finish: Polyester powder coated. Colour/ texture: RAL 7021, 30% gloss. Minimum film thickness: As recommended by manufacturer in accordance with BS6496. - Frame width: 50mm. • External cover cap: 15mm standard cap; Ref. 112 720 to verticals. 12mm standard cap; Ref. 160 620 to horizontals. - Material: Extruded aluminium . - Finish: Polyester powder coated. Colour/ texture: RAL 7021, 30% gloss externally. Minimum film thickness: As recommended by manufacturer in accordance with BS6496. -Cap width: 50mm. Glazing Type 3: Clear Glass to main entrance. -High performance solar-controlled insulated, clear neutral double-glazed unit. - G-value: 0.37 - LT-value: 0.7 - U-value: (including frame) 1.0 W/m2 K - Inner pane: Clear float laminated safety glass as required in Approved Document Part N, and recommended in BS 6262 Part 4 and BS 6206. -Outer pane: Clear float with toughened safety glass as recommended in BS 6262 Part 4 and BS 6206. All toughened glass to be heat soaked tested. ·Glazing system: Cover plate fixed with gaskets to perimeter. Glazing Type 2: Opaque Glass Spandrel. - High performance, insulated, clear neutral double-glazed unit, with opaque inner pane. - G-value: N/A - LT-value: N/A - U-value: 0.21 W/m2 K. -Location: High level above upper transom, low level below 1200mm AFFL transom. - Inner pane: Clear float toughened with ceramic baked paint finish to provide opaque inner pane. Face 4 colour RAL 7021 -Outer pane: Clear float with toughened safety glass as recommended in BS 6262 Part 4 and BS 6206. All toughened glass to be heat soaked tested. - Core insulation: to achieve a a U-value of 0.21 W/m2K Accessories: - Powder coated aluminium flashings, sills and perimeter details to co-ordinate to form a weathertight installation. - Powder coated aluminium flashings, sills and perimeter details to be colourmatched Nicholas Hare Architects to external windows. - Maintainance of insulation at perimeter abutments with adjacent installations. Insulated closer pieces glazed into window system and sealed against metal-framed wall system to create weathertight installation. - EPDM seal and internal air-sealing to all perimeter junctions with adjacent constructions to meet air-permeability requirements . ·Incorporated components: Doors. • Other requirements: Frames and infills to be designed to comply with CWCT 'Standard for building envelopes' and to exposure category defined in BS EN 1991-1-4:2005+A1:2010 and BE EN 12154:2000. Manifestation on glass in conformity with building regulations, design to be agreed with architect. CURTAIN WALLING Glazed-in aluminium sandwich panel as rainscreen to ground floor ·Supporting structure: Reinforced insitu concrete slabs and reinforced pre-cast columns and walls. ·Curtain walling system: - Manufacturer: Schueco UK Ltd. Product reference: FW50+ Facade System. -Type: Stick system with transom drainage and pressure equalized ventilation . ·Internal framing member: - Material: Extruded aluminium. -Finish: Polyester powder coated as section Z31. Colour/ texture: RAL 7021, 30% gloss. Minimum film thickness: As recommended by manufacturer in accordance with BS6496. -Frame width: 50mm. ·External cover cap: 15mm standard cap; Ref. 112 720 to verticals at ground floor. - Material: Extruded aluminium. - Finish: Polyester powder coated. Colour/ texture: RAL 7021, 30% gloss externally to ground floor. To match aluminium panel at upper floors. Minimum film thickness: As recommended by manufacturer in accordance with BS6496. - Cap width: 50mm. ·Glazing system: Cover plate fixed with gaskets to long sides. Glazing Type 4: Aluminium sandwich panel as rainscreen - G-value: N/A - LT-value: N/A - U-value: 0.21 W/m2K. - Outer pane: Aluminium rainscreen panel. colour TBC; 2 layers of 3mm aluminium with rigid insulation core. -Core insulation: to achieve a a U-value of 0.21 W/m2K ·Accessories: - Powder coated aluminium flashings, sills and perimeter details to co-ordinate to form a weathertight installation. - Maintainance of insulation at perimeter abutments with adjacent installations. Insulated closer pieces glazed into window system and sealed against metal-framed wall system to create weathertight installation. - EPDM seal and internal air-sealing to all perimeter junctions with adjacent constructions to meet air-permeability requirements. • Incorporated components: Doors. • Other requirements: Frames and infills to be designed to comply with CWCT 'Standard for building envelopes' and to exposure category defined in BS EN 1991-1-4:2005+A1:2010 and BE EN 12154:2000. CURTAIN WALLING Glazed-in aluminium sandwich spandrel panels to upper floors ·Supporting structure: Reinforced insitu concrete slabs and reinforced pre-cast columns and walls. ·Curtain walling system: - Manufacturer: Schueco UK Ltd. Product reference: FW50+ Facade System. -Type: Stick system with transom drainage and pressure equalized ventilation. Nicholas Hare Architects

• Internal framing member: - Material: Extruded aluminium. -Finish: Polyester powder coated. Colour/ texture: RAL 7021, 30% gloss. Minimum film thickness: As recommended by manufacturer in accordance with BS6496. -Frame width: 50mm. External cover cap: 25mm standard cap; Ref. 110 850 to verticals. 30mm standard cap; Ref. 110 860 to horizontals. - Material: Extruded aluminium. -Finish: Polyester powder coated. Colour/ texture: RAL 7021, 30% gloss externally to ground floor. To match aluminium panel at upper floors. Minimum film thickness: As recommended by manufacturer in accordance with BS6496. -Cap width: 50mm. ·Glazing system: Cover plate fixed with gaskets to perimeter. Glazing Type 5: Aluminium sandwich panel glazed-in and part of the airtight/ water tight line - G-value: N/A - LT-value: N/A - U-value: 0.21 W/m2K. - Outer pane: Aluminium panel. colour TBC; 2 layers of 3mm aluminium with rigid insulation core. -Internal facing panel:Mill finish, pressed aluminium. - Core insulation: to achieve a U-value of 0.21 W/m2K. - Powder coated aluminium flashings, sills and perimeter details to co-ordinate to form a weathertight installation. - Maintainance of insulation at perimeter abutments with adjacent installations. Insulated closer pieces glazed into window system and sealed against metal-framed wall system to create weathertight installation. - EPDM seal and internal air-sealing to all perimeter junctions with adjacent constructions to meet air-permeability requirements. ·Incorporated components: None. • Other requirements: Frames and infills to be designed to comply with CWCT 'Standard for building envelopes' and to exposure category defined in BS EN 1991-1-4:2005+A1:2010 and BE EN 12154:2000. CURTAIN WALLING Glazed-in aluminium sandwich panels to solid facade upper levels ·Supporting structure: Reinforced insitu concrete slabs and reinforced pre-cast columns and walls. ·Curtain walling system: - Manufacturer: Schueco UK Ltd. Product reference: FW50+ SG Facade System. -Type: Stick system with transom drainage and pressure equalized ventilation. ·Internal framing member: - Material: Extruded aluminium. - Finish: Polyester powder coated. Colour/ texture: RAL 7021, 30% gloss. Minimum film thickness: As recommended by manufacturer in accordance with BS6496. -Frame width: 50mm. ·Glazing system: Cover plate fixed with gaskets to horizontals. Dry u-shaped glazing with a spacer bar and 20mm stainless steel toggle to verticals. Glazing Type 5: Aluminium sandwich panel glazed-in and part of the airtight/ water tight line - G-value: N/A - LT-value: N/A - U-value: 0.21 W/m2K. - Outer pane: Aluminium panel. colour TBC; 2 layers of 3mm aluminium with rigid insulation core. -Core insulation: to achieve a a U-value of 0.21 W/m2K Nicholas Hare Architects

·Accessories: - Powder coated aluminium flashings, sills and perimeter details to co-ordinate to form a weathertight installation. - Maintainance of insulation at perimeter abutments with adjacent installations. Insulated closer pieces glazed into window system and sealed against metal-framed wall system to create weathertight installation. - EPDM seal and internal air-sealing to all perimeter junctions with adjacent constructions to meet air-permeability requirements . ·Incorporated components: None . ·Other requirements: Frames and infills to be designed to comply with CWCT 'Standard for building envelopes' and to exposure category defined in BS EN 1991-1-4:2005+A1:2010 and BE EN 12154:2000. THERMALLY BROKEN ALUMINIUM GLAZED DOORS to goods in Minimum clear widths (including ironmongery) required are indicated on Building Regulation Strategy drawings. Note. doors may be heavy-allowance to be made for power assisted opening mechanism. Manufacturer to advise. ·Manufacturer: Schueco UK Ltd. -Product reference: ADS 70 HD thermally insulated door system. ·Door leaf: -Type: Standard. -Opening: Double, outward. ·Finish: -Door leaf: Polyester powder coated ref spec Z31, colour RAL 7021, 30% gloss, to match ground floor window frames. -Frame and architraves: Polyester powder coated, colour RAL 7021, 30% gloss, to match ground floor window frames. - Minimum film thickness: As recommended by manufacturer in accordance with BS6496 Glazing Type 5: Translucent Glass. - High performance solar-controlled insulated, translucent, double-glazed unit. - G-value: 0.37 - LT-value: N/A - U-value: 1.0 W/m2K -Inner pane: Acid-etched toughened laminated safety glass as required in Approved Document Part N, and recommended in BS 6262 Part 4 and BS 6206. - Outer pane: Clear float with toughened safety glass as recommended in BS 6262 Part 4 and BS 6206. All toughened glass to be heat soaked tested. • lronmongery: TBC. Stainless steel full-height pull handles ref. 210 947, with straight brackets ref. 210 948/ or Stainless steel full-height pull handles ref. 240 103, with flat end cap ref. 240 104 Emergency exit panic hardware to fire exit doors. lronmongery to be approved prior to ordering. All ironmongery to be submitted for approval prior to ordering. ·Hinges: Schueco barrel hinges-not to be accessible externally for security ·Beading: Internal square. • Perimeter seals: EPDM weatherseal. ·Fixing: to cladding system and SFS framing according to manufacturer's recommendations. ·Accessories: Flashings, trims, cills and abutments in polyester powder coated aluminium, minimum 2mm gauge, colour to be colour matched to door. Access control system as MEP consultant's specification. Weather bars and weather stripping Door closers to enable doors to be operated with forces to comply with Approved Document Part M. Flashings, trims, cills and abutments in polyester powder coated aluminium, minimum 2mm gauge, colour to be colour matched to door. D raw wires to be included to allow for magnetic lock contacts, alarm contacts and interface with access security system. Doors to have restrictors fitted to prevent opening past 90 degrees to protect adjacent cladding. Nicholas Hare Architects

Manifestation in accordance with Approved Document Part N to be made from post-applied film. Design for manifestation to be agreed with architect. WEATHER LOUVRES ·Manufacturer: Colt International Ltd., or equal and approved. - Product reference: As recommended by manufacturer, to be approved by architect. ·Material: Aluminium. ·Finish: PPC metallic finish to match adjacent curtain walling. - Colour/ texture: TBC. - Minimum film thickness: As recommended by manufacturer in accordance with BS6496 . ·Fixing: Glazed-in to curtain walling system. • Other requirements: Louvre to have rear blanking panel with cut out coordinated with motorised damper units to allow these to be post-fixed by mechanical contractor to form a weather and air tight seal. Blanking panel to provide suitable flanges around cut out to allow for fixing of the motorised damper unit from the internal side with self-tapping fixings. Insulation attached to rear face of louvre blanking panel, above or below the motorised damper unit as required to achieve the overall thermal requirements for the curtain walling screen. NOTE: Detail around glazed in louvre to prevent thermal bridging between louvre panel framing and curtain walling box sections. Louvre to have stainless steel bird guard to internal face and incorporate any drainage channels or weather cills necessary to achieve performance criteria. External blade pitch to not exceed 38mm provided performance criteria can be met. Nicholas Hare Architects

GGlanville CIVIL & STRUCTURAL SPECIFICATION Plot A, Building EZ1, Park Drive, Milton Park, Oxfordshire Prepared for:TBC Issue 1: 29 July 2015 Ref: ST8150511/NL/DW/005

Glanville Document History Glanville Glanville Consultants is a multi-disciplinary consultancy with the following expertise: Civil and Structural Engineers Building Surveyors Highway and Traffic Engineers Transport Planners Land Surveyors Building Investigation Experts CDM Consultants For further advice contact: Cornerstone House 62 Foxhall Road Didcot Oxfordshire OX11 7AD Offices also at: 3 Grovelands Business Centre Boundary Way Hemel Hempstead Hertfordshire HP2 7TE Telephone: Fax: 01235 515550 01235 817799 Telephone: 01442 835999 Fax: 01442 258924 postbox@glanvillegroup.com www.glanvillegroup.com © Glanville Consultants Ltd. All rights reserved. This report contains confidential information intended solely for the recipient. No part of this report may be copied, reproduced or stored electronically without prior written permission from Glanville Consultants Ltd. This report has been prepared in accordance with the commissioning brief and is for the client's exclusive use unless otherwise agreed in writing. Glanville Consultants Ltd does not accept liability for any use of this report, other than for the purposes for which it is was originally prepared and provided. Third parties should not use or rely on the contents of this report without written permission from Glanville Consultants Ltd. Ref: ST8150511/NL/DW/005 Issue 1: 29 July 2015 Issue Date Description Prepared By Checked By 1 29 Jul. 15 Tender Issue Nigel Long Bryan Murray

GGlanville Contents D20 EXCAVATING AND FILLING .....................................................................................1 D30 PILING .......................................................................................................................8 E05 IN SITU CONCRETE CONSTRUCTION GENERALLY ............................................15 E10 MIXING/ CASTING/ CURING IN SITU CONCRETE.................................................17 E20 FORMWORK FOR IN SITU CONCRETE................................................................. 25 E30 REINFORCEMENT FOR IN SITU CONCRETE ....................................................... 29 E40 DESIGNED JOINTS IN IN SITU CONCRETE ..........................................................31 E41 WORKED FINISHES TO IN SITU CONCRETE........................................................ 33 E42 ACCESSORIES CAST INTO IN SITU CONCRETE ................................................. 34 G10 STRUCTURAL STEEL FRAMING............................................................................ 35 Q10 KERBS/EDGINGS/CHANNELS/PAVING ACCESSORIES....................................... 44 Q20 GRANULAR SUB-BASES TO ROADS/PAVINGS .................................................... 46 Q22 COATED MACADAM/ ASPHALT ROADS/ PAVINGS.............................................. 49 Q24 INTERLOCKING BRICK/ BLOCK ROADS/ PAVINGS.............................................. 51 R12 DRAINAGE BELOW GROUND ................................................................................56 Ref: ST8150511/NL/DW/005 Issue 1: 29 July 2015

GGlanville D20 EXCAVATING AND FILLING To be read with tender enquiry documentation. GENERALLY/THE SITE 112 SITE INVESTIGATION To be confirmed. 145 VARIATIONS IN GROUND WATER LEVEL Give notice: If levels encountered are significantly different from levels in the site investigation report, stated as assumed, or previously measured. 150 EXISTING SERVICES As shown on the existing service drawings prefixed ST8150511. Refer to record information from Statutory Authorities and all relevant Glanville Consultants drawings included in the tender documents. 155 SITE FEATURES TO BE RETAINED As indicated on Architects drawings. CLEARANCE/EXCAVATING 170 REMOVING TREES, SHRUBS AND HEDGES Before starting work verify with employer which trees, shrubs and hedges are to be removed. Identification: Clearly mark trees to be removed. Safety: Comply with Forestry and Arboriculture Safety and Training Council Safety Guides. Felling: Cut down and grub up roots of shrubs and smaller trees. Fell larger trees as close to the ground as possible and remove root ball. Work near retained trees: Take down trees carefully in small sections to avoid damage to adjacent trees that are to be retained, where tree canopies overlap and in confined spaces generally. Stumps: Obtain approval before removing stumps by winching and do not use other trees as supports or anchors. 181 SITE CLEARANCE Clear site of rubbish, debris and vegetation. Large roots: Grub up and dispose of without undue disturbance of soil and adjacent areas. 210 MATERIALS ARISING Ownership: Excavated materials, including topsoil, surplus to requirements for filling remain the property of the Employer unless the Contractor: - Is instructed to remove them from the site, or - Purchases them at a price to be agreed. Ref: ST8150511/NL/DW/0051 Issue 1: 29 July 2015

GGlanville 220 STRIPPING TOPSOIL General: Before beginning general excavation or filling, strip topsoil from areas where there will be regrading, buildings, pavings/roads and other areas shown on drawings. Drawing references: prefixed ST8150511. Depth: Remove to an average depth of 200 mm and keep separate from excavated subsoil. Give notice where the depth of topsoil is difficult to determine. Around trees: Do not remove topsoil from below the spread of trees to be retained. 230 BENCHING Surfaces of excavations with a gradient greater than 1:5 (20%) and which are to receive filling: Provide horizontal benches cut to match the depths of compacted layers of filling. 240 ADJACENT EXCAVATIONS Proximity: Where an excavation encroaches below a line drawn at an angle from the nearest formation level of another higher excavation, the lower excavation, all work within it and backfilling thereto must be completed before the higher excavation is made. Angle of line from horizontal: 45°. 250 PERMISSIBLE DEVIATIONS FROM FORMATION LEVELS Beneath mass concrete foundations: ±25 mm. Beneath ground bearing slabs and r.c. foundations: ±15 mm. Embankments and cuttings: ±50 mm. Ground abutting external walls: ±50 mm, but such as to ensure that finished level is not less than 150 mm below dpc. Carriageways: +0 to –50mm 260 INSPECTING FORMATIONS Notice: Make advance arrangements for inspection of formations for all permanent works. Preparation: Just before inspection remove the last 150 mm of excavation. Trim to required profiles and levels, and remove loose material. Seal: Within 4 hours of inspection, seal formations with concrete. Notice: Obtain instruction if the formation contains soft or hard spots or highly variable material. 270 FOUNDATIONS GENERALLY Give notice if: - The formation contains soft or hard spots or highly variable material. - A natural bearing foundation of undisturbed subsoil is not obtained at the depth shown on the drawings. 280 TRENCH FILL FOUNDATIONS Excavation: Form trench down to formation in one operation. Safety: Prepare formation from ground level. Inspection of formations: Give notice to employer before commencing excavation. Shoring: Where inspection of formation is required, provide localised shoring to suit ground conditions. Concrete fill: Place concrete immediately after inspection and no more than four hours after exposing the formation. Ref: ST8150511/NL/DW/005 2 Issue 1: 29 July 2015

GGlanville 310 UNSTABLE GROUND Generally: Ensure that the excavation remains stable at all times. Give notice: Without delay if any newly excavated faces are too unstable to allow earthwork support to be inserted. Take action: If instability is likely to affect adjacent structures or roadways, take appropriate emergency action. 320 RECORDED FEATURES Recorded foundations, beds, drains, manholes, etc: Break out and seal drain ends. Contaminated earth: Remove and disinfect as required by local authority. 330 UNRECORDED FEATURES Give notice: If unrecorded foundations, beds, voids, basements, filling, tanks, pipes, cables, drains, manholes, watercourses, ditches, etc. not shown on the drawings are encountered. 360 EXCESS EXCAVATION Excavation taken wider than required: Backfill with the material specified for backfilling. Excavation taken deeper than required: Backfill with lean mix concrete. DISPOSAL OF MATERIALS 441 SURPLUS SUBSOIL Excavated material to be retained: Stockpile in temporary spoil heaps. Retained material: Refer to geotechnical remediation specification. Protected areas: Do not raise soil level within root spread of trees that are to be retained. Surplus excavated material: Remove from site. 450 WATER Generally: Keep all excavations free from water until: - - - Formations are covered. Below ground construction are completed. Basement structures and retaining walls are able to resist leakage, water pressure and flotation. Drainage: Form surfaces of excavations and fill to provide adequate falls. Removal of water: Provide temporary drains, sumps and pumping as necessary. 454 GROUND WATER LEVEL Give notice: If it is considered that the excavations are below water table. 457 PUMPING General: Do not disturb excavated faces or stability of adjacent ground or structures. Pumped water: Discharge without flooding the site, or adjoining property. Sumps: Construct clear of excavations. Fill on completion. Ref: ST8150511/NL/DW/005 3 Issue 1: 29 July 2015

GGlanville FILLING 500 PROPOSED FILL MATERIALS Details: Submit full details of proposed fill materials to demonstrate compliance with specification, including: - - - Type and source of imported fill. Proposals for processing and reuse of material excavated on site. Test reports as required elsewhere. 510 HAZARDOUS, AGGRESSIVE OR UNSTABLE MATERIALS General: Do not use fill materials which would, either in themselves or in combination with other materials or ground water, give rise to a health hazard, damage to building structures or instability in the filling, including material that is: - - - - - - - - Frozen or containing ice. Organic. Contaminated or noxious. Susceptible to spontaneous combustion. Likely to erode or decay and cause voids. With excessive moisture content, slurry, mud or from marshes or bogs. Clay of liquid limit exceeding 80 and/or plasticity index exceeding 55. Unacceptable, class U2 as defined in the Highways Agency 'Specification for highway works', clause 601. 512 SOLUBLE SULPHATE CONTENT Soluble sulphate content (SO3) of materials for filling under concrete slabs or within 1 m of substructures when tested to BS 1377-3, clause 5 using a 2:1 water-soil extract (maximum): 1.0g/litre. 520 FROST SUSCEPTIBILITY General: Except as allowed below, fill must be non frost-susceptible as defined in Transport Research Laboratory Report SR 829 'Specification for the TRRL frostheave test'. Test reports: If the following fill materials are proposed, submit a laboratory report confirming they are non frost-susceptible: - - Fine grained soil with a plasticity index less than 20%. Coarse grained soil or crushed granite with more than 10% retained on a 0.063 mm sieve. Crushed chalk. Crushed limestone fill with average saturation moisture content in excess of 3%. Burnt colliery shale. - - - Frost-susceptible fill: May only be used within the external walls of buildings below spaces that will be heated. Protect from frost during construction. 530 PLACING FILL Excavations and areas to be filled: Free from loose soil, rubbish and standing water. Freezing conditions: Do not place fill on frozen surfaces. Remove material affected by frost. Replace and recompact if not damaged after thawing. Adjacent structures, membranes and buried services: - Do not overload, destabilise or damage. - Submit proposals for temporary support necessary to ensure stability during filling. Layers: Place so that only one type of material occurs in each layer. Ref: ST8150511/NL/DW/005 4 Issue 1: 29 July 2015

GGlanville 535 COMPACTION General: Compact fill as soon as possible after placing. After compaction: Surface of each layer must be well closed, showing no movement under compaction plant, and without cracks, holes, ridges, loose material and the like. Defective areas: Remove and recompact to full thickness of layer using new material. 538 FILL PLACED AGAINST STRUCTURES Permissible plant: Use only the following types of compaction plant for fill within 2 m of a structure: - Vibratory roller, mass per metre width of roll not exceeding 1300 kg and total mass not exceeding 1000 kg. Vibrating plate compactor, mass not exceeding 1000 kg. Vibro-tamper, mass not exceeding 75 kg. - - 540 BENCHING IN FILL Adjacent areas: If, during filling the difference in level between adjacent areas of filling exceeds 600 mm, cut into edge of higher filling to form benches 600 mm minimum width and height equivalent to depth of a layer of compacted filling. New filling: Spread and compact to ensure maximum continuity with previous filling. 610 COMPACTED FILLING FOR LANDSCAPE AREAS Fill: Materials, capable of compaction by light earthmoving plant. Filling: Layers not more than 200 mm thick. Lightly compact each layer to produce a stable soil structure. 615 LOOSE TIP FILLING FOR LANDSCAPE AREAS Filling: Do not firm, consolidate or compact when laying. Tip and grade to approximate levels in one operation with minimum of trafficking by plant. 617 HIGHWAYS AGENCY TYPE 1 GRANULAR FILLING Fill: To Highways Agency 'Specification for highway works', clause 803: - - - - Crushed rock (other than argillaceous rock). Crushed concrete. Crushed non-expansive slag to clause 801.2. Well-burned non-plastic colliery shale. Filling: To Highways Agency 'Specification for highway works', clauses 801.3 and 802. 618 HIGHWAYS AGENCY TYPE 2 GRANULAR FILLING Fill: To Highways Agency 'Specification for highway works', clause 804: - - - - - - Crushed rock (other than argillaceous rock). Crushed concrete. Crushed non-expansive slag to clause 801.2. Well-burned non-plastic colliery shale. Natural gravel. Natural sand. Filling: To Highways Agency 'Specification for highway works', clauses 801.3 and 802. Ref: ST8150511/NL/DW/005 5 Issue 1: 29 July 2015

GGlanville 620 SUBGRADE IMPROVEMENT LAYER (CAPPING) Fill: To Highways Agency 'Specification for highway works', Table 6/1, Class 6F1 or 6F2. Filling: Place and compact to Highways Agency Specification for highway works, Table 6/1, clause 612 and clause 613.3, 613.9 and 613.10. 626 COMPACTED GENERAL FILLING: Materials arising from the excavations (or, where instructed, imported) as defined below. If both suitable and unsuitable material is excavated, select and keep separate sufficient suitable material. If there is insufficient suitable excavated material provide Employer with details (and quantities) of proposed imported material. - Well graded sands and gravels with a uniformity coefficient of more than 10. - Crushed hard rock or quarry waste (other than Chalk). - Crushed concrete, crushed brick or tile, free from plaster, wood, organic material and rubbish. -Sound blastfurmace slag (other than from steelmaking foundries) -Well burnt nonplastic shale. Spread and level material in layers and as soon as possible thereafter compact each layer using plant and methods suitable to the type of material. Well in advance of starting work submit details of proposed: - - - - - - Materials to be used Type of plant Maximum depth of each compacted layer Minimum number of passes per layer. Obtain instructions before proceeding. 700 BACKFILLING TO FOUNDATIONS Under oversite concrete and pavings: Hardcore as clause 710. Under grassed or soil areas: Material excavated from the trench, laid and compacted in 300 mm maximum layers. 710 HARDCORE FILLING Fill: Granular material, free from excessive dust, well graded, all pieces less than 75 mm in any direction, minimum 10% fines value of 50 kN when tested in a soaked condition to BS 812-111, and in any one layer only one of the following: - Crushed rock (other than argillaceous rock) or quarry waste with not more binding material than is required to help hold the stone together. Crushed concrete, crushed brick or tile, free from plaster, timber and metal. Crushed non-expansive slag. Gravel or hoggin with not more clay content than is required to bind the material together, and with no large lumps of clay. Well-burned non-plastic colliery shale. Natural gravel. Natural sand. - - - - - - Filling: Spread and level in 150 mm maximum layers. Thoroughly compact each layer as the requirements in the 'Specification for Highway Works' table 8/1. Ref: ST8150511/NL/DW/005 6 Issue 1: 29 July 2015

GGlanville 730 BLINDING Surfaces to receive sheet overlays or concrete: Blind with: - Concrete where shown on drawings; or - Sand, fine gravel, or other approved fine material applied to fill interstices. Moisten as necessary before final rolling to provide a flat, close smooth surface. Sand for blinding: To BS 882 table 4, type C or M. Permissible deviations on surface level: +0 -25 mm. Ref: ST8150511/NL/DW/005 7 Issue 1: 29 July 2015

GGlanville D30 PILING To be read with Preliminaries/ General conditions. 010 INFORMATION TO BE PROVIDED WITH TENDER Submit: - Information listed in SPERW, table 1.1. - Other information: Pile design basis and calculations. GENERAL 020 DEFINITIONS "The Engineer" shall mean Glanville Consultants. ''The Contractor" shall mean the contractor or sub-contractor appointed to design construct and test the piles in accordance with BS8004 and this specification. 030 PILE LAYOUT, DESIGN AND CONSTRUCTION The Contractor is required to design and construct piles having the qualities of materials and workmanship specified and which upon testing meet the requirements of the Specification for load-settlement behaviour. The Contractor's design shall comprise the calculation of individual pile lengths based on the ground conditions revealed by the site investigation to carry the Specified Working Loads within the specified limits for load-settlement behaviour. The Contractor shall provide with his tender a schedule of sizes and lengths of the working piles including reinforcement and their corresponding allowable capacities to meet the requirements of the Specification. The Contractor will be responsible for the proper execution of the works described herein and is to provide everything necessary including all labour, materials, plant, water, temporary lighting and power, welfare facilities, storage facilities, tackle, protection and any special surfacing requirements for the piling rigs and removal and tipping of arisings from excavations. 040 GROUND CONDITIONS A site investigation has been undertaken for the site and has been included in the tender documents. The Contractor will be deemed to have visited the site and made himself thoroughly acquainted with all its visible details, including those not specifically mentioned herein or shown on the drawings. No responsibility is accepted by the Engineer or Employer for any opinions or conclusions given in any factual or interpretative ground investigation reports. The Contractor shall report immediately to the Engineer any circumstance which indicates that in the Contractor's opinion the ground conditions differ from those reported in or which could have been inferred from the ground investigation reports or preliminary pile results. 8 Issue 1: 29 July 2015 Ref: ST8150511/NL/DW/005

GGlanville 050 UNDERGROUND SERVICES It is the Contractor's responsibility to determine the location and position of existing services. Where their presence is indicated on the Engineer's drawings it is indicative only. The Contractor is to take every precaution when work is adjacent to services and will be responsible for any claims arising from damage to these. Where piles are shown on the drawings which interfere with existing services, the pile should not be proceeded with, and the Engineer should be informed immediately. 060 TOLERANCES For a pile with a specified cut-off level at or above the commencing surface the maximum permitted deviation of the pile centre from the correct centre point shown on the setting out drawings shall be 75mm in any direction at commencing level. The maximum permitted deviation of the finished pile from the vertical at any level is 1 in 100. The Contractor will be held liable for any additional expense occurred as a result of the piles being installed in a position not within these tolerances. 070 PILING METHOD The contractor shall submit with his tender all relevant details of the method of piling, the plant and monitoring equipment he plans to adopt. Alternative piling methods may be used provided it is demonstrated that they satisfy the requirements of the Specification. 080 SITE RECORDS The Contractor shall prepare in triplicate for each pile a record which shall show: Reference number of pile, pile type, diameter and date of installation. Ground level (and working level if different from ground level) at each pile position. Length from ground level at pile position to top of pile or Top of pile level. Depth from ground level at pile position to pile toe or Pile toe level Type of reinforcement & concrete mix details Details of any obstructions together with method of overcoming them and time taken. Details of standing time and reason for delay. One signed copy shall be forwarded to the Engineer and two copies retained by the Contractor. No additional allowance for a shoe or enlarged base shall be made unless a claim for such allowance is stated in the Contractor's tender. The Main Contractor is to be responsible for the setting out of the piles from the drawings supplied by the Engineer and the Architect. 090 NUISANCE AND DAMAGE The Contractor shall carry out the work in such a manner and at such times as to minimise noise, and other disturbance in order to comply with current environmental legislation. Noise and Disturbance Particular restrictions on permissible working hours are stated in the Particular Specification. Ref: ST8150511/NL/DW/005 9 Issue 1: 29 July 2015

GGlanville - Damage to Adjacent Structures If in the opinion of the Contractor damage may be caused to other structures or services by his execution of the Works he shall immediately notify the Engineer. The Contractor shall submit his plans for making surveys and monitoring movements or vibration before the commencement of the Works. - Damage to Piles The Contractor shall ensure that during the course of the work, displacement or damage which would impair either performance or durability does not occur to completed piles. The Contractor shall submit to the Engineer his planned sequence and timing for driving or boring piles, having regard to the avoidance of damage to adjacent piles. - Temporary Support The Contractor shall ensure that where required, any permanently free-standing piles are temporarily braced or staved immediately after driving to prevent loosening of the piles in the ground and to ensure that no damage resulting from oscillation, vibration or movement can occur. 100 SUPERVISION AND CONTROL OF THE WORKS - The Contractor shall keep upon the Works a competent site supervisor to be in charge of pile construction and installation. - The site supervisor must be experienced in the type of pile construction necessitated by the Contract. A curriculum vitae of the supervisor shall be submitted prior to commencement. The whole time of the site supervisor shall be devoted to the piling works. The site supervisor shall not be removed from the Works without the Engineer being notified in advance with at least one week's notice. The Contractor shall submit one week prior to commencement of piling works his Quality Plan for the Works. Subsequent revisions, amendments or additions shall be submitted prior to their implementation. Quality Assurance and Quality Control documentation shall be made available on request. 110 PILING SPECIFICATION - Standard: Comply with the current edition of 'Specification for piling and embedded retaining walls' (SPERW). - References to Engineer in SPERW: For the purpose of this contract, interpret such references as being Glanville. 120 ERRATA AND ADDENDA TO SPERW - Table 1.2: In the penultimate line substitute 4.10 for 4.8. - Clause 2.9.6(c): Substitute 20 for 21. - Other requirements: None. 130 PILES - Standard: To SPERW, sections 2-6 and 20, as appropriate to the pile type. - Permitted types: Any type of bored pile. - Particular specification: Submit proposals to cover the SPERW requirements listed under this heading for the chosen pile type. - Other requirements: None. Ref: ST8150511/NL/DW/005 10 Issue 1: 29 July 2015

GGlanville SYSTEM PERFORMANCE 210 CONTRACTOR DESIGN Standard: To BS 8004. Requirement: Complete design of piles and construct in accordance with SPERW, clause 1.4, option 1. Pile layout: As drawings. Site investigation: Confirm as adequate or propose further investigation as considered necessary. 230 GROUND INVESTIGATION Report: The site investigation report will be provided in due course by a site investigation specialist. Datum for borehole logs: As indicated on logs. 250 PERFORMANCE CRITERIA FOR STRUCTURE TO BE SUPPORTED ON THE PILES Permitted settlement at working load (maximum): 5mm. 260 SPECIFIED WORKING LOADS FOR PILES Pile group designation: All. - Load magnitude: As drawing. 280 PERFORMANCE CRITERIA FOR PILES UNDER LOAD TEST Pile group designation: All. -Dimensions: As for working piles. Pile reference for test piles: -Preliminary test: TBA. -Proof test: TBA. Test criteria: - - - Specified working load (SWL): TBA. Design verification load (DVL): SWL x 1.5. Load factor: FOS = 3 for design, or 2.5 with fully maintained proof testing, or 1.5 with fully maintained working load testing, or as required by Building Control. Permitted settlement at DVL: 8mm. Permitted settlement at DVL + 1/2 SWL: 12mm. - - 285 DAMAGE TO ADJACENT STRUCTURES AND SERVICES Permissible damage criteria: - Structures: No damage permitted. - Services: No damage permitted. 290 BASIS FOR SETTING OUT Site datum: Ordnance (Newlyn) Datum. Site grid: As drawing. 300 COMMENCING SURFACE Level: As drawing. Ref: ST8150511/NL/DW/005 11 Issue 1: 29 July 2015

GGlanville PRODUCTS 470 CONCRETE GENERALLY Standards: To BS 8500-2 and SPERW, section 20. Exchange of information: Provide concrete producer with information required by BS 8500-1, clauses 4 and 5. 480 DESIGNED CONCRETE FOR PILES Embedded metal: Carbon Steel reinforcement and structural steel. Compression strength class (cylinder/ cube minimum): C32/40. Target density (oven-dry): Normal. Aggregates: - - - - Size (maximum): 20mm. Type/ Density: Normal weight. Coarse recycled aggregates: Not permitted. Additional aggregate requirements: None. Design chemical class: TBC. Limiting values for composition: - Water:cement ratio (maximum): As DC Class. - Cement/ Combination content (minimum): As DC Class. Consistence class: As required SPERW Table 3.1. Permitted cement/ combinations: OPC. Contractor to submit proposals if using other cements. Chloride class: Cl 0.40. Admixtures: Not permitted. Additional requirements: None. 530 REINFORCEMENT GENERALLY Steel reinforcement: To BS 4449. - Type/ Grade: Contractor designed. Cutting and bending: To BS 8666. Supplier: Firm holding a valid certificate of approval issued under a product certification scheme operated by a third party certification body with appropriate Category 2 accreditation from the United Kingdom Accreditation Service (UKAS). 540 COVER TO REINFORCEMENT Cover (nominal): 75mm. Method of ensuring correct cover: Submit details. 550 LAPS IN REINFORCEMENT Length (minimum): 40 x bar diameter. EXECUTION 610 METHOD STATEMENT Requirement: Submit proposed method of installation to achieve the design parameters, including: - - - Details of equipment. Programme showing sequence and resources. Confirmation that performance requirements for load and settlement will be achieved. Ref: ST8150511/NL/DW/005 12 Issue 1: 29 July 2015

GGlanville 615 RECORDS Detailed requirements for records additional to those specified in SPERW: None. 630 PRELIMINARY PILES Locations: TBA. - Diameter: Contractor Designed. - Allowable pile capacity: 1100 kN 650 PERFORMANCE OF WORKING PILES Substandard performance: Give notice if the performance of any pile will be less than that of a similar pile whose test behaviour has been accepted. 655 TESTING EXCAVATED MATERIAL Contamination tests: Undertake at following rates: - Made up ground: No further testing. - Other soil types: In accordance with recommendations in Site Investigation. 685 EXCAVATED MATERIAL Disposal: Contractors responsibility. 690 DISPOSAL OF PILE HEADS Cutting down and disposal: Contractor's responsibility. 735 METHOD OF TESTING CONCRETE WORKABILITY Test: To BS 8500-1, Annex B. Workability: To SPERW, table 3.1. Test method: - Slump testing: For mixes with workability type A as SPERW, table 3.1. - Flow testing: For higher workability mixes, unless agreed otherwise. 740 COMPRESSION TESTING OF CONCRETE Requirement: In addition to any sampling and testing carried out by the concrete supplier, and unless otherwise agreed, sample concrete on site and test. Sampling rate: As SPERW Section 20. 755 PREPARATION OF PILE HEADS FOR INTEGRITY TESTING Preparation: To suit test method. Inconsistencies: Submit report on inconsistencies which could inhibit execution or interpretation of test. 760 INTEGRITY TESTING-GENERAL Method: In accordance with SPERW Section 9, method to be agreed with engineer. - Satisfactory evidence in support of proposals: Submit. Period between casting and testing (minimum): 7 days. Piles to be tested: - - - - Pile group designation: All. Type: Bored. Number: All. Locations: All. Programme: All piles to be integrity tested before and after cut off. Ref: ST8150511/NL/DW/005 13 Issue 1: 29 July 2015

GGlanville 775 PERIODS FOR SUBMISSION OF INTEGRITY TEST RESULTS Initial test results: Submit after each test within 24 hours. Full report: Submit after completion of each phase of testing within 10 days. 780 STATIC LOAD TESTING OF PRELIMINARY PILES Procedure: Normal proof load test, followed by an extended proof load test to DVL + 150% SWL, followed by a constant rate of penetration test to failure. Pile group designation:. - Number of tests: 2. 785 STATIC LOAD PROOF TESTING OF WORKING PILES Procedure: Normal proof load test, followed by an extended proof load test to DVL + 50% SWL. Pile group designation:. - Number of tests: 2. Test load (maximum): TBA. 790 REQUIREMENTS FOR TEST PILES UNDER STATIC LOADING Construction and installation: As for working piles except as specified. - Exceptions: None. Submit proposals for developing high early age strength concrete, and prepare and test additional test cubes to demonstrate that early age testing of pile accords with the requirements of SPERW, clause 10.3.4. 800 PILE STATIC LOAD TESTING EQUIPMENT AND ARRANGEMENT Requirements in addition to SPERW, section 10: None. 810 TIMING OF PILE LOAD TESTING Period between installation and load testing (minimum): As SPERW clause 10.3.4. 825 WORK TO PILE HEADS AFTER TESTING Preliminary/ anchor piles: Piles which are not to be reused should be cut down so that they do not interfere with the foundation structure of the completed building. COMPLETION 910 HEALTH AND SAFETY FILE Requirement: Collate and submit a full set of pile records for inclusion in the health and safety file. Content: - Record drawings: With each pile numbered and giving the 'as built' location of each pile relative to Grid. - Records: Copy of each record submitted during the progress of the work. Latest date for submission: within 14 days of completion of piling works. 920 PILING GUARANTEE Type: Insurance backed. Administered by an independent insurance protection company. - Guarantee period (minimum): 75 years. - Documentation: Provide certificates/ guarantees at completion of piling works. Ref: ST8150511/NL/DW/005 14 Issue 1: 29 July 2015

GGlanville E05 IN SITU CONCRETE CONSTRUCTION GENERALLY To be read with Preliminaries/ General conditions. 220 DESIGN OF STRUCTURAL CONCRETE Standards: - - - Design: To BS 8110: Part 1: 1997 Drawings: To BS EN ISO 4157-1 Reinforcement schedules: To BS 8666 Finished product: To comply with the requirements of design standard. 225 TEMPERATURE RECORDS Requirement: Throughout period of concrete construction record: - Daily: Maximum and minimum atmospheric shade temperatures. - Under adverse temperature conditions: Temperature at commencement and end of placing. Equipment: Calibrated maximum and minimum thermometer - Location: In the shade, close to the structure. 235 OPENINGS, INSERTS AND FIXINGS Requirement: Collate all information. Submit: Details where openings, inserts and fixings can only be accommodated by adjustments to reinforcement. Locate reinforcement: To ensure specified minimum cover at openings and inserts and to be clear of fixing positions. 250 STRUCTURAL TESTING Refer to concrete cube testing specification within clause E10 290 ACCURACY OF CONSTRUCTION Reference system: To BS 5964-1 Element shape and position: To section 7 of the "'National Structural Concrete Specification for Building Construction." - Substitution of alternative requirements: Tolerances within NSCS are not accumulative. 300 LEVELS OF STRUCTURAL CONCRETE FLOORS Tolerances (maximum): - Level of floor: ±10mm as measured from nearest TBM - Steps in floor level: ± 5mm 310 SURFACE REGULARITY OF CONCRETE FLOORS TO BS 8204-GENERAL Standard: To BS 8204-1 or -2. Measurement: From underside of a 2m straightedge (between points of contact) placed anywhere on surface and using a slip gauge. 315 SURFACE REGULARITY OF CONCRETE FLOORS TO BS 8204-TOLERANCE CLASS SR2 Location: To all structural slabs Abrupt changes:Not permitted Ref: ST8150511/NL/DW/005 15 Issue 1: 29 July 2015

GGlanville 430 SURFACE CRACKING on soffit of floor slabs Method of measurement: Main Contractors preference Critical crack width: 0.3mm Action: Should cracks occur that are wider than the critical crack width: - - Survey:Frequency and extent of such cracks and investigate cause. Report: Findings together with recommendations for rectification. 16 Ref:ST8150511/NL/DW/005 Issue 1: 29 July 2015

GGlanville E10 MIXING/ CASTING/ CURING IN SITU CONCRETE To be read with Preliminaries/ General conditions. CONCRETE 101 SPECIFICATION Concrete generally: To BS 8500-2. - Other requirements: None Exchange of information: Provide concrete producer with information required by BS 8500-1, clauses 4 and 5. 105 DESIGNATED CONCRETE FOR ALL REINFORCED CONCRETE EXCEPT GROUND FLOOR SLAB Designation: RC40 . Embedded metal: Yes Fibres: Not permitted . Aggregates: - - Size (maximum): 20 Coarse recycled concrete aggregates (RCA): Concrete supplier preference : Concrete supplier to provide details to Engineer for approval prior to costing - Additional aggregate requirements: None - Special requirements for cement/ combinations: Provide . Consistence class: Contractors choice for approval by SE minimum of 350kg/m3 of cement with a water/cement ratio of 0.6 - Chloride class: CL 0.40 - Admixtures: Concrete producers choice for approval by SE - Additional mix requirements: None 106 DESIGNATED CONCRETE FOR ALL MASS CONCRETE & BLINDING - Designation: GEN 1 . - Embedded metal: No - Fibres: Not required - Aggregates: - Size (maximum): 20 Coarse recycled concrete aggregates (RCA): Permitted - Additional aggregate requirements: None - Special requirements for cement/ combinations: None . - Consistence class: Contractors choice for approval by SE - Chloride class: CL 0.40 - Admixtures: Concrete producers choice for approval by SE - Additional mix requirements: None 107 DESIGNATED CONCRETE FOR GROUND FLOOR SLAB - Designation: RC35 . - Embedded metal: Yes - Fibres: Permitted–Contractor to submit proposals to SE for approval if required - Aggregates: - Size (maximum): 20 Ref: ST8150511/NL/DW/005 17 Issue 1: 29 July 2015

GGlanville Coarse recycled concrete aggregates (RCA): Permitted–subject to approval from SE - Additional aggregate requirements: None Special requirements for cement/ combinations: None . Consistence class: Contractors choice for approval by SE Chloride class: CL 0.40 Admixtures: Concrete producers choice for approval by SE Additional mix requirements: None MATERIALS, BATCHING AND MIXING 215 READY-MIXED CONCRETE Production plant: Currently certified by a body accredited by UKAS to BS EN 45011 for product conformity certification of ready-mixed concrete. Source of ready-mixed concrete: Obtain from one source if possible. Otherwise, submit proposals. - Name and address of depot: Submit before any concrete is delivered. - Delivery notes: Retain for inspection. Declarations of nonconformity from concrete producer: Notify immediately. 221 INFORMATION ABOUT PROPOSED CONCRETES Submit when requested: -Details listed in BS 8500-1, clause 5.2. - Additional information: All details relating to RCA if proposed 225 CHANGES TO SPECIFICATION Changes to specification of fresh concrete (outside concrete producer's responsibility): Prohibited 230 INTERRUPTION OF SUPPLY DURING CONCRETING Elements without joints: Where elements are detailed to be cast in a single pour without joints, make prior arrangements for a back-up supply of concrete. Elsewhere: Preparation: Manage pour to have a full face, and have materials available to form an emergency construction joint while concrete can still be worked. -Before pour is completed: Submit location and details of joint, make proposals for joint preparation. 315 AGGREGATES FOR EXPOSED VISUAL CONCRETE Limitations on contaminants: Free from absorbent particles which may cause 'popouts', and other particles such as coal and iron sulphide which may be unsightly or cause unacceptable staining. Colour: Consistent. Supply: From a single source and maintained throughout the contract. Samples: Submit on request. 325 MATERIALS FOR EXPOSED VISUAL CONCRETE Alterations to sources, types and proportions: Submit proposals. 415 ADMIXTURES Calcium chloride and admixtures containing calcium chloride: Do not use. Ref: ST8150511/NL/DW/005 18 Issue 1: 29 July 2015

GGlanville 425 PROPRIETARY STEEL FIBRES (May be used in the ground floor slab as an alternative to mesh reinforcement. Contractor is to submit proposals of fibres and any joint layout revisions to SE for approval prior to casting) Requirement:.Contractors preference Manufacturer: TBC. - Product reference: TBC. Size: - Length: TBC. - Aspect ratio (length ÷diameter): TBC. Addition rate (minimum): TBC - Increase addition rate if necessary to achieve required properties. Dispersion in fresh concrete: Uniform without balling. 427 STEEL FIBRES (as per clause E10/425) Requirement: TBC Type to ASTM A 820/A 820M: TBC. Size: - - - Length: TBC. Aspect ratio (length ÷diameter/ equivalent diameter): TBC Shape: TBC Tensile strength: TBC. Coating: TBC Addition rate (minimum): TBC - Increase addition rate if necessary to achieve required properties. Dispersion in fresh concrete: Uniform without balling. 429 NON FERROUS FIBRES (as per Clause E10/425) Requirement: TBC. Material: TBC Manufacturer: TBC. - Product reference: TBC Addition rate (minimum): TBC - Increase addition rate if necessary to achieve required properties. Dispersion in fresh concrete: Uniform without balling. 490 PROPERTIES OF FRESH CONCRETE Adjustments to suit construction process: Determine with concrete producer. Maintain conformity to the specification. PROJECT TESTING/ CERTIFICATION 505 PROJECT TESTING OF CONCRETE Purpose: To determine conformity of concrete through compressive testing. Testing: To BS EN 206-1, Annex Band BS 8500-1, Annex B. - Nonconformity: Obtain instructions immediately. Recording: Maintain complete correlated records including: - - Concrete designation. Sampling, site tests, and identification numbers of specimens tested in the laboratory. Location of the parts of the structure represented by each sample. Location in the structure of the batch from which each sample is taken. - - Ref: ST8150511/NL/DW/005 19 Issue 1: 29 July 2015

GGlanville 508 REGULAR PROJECT TESTING Tests: Compressive (cube) strength tests Sampling: - Point: At point of discharge from delivery truck. - Rate: For all reinforced concrete, one sample is to be taken pre 30m3 of concrete placed, or one pre day whichever is the lesser. Other requirements: Cubes for early stage strength testing are to be stored in a similar condition to that of the concrete in the structural members. 520 TESTING LABORATORY Laboratory: Accredited by UKAS or other national equivalent. -Name and UKAS reference number: Submit well in advance of making trial mixes or concrete for use in the works. 530 TESTS RESULTS Submission of reports: Within one day of completion of each test. - Number of copies: Three Reports on site: A complete set, available for inspection. 550 BROKEN CUBES FROM FAILED STRENGTH TESTS Nonconformity: Keep separately the pieces of each cube which fail to meet the conformity requirements for individual results. Period for keeping cubes: Obtain instructions. PLACING AND COMPACTING 610 CONSTRUCTION/ SEQUENCE/ TIMING REQUIREMENTS Main Contractor to submit proposals of all concrete sequencing to SE, prior to commencement of RC works. 630 PREMATURE WATER LOSS Requirement: Prevent water loss from concrete laid on absorbent substrates. -Underlay: Select from: Polyethylene sheet: 250 micrometres thick. Building paper: To BS 1521, grade B1F. - Installation: Lap edges 150 mm. 640 CONSTRUCTION JOINTS Location of joints: Contractor to submit proposals to SE if not indicated on drawings Preparation of joint surfaces: As pre clause E40, otherwise remove surface laitance and expose aggregates by lightly brushing and spraying. 645 SPACING OF CONSTRUCTION JOINTS Type of construction: Contractor to submit proposals. - - - Distance between joints (maximum): TBC Area of pour (maximum): TBC Other requirements: TBC 648 ADVERSE TEMPERATURE CONDITIONS Requirement: Submit proposals for protecting concrete when predicted ambient temperatures indicate risk of concrete freezing or overheating. Issue 1: 29 July 2015 Ref: ST8150511/NL/DW/005 20

GGlanville 650 SURFACES TO RECEIVE CONCRETE Cleanliness of surfaces immediately before placing concrete: Clean with no debris, tying wire clippings, fastenings or free water. 660 INSPECTION OF SURFACES Notice: Give notice to allow inspections of reinforcement and surfaces before each pour of concrete. - Period of notice: Obtain instructions. Timing of inspections: Inspections to be carried our only when fixing of reinforcement is complete-Provide 3 working days notice to SE prior to inspection. 670 TRANSPORTING General: Avoid contamination, segregation, loss of ingredients, excessive evaporation and loss of workability. Protect from heavy rain. Entrained air: Anticipate effects of transport and placing methods in order to achieve specified air content. 680 PLACING Records: Maintain for time, date and location of all pours. Timing: Place as soon as practicable after mixing and while sufficiently plastic for full compaction. Temperature limitations for concrete: 30oC (maximum) and 5oC (minimum), unless otherwise specified. Do not place against frozen or frost covered surfaces. Continuity of pours: Place in final position in one continuous operation up to construction joints. Avoid formation of cold joints. Discharging concrete: Prevent uneven dispersal, segregation or loss of ingredients or any adverse effect on the formwork or formed finishes. Thickness of layers: To suit methods of compaction and achieve efficient amalgamation during compaction. Poker vibrators: Do not use to make concrete flow horizontally into position, except where necessary to achieve full compaction under void formers and cast-in accessories and at vertical joints. 690 COMPACTING General: Fully compact concrete to full depth to remove entrapped air. Continue until air bubbles cease to appear on the top surface. - Areas for particular attention: Around reinforcement, under void formers, cast-in accessories, into corners of formwork and at joints. Consecutive batches of concrete: Amalgamate without damaging adjacent partly hardened concrete. Methods of compaction: To suit consistence class and use of concrete.. 720 VIBRATORS General: Maintain sufficient numbers and types of vibrator to suit pouring rate, consistency and location of concrete. External vibrators: Obtain approval for use Ref: ST8150511/NL/DW/005 21 Issue 1: 29 July 2015

GGlanville 730 PLASTIC SETTLEMENT Settlement cracking: Inspect fresh concrete closely and continuously wherever cracking is likely to occur, including the top of deep sections and at significant changes in the depth of concrete sections. - Timing: During the first few hours after placing and whilst concrete is still capable of being fluidized by the vibrator. Removal of cracks: Revibrate concrete. 810 CURING GENERALLY Requirement: Keep surface layers of concrete moist throughout curing period, including perimeters and abutments, by either restricting evaporation or continuously wetting surfaces of concrete. - Surfaces covered by formwork: Retain formwork in position and, where necessary to satisfy curing period, cover surfaces immediately after striking. - Top surfaces: Cover immediately after placing and compacting. If covering is removed for finishing operations, replace it immediately afterwards. Surface temperature: Maintain above 5oC throughout the specified curing period or four days, whichever is longer. Records: Maintain details of location and timing of casting of individual batches, removal of formwork and removal of coverings. Keep records on site, available for inspection. 811 COVERINGS FOR CURING Sheet coverings: Suitable impervious material. Curing compounds: Selection criteria: - - - Curing efficiency: Not less than 75% or for surfaces exposed to abrasion 90%. Colouring: Fugitive dye. Application to concrete exposed in the finished work: Readily removable without disfiguring the surface. Application to concrete to receive bonded construction/ finish: No impediment to subsequent bonding. - Interim covering to top surfaces of concrete: Until surfaces are in a suitable state to receive coverings in direct contact, cover with impervious sheeting held clear of the surface and sealed against draughts at perimeters and junctions. 812 PREVENTING EARLY AGE THERMAL CRACKING Deep lifts or large volume pours: Submit proposals for curing to prevent early age thermal cracking, taking account of: - - - - Temperature differentials across sections. Coefficient of thermal expansion of the concrete. Strain capacity of the concrete mix (aggregate dependent). Restraint. 815 ADDITIONAL CURING REQUIREMENT-WATER CURING Commencement of water curing: As soon as practicable after placing and compacting concrete. - Surfaces covered by formwork: Expose to water curing as soon as practicable. - Top surfaces: Cover immediately with impermeable sheeting to prevent evaporation before commencement of water curing. Water curing: Wet surfaces continuously throughout curing period. - Select methods from: Mist spray. Wet hessian covered with impermeable sheeting. Ref: ST8150511/NL/DW/005 22 Issue 1: 29 July 2015

Glanville

820 CURING PERIODS

- General: Curing periods are in days (minimum).
  - Definition of 't': The average number of degrees Celsius air temperature during the curing period.
- Curing periods for concrete surfaces which, in the finished building, will be exposed to the elements; concrete wearing surface floors and pavements; water resistant concrete:

	Concrete made using CEM1 strength class 42.5 or 52.5; SRPC (BS 4027)	Concrete made using cements indicated in BS 8500, table A.17 except those listed in adjacent column and supersulfated cement
Drying winds or dry, sunny weather (relative humidity < 50%)	140 t+10	180 t+10
Intermediate conditions	100 t+10	140 t+10
Damp weather, protected from sun and wind (relative humidity > 80%)	100 t+10	100 t+10

- Curing periods for other structural concrete surfaces (cements/ combinations as above):

Drying winds or dry, sunny weather (relative humidity < 50%)	80 t+10	140 t+10
Intermediate conditions	60 t+10	80 t+10
Damp weather protected from sun and wind (relative humidity > 80%)	No special requirements	No special requirements

- Curing periods for concretes using admixtures or other types of cements/ combinations: Submit proposals.

Ref: ST8150511/NL/DW/005 23 Issue 1: 29 July 2015

GGlanville 840 PROTECTION Prevent damage to concrete, including: - - Surfaces generally: From rain, indentation and other physical damage. Surfaces to exposed visual concrete: From dirt, staining, rust marks and other disfiguration. Immature concrete: From thermal shock, physical shock, overloading, movement and vibration. In cold weather: From entrapment and freezing expansion of water in pockets, etc. - - 24 Ref: ST8150511/NL/DW/005 24 Issue 1: 29 July 2015

GGlanville E20 FORMWORK FOR IN SITU CONCRETE To be read with Preliminaries/ General conditions. GENERALLY/ PREPARATION 110 LOADINGS Requirement: Design and construct formwork to withstand the worst combination of the following: - - Total weight of formwork, reinforcement and concrete. Construction loads including dynamic effects of placing, compacting and construction traffic. Wind and snow loads. - 120 FORMWORK DETAILS Provide the following: - - - Type of formwork to be used to all superstructure elements Positions and types of construction joints. Layout of panel joints to soffit of upper floor slabs. 132 PROPPING General: Prevent deflection and damage to the structure. Carry down props to bearings strong enough to provide adequate support throughout concreting operations. Method statement: Submit proposals for prop bearings and sequence of propping/ repropping and backpropping. - Timing of submission: To be agreed 140 TEMPORARY SUPPORTS TO PROFILED STEEL SHEETS Location: Continuous along the centre of each span. Removal of temporary supports: Obtain instructions. 160 CAMBERS Application of specified upward cambers: To the concrete immediately before formwork is struck. -Formwork: Allow for deflection under weight of fresh concrete. - Top surfaces of concrete: Camber to maintain the required structural depths and profiles. Checks after striking of formwork and removal of props: Levels to determine extent of any residual camber. Submit results. Upward cambers: Construct forms to achieve the following: - Slabs with spans greater than 3m : 0.1% of span measured at centre. 170 WORK BELOW GROUND Casting vertical faces of footings, bases and slabs against faces of excavation: Obtain consent. Casting walls against faces of excavation: Use formwork on both sides. 190 SUBSTRUCTURE FORMWORK FOR GROUND BEAMS AND PILE CAPS Manufacturer: Contractors preference - Product reference: Contractors preference Ref: ST8150511/NL/DW/005 25 Issue 1: 29 July 2015

GGlanville 200 PROPRIETARY UNDERSLAB INSULATION Manufacturer: Refer to Architects details. Product reference: Refer to Architects details. Thickness: - Under slab: Refer to Architect's drawings - Edge slab: Refer to Architect's drawings Installation generally: Lay tightly butted and fully supported on firm, even substrate. CONSTRUCTION 310 ACCURACY General requirement for formwork: Accurately and robustly constructed to produce finished concrete in the required positions and to the required dimensions. Formed surfaces: Free from twist and bow (other than any required cambers). Intersections, lines and angles: Square, plumb and true. 320 JOINTS IN FORMS Requirements including joints in form linings and between forms and completed work: - Prevent loss of grout, using seals where necessary. - Prevent formation of steps. Secure formwork tight against adjacent concrete. 330 INSERTS, HOLES AND CHASES Positions and details: Submit proposals. -Positioning relative to reinforcement: Give notice of any conflicts well in advance of placing concrete. Method of forming: Fix inserts or box out as required. Do not cut hardened concrete without approval. 340 KICKERS Method statement: Submit proposals including means of achieving quality of concrete consistent with that specified for the column or wall. - Kicker height (minimum): 100 mm. 350 FORM TIES Metal associated with form ties/ devices: Prohibited within cover to reinforcement. Compatible with reinforcement metal. 351 PROHIBITION OF FORM TIES Do not use ties in the following work: Columns 405 COLUMN SHUTTERS Manufacturer: Contractors preference - Product reference: TBC 470 RELEASE AGENTS General: Achieve a clean release of forms without disfiguring the concrete surface. Product types: Compatible with formwork materials, specified formed finishes and subsequent applied finishes. Use the same product throughout the entire area of any one finish. Protection: Prevent contact with reinforcement, hardened concrete, other materials not part of the form face, and permanent forms. 26 Ref: ST8150511/NL/DW/005 Issue 1: 29 July 2015

GGlanville 480 SURFACE RETARDERS Use: Obtain approval. Reinforcement: Prevent contact with retarder. STRIKING 510 STRIKING FORMWORK Timing: Prevent any disturbance, damage or overloading of the permanent structure. 521 MINIMUM PERIODS Determination of minimum periods for retaining formwork in position: Refer to BS 8110-1 table 6.2 and CIRIA Report 136. FORMED FINISHES 600 SAMPLES OF FINISHES AVAILABLE FOR INSPECTION Samples available for inspection: Superstructure of Building 97 Milton Park. 615 FINISH TO RECEIVE ASPHALT TANKING Finish: Even and suitable to receive asphalt. Permissible deviation of surfaces: - Sudden irregularities (maximum): 3 mm. - Gradual irregularities when measured from underside of a 1 m straightedge, placed anywhere on surface (maximum): 3 mm. Surface blemishes: -Permitted: Blowholes less than 10 mm in diameter. - Not permitted: Voids, honeycombing, segregation and other large defects. Projecting fins: Remove. Formwork tie holes: Filled with mortar. 620 PLAIN SMOOTH FINISH TO WALL OF LIFT SHAFT AND STAIR WELLS (INCLUDING SHEAR WALLS) Finish: Even with panels arranged in a regular pattern as a feature of the surface. Permissible deviation of surfaces: - Sudden irregularities (maximum): 5 mm. - Gradual irregularities when measured from the underside of a 1 m straightedge, placed anywhere on surface (maximum): 5 mm. Variations in colour: - Permitted: Those caused by impermeable form linings. - Not permitted: Discoloration caused by contamination or grout leakage. Surface blemishes: - Permitted: Blowholes less than 10 mm in diameter and at an agreed frequency. - Not permitted: Voids, honeycombing, segregation and other large defects. Formwork tie holes: In a regular pattern and filled with matching mortar. Ref: ST8150511/NL/DW/005 27 Issue 1: 29 July 2015

GGlanville 630 FINE SMOOTH FINISH TO ALL SOFFITS, WALLS AND COLUMNS Finish: Smooth and even. Panels to be as large as is practicable and arranged in a regular pattern as a feature of the surface. Permissible deviation of surfaces: - Sudden irregularities (maximum): 3 mm. - Gradual irregularities when measured from the underside of a 1 m straightedge, placed anywhere on surface (maximum): 3 mm. Variations in colour: - Permitted: Those caused by impermeable form linings. - Not permitted: Discoloration caused by: Contamination or grout leakage. Replacement of formwork panels. Cover spacers: Contractor to submit proposals to engineer and architect prior to commencement of works. Proposed spacers are to be incorporated within sample panel in accordance with clause E05/610. Surface blemishes: - Permitted: Blowholes less than 5 mm in diameter and at an agreed frequency. - Not permitted: Voids, honeycombing, segregation and other defects. Formwork tie holes: In a regular pattern and filled with matching mortar. Contractor is to arrange site visit to review similar work undertaken within the previous 12 months in order that a benchmark may be set for standards. This is to be undertaken with Client, Architect and Engineer present. Once benchmark agreed the Contractor is to submit all proposals and method statements to ensure that agreed appearance is achieved consistently throughout. The finish of the concrete surface is to be formed in accordance with the followings standards as stated within BS8110-1:1997 Structural Use of Concrete: Section 6 - Concrete, materials, specification and construction. 6.2.7.2 - Quality of Finish - Special Class 6.2.7.3-Type of Surface Finish-Type B finish 750 ARRISES/ MARGINS/ JUNCTIONS Requirements: As detailed on drawings Ref: ST8150511/NL/DW/005 28 Issue 1: 29 July 2015

GGlanville E30 REINFORCEMENT FOR IN SITU CONCRETE To be read with Preliminaries/ General Conditions. REINFORCEMENT 110 QUALITY ASSURANCE OF REINFORCEMENT Standards: - Reinforcement: To BS 4449, BS 4482, BS 4483 or BS 6744. - Cutting and bending: To BS 8666. Source of reinforcement: Companies holding valid certificates of approval for product conformity issued by the UK Certification Authority for Reinforcing Steels (CARES). 140 PLAIN BAR REINFORCEMENT Standard: To BS 4482. - Strength grade:500. 150 RIBBED BAR REINFORCEMENT Standard: To BS 4449. - Strength grade: B 500B 210 STANDARD FABRIC REINFORCEMENT Standard: To BS 4483. Grade: 500. 245 PREFABRICATED REINFORCEMENT Prefabricated elements Ground beams Source: Obtain from a manufacturer holding valid certification of approval for welded fabrications issued by the UK Certification Authority for Reinforcing Steels (CARES). - Certification required: Achievement of CARES appendix 6 for tack welding and appendix 10 for semi-structural/ structural welding. WORKMANSHIP 310 CUTTING AND BENDING REINFORCEMENT General: To schedules and to BS 8666. Bending on site, including minor adjustments: Not permitted unless approved by SE 320 PROTECTION OF REINFORCEMENT Dropping from height, mechanical damage and shock loading: Prevent. Cleanliness of reinforcement at time of pouring concrete: Free from corrosive pitting, loose millscale, loose rust and contaminants which may adversely affect the reinforcement, concrete, or bond between the two. 410 LAPS OR SPLICES Details not shown on drawings: Obtain instructions. 425 LAPS NOT DETAILED ON DRAWINGS Laps in bar reinforcement (minimum): 40 x bar diameter of 400mm whichever is greater Laps in fabric reinforcement (minimum): 400mm - Laps at corners: Avoid four layer build-up. Ref: ST8150511/NL/DW/005 29 Issue 1: 29 July 2015

GGlanville 430 WELDED JOINTS Site welding: Not permitted 451 FIXING REINFORCEMENT Standard: To BS 7973-1 and -2. Installation: In addition to any spacers and chairs shown on drawings or schedules, provide adequate support, tie securely and maintain the specified cover. Tying: - Wire type: 16 gauge black annealed. Use stainless steel wire for stainless steel reinforcement. - Ends of tying wire: Prevent intrusion into the concrete cover. Remove loose ends. Compatibility of metals: Prevent contact between ordinary carbon steel and stainless or galvanized reinforcement. 470 TOLERANCES ON COVER Definition of nominal cover to BS 8500-1: Minimum cover plus tolerance for fixing. - Tolerance (maximum): 5mm Checking specified cover dimensions: Before concreting check that cover dimensions will be achieved. 510 RUST STAINING Staining of surfaces of concrete which will be exposed to view in the finished work: Prevent. 520 COVER METER SURVEY Purpose of survey: To check positions of reinforcement and that the specified cover has been achieved. Type of cover meter: A magnetic induction digital display type selected to suit arrangement and type of reinforcement. - Use: In accordance with recommendations of BS 1881-204 and manufacturer as appropriate to yield accurate results. Surveyor: Experienced with cover meter surveys. Calibration: At the outset and thereafter regularly at 45 minute (maximum) intervals. - - Locations for checking: Include columns, beams, cantilevers, slab soffits and all faces exposed to the weather in the finished structure. Timing: As soon as practicable after casting. -Notification: Give adequate notice. Results: Submit. Notify immediately where specified cover has not been achieved. Ref: ST8150511/NL/DW/005 30 Issue 1: 29 July 2015

GGlanville E40 DESIGNED JOINTS IN IN SITU CONCRETE To be read with Preliminaries/ General Conditions. 120 CONSTRUCTION/ MOVEMENT JOINTS GENERALLY Accuracy: Position and form joints accurately, straight, well-aligned and truly vertical or horizontal or parallel with setting out lines of the building. Modifications to joint design or location: Submit proposals. Placing concrete to form movement joints: - Maintain effectiveness of joints. Prevent concrete entering joints or penetrating or impregnating compressible joint fillers. - Do not place concrete simultaneously on both sides of movement joints. 132 ADDITIONAL CONSTRUCTION JOINTS Joints additional to those required by designer: Will be permitted subject to restrictions in section E10, but consideration needs to be given to areas of exposed concrete and all additional joints are to be forwarded to SE for approval prior to casting. Approval of additional joints: Submit proposals. 210 FORMED JOINTS Forms/ stop ends generally: Rigid and grout-tight. Forms/ stop ends for projecting continuity reinforcement: To accommodate bars or fabric without temporary bending or displacement. 230 PREPARATION OF CONSTRUCTION JOINTS Roughening of joint surfaces: Select from: -Brushing and spraying: Remove surface laitance and expose aggregate finish while concrete is still green. - Other methods: Submit proposals. Condition of joint surfaces immediately before placing fresh concrete: Clean and damp. 250 INSERTED STRIP CRACK INDUCERS Type: Contractors preference -Depth: In accordance with details on drawings Installation: To accurate line and level with concrete thoroughly compacted at edges and with no lipping. 260 SAWN CRACK INDUCING GROOVES Groove dimensions: - Depth: As per drawings - Width: As narrow as practicable. Sawing: Sufficiently early to prevent random cracking (within 24 hours of casting slab) and to produce strong, well defined arrises. Groove filling: As per drawings 310 FLEXIBLE WATERSTOPS Manufacturer: Refer to drawings - Product reference: Refer to drawings Junctions and angles: Use factory formed junction pieces. Placing concrete: Fully compact concrete around waterstops with no voids or porous areas. Ref: ST8150511/NL/DW/005 31 Issue 1: 29 July 2015

GGlanville 410 CARBON STEEL TIE BARS Standard: To BS 4449 -Product form: Ribbed - Strength grade: B500A Cleanliness: Free from corrosive pitting, loose millscale, loose rust and contaminants which may adversely affect the tie bars, reinforcement, concrete, or bond between the two. Position: Centred on joint. Other requirements: None 430 CARBON STEEL DOWEL BARS Standard: To BS 4449 - - - Product form: Plain. Strength grade: 250. Properties: Perfectly straight, with sawn (not sheared) ends. Debonding: Achieve effective debonding of each bar - Material: Refer to drawings - Extent: Refer to drawings Position: At right angles to and centred on joint. Other requirements: None 510 SHEET MEMBRANE FOR SLIDING JOINTS Manufacturer: Refer to Architects details -Product reference: Refer to Architects details Fixing: Bond to first cast concrete surface, or otherwise hold in position during concreting. 520 SHEET JOINT FILLER for isolation joints Manufacturer: Refer to Architects details -Product reference: Refer to Architects details Joints finished with sealant: Leave sufficient space for sealant by using temporary formers. 530 SEALANT for ground floor joints Manufacturer: Refer to drawings - Product reference: Refer to drawings - Colour of surfaces exposed to view: N/A Preparation and application: As section Z22. 545 COMPRESSIBLE SEALING STRIP SYSTEM FOR GROUND FLOOR JOINTS Manufacturer: Refer to drawings. -Product reference: Refer to drawings - Colour: N/A-----.590 INSPECTION OF TIED AND PARTIALLY TIED JOINTS Purpose: To determine whether shrinkage is concentrated at occasional joints. Timing: At intervals from one month after casting of slab for duration of works. Joints that have opened significantly more than the average: Submit proposals for grouting. Ref: ST8150511/NL/DW/005 Issue 1: 29 July 2015 32

GGlanville E41 WORKED FINISHES TO IN SITU CONCRETE To be read with Preliminaries/ General Conditions. 140 SAMPLES AVAILABLE FOR INSPECTION Type: All areas of concrete work Location: 99 and 100 Milton Park 150 FINISHING Timing: Carry out at optimum times in relation to setting and hardening of concrete. Prohibited treatments to concrete surfaces: - Wetting to assist surface working. - Sprinkling cement. 210 TAMPED FINISH TO TOP OF GROUND BEAMS AND PILE CAPS. Surface on completion: Even array of parallel ribs 310 SMOOTH FLOATED FINISH TO ALL FLOORS EXCEPT PLANT ROOM Surface on completion: Even with no ridges or steps. 320 TROWELLED FINISH TO PLANT ROOM FLOOR Surface on completion: Uniform, smooth but not polished, free from trowel marks and blemishes, and suitable to receive specified flooring material. 33 Ref: ST8150511/NL/DW/005 Issue 1: 29 July 2015

GGlanville E42 ACCESSORIES CAST INTO IN SITU CONCRETE To be read with Preliminaries/ General Conditions. GENERAL PRODUCTS 340 CHANNELS AND SLOTS Material: Stainless steel Manufacturer: Ancon - Product reference: Refer to drawings Anchors: Welded to back of section. - Type/ centres: None Temporary fixings to shutter/ temporary supports: Contractors choice. Bolts/ ties: Refer to drawings. Other requirements: None. 380 DUCTS Material: TBC. Shape TBC - Size: TBC. Location: TBC. Other requirements: None. EXECUTION 610 HOLLOW ACCESSORIES Filling/ sealing: Temporally fill or seal accessory to prevent ingress of grout during concreting. Leave filling/ seals in position until accessory is used. 620 TEMPORARY SUPPORTS Location: Provide to hold accessories for casting into unshuttered surface of concrete, set at a level that will not adversely affect finish of concrete surface remote from accessory. Rigidity: Sufficiently robust and well anchored to prevent lateral movement or rotation of accessory during concreting. 630 PROTECTIVE COATINGS Inspect: Immediately prior to casting concrete. Damage to coatings: - Minor: Submit proposals for coating repair. - Significant: Replace accessory. 640 INSTALLATION Cleanliness: At time of casting, surfaces in contact with concrete to be free from contaminants which may adversely affect accessory, reinforcement, concrete, or bond between accessory and concrete. Position: Hold accessory firmly in position at right angles or other specified angle to concrete surface, preventing displacement during concreting. Other requirements: None. - Other requirements: ------. Ref: ST8150511/NL/DW/005 34 Issue 1: 29 July 2015

GGlanville G10 STRUCTURAL STEEL FRAMING To be read with Preliminaries/ General conditions. GENERAL REQUIREMENTS/ INFORMATION 110 CONTRACTOR'S DESIGN OF JOINTS TO ALL STEELWORK Design concept: Generally all beams designed as simply suggested, with bracing for lateral stability. Design responsibility: Design connections and detail steelwork and connections. - Other responsibilities: None Structural requirements: - Generally: As section B50. Modifications: None Design: Complete in accordance with the designated code of practice to satisfy specified performance criteria. Connections: Refer to loads on Glanville Consultants drawing prefixed ST8150511. Fixings to foundations and walls: As per drawings prefixed ST8150511. Additional requirements: None - - - - Design and production information: Steelwork fabricator to provide steelwork connection calculations to Glanville Consultants for submission to Building Control. 111 DESIGN: The structural steelwork shown on the drawings and described in this specification has been designed to BS 5950, unless stated otherwise. Complete the design and detailing to satisfy the loading requirements specified, or otherwise calculable from the information given, and in accordance with details shown on the drawings. 115 DESIGN CONSTRAINTS – GENERAL Members forming bracing systems or girders of lattice construction: Unless detailed or instructed otherwise, position so that their lines of action intersect at a point. Bolts: - - - Diameter (minimum): 16mm diameter Number per connection (minimum): Two, unless otherwise indicated. Other requirements: Grade 8.8. Punching of bolt holes: Permitted. Welds: Full profile. Other constraints: None. 116 DESIGN CONSTRAINTS – STEELWORK TO BE GALVANIZED (External Roof Plant Screen Support) Steel grades: Do not use steel downgraded from a higher specification. Detail design: Avoid details that will increase the risk of initiating liquid metal assisted cracking (LMAC). Ref: ST8150511/NL/DW/005 35 Issue 1: 29 July 2015

GGlanville 117 DESIGN CONSTRAINTS: The steelwork contractor shall be responsible for the design of all the connections in accordance with the loads and details indicated on the drawings. The steelwork contractor shall be responsible for all of the temporary bracing to the steelwork to ensure the overall stability during erection and until the roof coverings, floor slabs have been completed. The work is to be in accordance with the enquiry/contract drawings, and on any further drawings which may be issued as the work proceeds. No deviation from the layouts or substitution of designed structural steel sections may be made without prior written authority from the CA. Position members forming bracing systems or girders of lattice construction so that their lines of action intersect at a point. Loadings to be in accordance with BS648, BS6399 Part 1, 2 and 3. Should other loading information be used, verification of such loads must be forwarded with the design calculations. Two copies of all design calculations must be submitted to the Engineer for comment as soon as possible, but a minimum ten working days before fabrication commences. Further copies of calculations shall be forwarded as requested by the Engineer. Site connections to be bolted, unless specifically indicated on the drawings, using grade 8.8 bolts. The minimum weld shall be 6mm fillet weld continuous. Connections to have a minimum of four bolts. Bolts to have a minimum diameter of 20mm. 120 DRAWINGS AND CALCULATIONS Information required: Provide drawings (inc. schedule) in accordance with NSSS tables 1.2. Requirement: Before preparing detailed fabrication drawings, submit: - General arrangement drawings with individual steel members clearly identified. - Calculations/ selected standard joint detail for major connections. 125 SPECIFICATION STANDARD Standard: Comply with latest edition of National Structural Steelwork Specification (NSSS). -Document availability: For the duration of the work, at fabrication shop and on site. References to Engineer in NSSS: For the purpose of this contract, interpret such references as being to Glanville Consultants Ltd. 126 SPECIFICATION: Comply with the latest edition of the National Structural Steelwork Specification (hereinafter called the NSSS) unless specified otherwise in this section. Ensure that a copy of the NSSS is available at all times during the course of the Works at the fabrication shop and on site. 127 DRAWINGS: The sub-contractor shall prepare accurate and clear, general arrangement and detail drawings for fabrication and erection purposes. Two copies of the general arrangement drawings must be submitted to the Engineer a minimum seven working days prior to commencement of detail drawings, unless previously agreed with the Engineer. The fabricator shall submit 3 copies of the general arrangement and full fabrication drawings and details for comment to the Engineer, Contractor and Architect. The Ref: ST8150511/NL/DW/005 36 Issue 1: 29 July 2015

GGlanville drawings will be returned marked with the following categories within 10 working days of receipt: Class A - No comments. Class B - Minor comments - drawing to be amended but does not need to be resubmitted. Class C - Major comments -drawing to be resubmitted. Allow for re-working the drawing as necessary after initial comment and resubmission for further comment as above until class A drawings are achieved. Submit copies of the class A drawings to all parties. General arrangement drawings will be checked thoroughly by the Engineer for both sectional, and dimensional accuracy, whereas fabrication drawings will only be nominally checked. Fabrication commenced without receipt of comments from the Engineer, and a written instruction from the Client, on fabrication drawings is at the sub-contractors own risk. Hollow sections are to be sealed with welded plates. Baseplates to have a minimum of four holding down bolts, unless agreed with the Engineer. The sub-contractor is to liase with other disciplines to determine and agree sizes and positions of holes required in steel members. 128 ERECTION METHOD STATEMENT to be submitted at least 14 days before starting erection of steelwork, including details of (with drawings if necessary): Method and sequence of erection. Type of craneage. Temporary guys and bracing proposed for use during erection. 130 GENERAL STEEL SECTIONS AND PLATES FOR ALL SUPERSTRUCTURES ELEMENTS Standard: BS EN 10025-2 Grade: S275JR - Options: None. Source: Obtain steel from a source accredited to a national or internationally accepted quality standard. Other requirements: Steel to be galvanised to have a combined equivalent value not exceeding 0.44. 135 HOLLOW STEEL SECTIONS FOR SUPERSTRUCTURE Standard: BS EN 10210-1 Grade: S275 Source: Obtain steel from a source accredited to a national or internationally accepted quality standard. Other requirements: Steel to be galvanised to have a combined equivalent value not exceeding 0.44. FABRICATION GENERALLY 150 GENERAL REQUIREMENTS: Inform Engineer when fabrication is due to start. Do not fabricate steelwork for which the drawings have not been checked by Engineer. Before fabricating, ensure that surface condition of steel which is to be coated complies with requirements specified for cleaning. Ref: ST8150511/NL/DW/005 37 Issue 1: 29 July 2015

GGlanville Ensure that fabrication processes do not cause changes in properties of materials resulting in non-compliance with specified requirements. Employ an Independent Testing Laboratory to inspect the steelwork after fabrication of the works and to report upon the accuracy and quality of fabrication and welding. Provide all reports to the Engineer and carry out any necessary. Inspection shall include testing all butt welds and random testing of 10% of all other welding COLD FORMED MATERIALS 170 COLD-FORMED GALVANIZED STEEL FOR PLANT ROOM Manufacturer: Metsec (or similar approved) - Product reference: Refer to drawings prefixed ST8150511. Material: Galvanized steel sheet to BS EN 10326. - Thickness: Refer to drawings prefixed ST8150511. - Designation: Refer to drawings prefixed ST8150511. FABRICATION 180 NOTIFICATION OF COMMENCEMENT Notice: Give notice before fabrication is due to start. - Period of notice (minimum): Five working days. 190 MARKING Identifying and recording materials and components: Submit details of proposed methods. Location of marks: - Generally: Visible for checking after erection. - Weathering steel: On surfaces not exposed to open view in the completed work. Steel to be blast cleaned, pickled, metal sprayed or galvanized: Marked so that subsequent treatment cannot obliterate the marking. 195 HARD STAMPING Usage: Not permitted except as indicated on drawings. 210 END CONNECTIONS Angle web cleats: Project 10 mm beyond ends of simply supported members. 215 HOLLOW SECTIONS Insides of sections: Debris and moisture removed before sealing ends and openings. 220 ACCESS/ VENTILATION HOLES IN BASE PLATES Base plates larger than 1 m2: Make 25 mm diameter holes as necessary for pressure grouting, escape of entrapped air or direct compaction of filling/ bedding material. 225 STEELWORK TO BE GALVANIZED Cutting, drilling and shop welding: Complete before galvanizing. Vent and drain holes: Provide as necessary. - Locations: Submit proposals. - Sealing: Contractors choice. Ref: ST8150511/NL/DW/005 38 Issue 1: 29 July 2015

GGlanville WELDING 255 SITE WELDING Usage: Permitted only where indicated on drawings. Working conditions: Suitable and safe. Do not weld when surfaces are wet or when ambient temperature is below 0oC.- 270 ADDITIONAL WELDS Welds (including tack welds) not indicated on drawings: Not permitted without approval. BOLT ASSEMBLIES 370 GALVANIZED COATING TO BOLT ASSEMBLIES Standard: To BS 7371-6. Galvanizing: Applied by fastener manufacturer. Passivated and lubricated if no additional coatings are specified. Nuts tapped after galvanizing. Use/ location: To 'external' ramp. SEALED HOLLOW SECTIONS Holes: Sealed to prevent access of moisture. - Method of sealing: Contractors choice. 390 ERECTION 405 OUTLINE METHOD OF ERECTION Contractor to submit proposals. 410 PRE-ERECTION CHECKS Scope: At least 7 days before proposed erection start date, check the following: - Foundations and other structures to which steelwork will be attached: Accuracy of setting out. - Holding down bolts: Position, protruding length, slackness and condition. Inaccuracies and defects: Report without delay. Permission to commence erection: Obtain. 415 ERECTING STEELWORK: Set out and erect to the agreed plans and to the satisfaction of the CA. Provide all temporary erection bracing necessary to ensure stability of the building during erection. Remove when it is safe to do so, timing to be agreed with the CA. - Do not distort steelwork and do not exceed stress limits during erection unless otherwise approved. The steelwork shall be delivered and erected in accordance with the requirements of the contract. Should the work be phased, the sub-contractor shall ensure delivery and erection in accordance with the phasing. The steelwork erection shall be carried out by experienced steel erectors using all necessary plant, tackle and tools necessary to comply with all current Health & Safety Legislation. Ref: ST8150511/NL/DW/005 39 Issue 1: 29 July 2015

Glanville

420 SETTING OUT: Notwithstanding the requirements of BS5950 Part 2, set out and erect the steelwork to ensure compliance with the following tolerances:

i)	level from datum to underside of glazing support or door header trimmer		0 to + 5mm
ii)	level from datum to top of steelwork at any requirements		- 4 to + 6mm
iii)	vertically	up to 5m	+ or - 5mm
		5m to 10m	+ or - 10mm
		over 10m	1 in 1000
iv)	location between members		+ or - 10mm
v)	line of glazing supports		+ or - 2mm

Note: The tolerances are not accumulative. Fabrication tolerances are not additive to erection tolerances.

425 MODIFICATIONS
- Steelwork: Do not modify without approval.

440 COLUMN BASES
- Levels: Adjust using steel shims or folding wedges no larger than necessary.
- Location of shims/ wedges: Position symmetrically around perimeter of base plate. Do not use a single central pack.
- Give notice: If space beneath any column base is outside specified limits for bedding thickness.
- Accuracy of erection: Check, and correct errors before filling and bedding beneath bases and carrying out other adjacent work.

441 MORTAR FILLING/ BEDDING OF COLUMN BASES
- Bolt pockets: Completely filled with neat cement slurry.
- Spaces beneath base plates: Completely filled as follows:
  - Spaces 0–25 mm deep: Obtain instructions.
  - Spaces 25–50 mm deep: 1:1 cement:sand mortar, just fluid enough to pour. Tamped well as filling proceeds. Provide temporary shuttering as necessary.
  - Spaces 50–80 mm deep: 1:2 cement:sand mortar, just damp, tamped well against properly fixed supports as filling proceeds.
- Cement: Portland cement BS EN 197-1 – CEM I 42.5 or 52.5.
- Sand: To BS EN 12620, grade 0/4 or 0/2 (MP).
- Additives: Contractor to submit proposals.

447 BONDED ANCHORS
- Holes: Clean and free from dust at time of installing anchor.
- Permeable sleeves: Use in conditions where otherwise the loss of bonding agent would be unacceptably high.
- Other requirements: None.

Ref: ST8150511/NL/DW/005 40 Issue 1: 29 July 2015

GGlanville TESTING 475 PRODUCTS Steel: Submit test certificates. PROTECTIVE COATINGS 510 SURFACES NOT TO BE COATED Location: Top of composite steel beams to car park. 535 INSPECTION OF COATING WORK Work in progress: Permit coating manufacturer to inspect and take samples of products. Notice: Give notice of dates for: - - - Start of surface preparation and coating. Coated members or components leaving the works. Period of notice (minimum): 5 working days. PROTECTIVE COATING SYSTEMS 620 GALVANIZING TO BLAST CLEANED STEEL Use/ location: To all steelwork supporting 'external' ramp outside of building envelope. Preparation: Blast cleaning to BS EN ISO 8501-1, preparation grade Sa21/2 using chilled angular iron grit grade G24 to give a coarse surface profile, followed by chemical cleaning. Galvanizing: To BS EN ISO 1461. - Minimum mean coating thickness: 140 micrometres. PREPARATION FOR PAINTING 710 OFFSITE PREPARATION AND PAINTING Working area: Covered and properly lit, heated and ventilated. Sequence of working: Select from the following and submit proposals: - - - Fabricate, blast clean, prime. Blast clean, fabricate, remove flash rust with a light overall sweep blast, prime. Blast clean, apply weldable prefabrication primer, fabricate, prime. Prefabrication primer (option 3): Type recommended by manufacturer of post fabrication primer. - Thickness of post fabrication primer coat: May be reduced if and as recommended by manufacturer. Surfaces inaccessible after assembly: Apply full treatment and coating system including, if necessary, local application of site coatings. 725 MANUAL CLEANING OF NEW STEELWORK Preparation: Remove fins, burrs, sharp edges, weld spatter, loose rust and loose scale. Surface finish: Clean but unpolished to BS EN ISO 8501-1, grade St 2. Finishing: Thoroughly degrease and clean down. Remove any consequent rusting back to grade St 2. Prime without delay. Ref:ST8150511/NL/DW/005 41 Issue 1: 29 July 2015

G Gianville 730 PREPARATION FOR SITE WELDING OF SHOP PAINTED STEELWORK Method: Select from the following: - Mask weld areas immediately after blast cleaning and before coating steelwork. If paint system comprises more than one coat, step each coat 30 mm back from edge of preceding coat and away from masked areas. Remove masking immediately before welding. - Prepare and paint steelwork including weld areas. Grind off to bare steel around each weld area immediately before welding. 736 TREATMENT OF SITE WELDED JOINTS IN GALVANIZED STEELWORK Preparation: After welding, and without delay, remove scale and weld spatter from weld areas. Remove traces of rust. Wash with clean water and allow to dry. Coating: Reinstate using one of the methods given in BS EN ISO 1461, clause 6.3. 740 BOLTED JOINTS (OTHER THAN FRICTION GRIP JOINTS) Steelwork to be shop painted: Apply full shop specification to joint faces. Steelwork to be erected with mill finish then site painted: Before erection, prepare and prime joint faces and allow to dry. Bolted joints in externally exposed steelwork: - Immediately before assembling, apply a further coat of primer and bring surfaces together while still wet. - After assembling and before applying site coatings, seal crevices to bolts and joint perimeters with a compatible sealant. 745 FAYING SURFACES OF FRICTION GRIP JOINTS Protection: Immediately after blast cleaning and before coating surrounding areas, mask faying surfaces to protect from contamination and deterioration. - Paint systems comprising more than one coat: Step each coat 30 mm back from edge of preceding coat and away from masked areas. Removal of protection: Immediately before bolting, remove masking. Check faying surfaces are free from adhesive. Clean with solvent if necessary. 755 UNCOATED FASTENERS Treatment: After steelwork erection and before·applying site coatings, thoroughly degrease and clean. Without delay, coat to match adjacent shop painted areas. 760 GALVANIZED FASTENERS Treatment: After steelwork erection and before applying site coatings, thoroughly degrease and clean. Etch prime. 770 SITE PREPARATION OF GALVANIZED SURFACES FOR PAINTING Preparation: Thoroughly degrease. Remove white corrosion products. Wash off and allow to dry before applying etching wash or primer. PAINTING 810 ENVIRONMENTAL CONDITIONS General requirements prior to starting coating work: - - Surfaces: Unaffected by moisture or frost. Steel temperature: At least 3oC above dew point, with conditions stable or improving, and not high enough to cause blistering or wrinkling of the coating. Relative humidity: Below 85%. - Ref: ST8150511/NL/OW/005 42 Issue 1: 29 July 2015

GGlanville 815 COATINGS Surfaces to be coated: Clean, dust free and suitably dry. Previous coats to be adequately cured. Multiple coats of same material: Use different tints to assist checking of complete coverage. Penultimate coat: Colour recommended by paint manufacturer to suit top coat colour. Finish required: Smooth and even, of uniform thickness and colour, free from defects. 820 FILM THICKNESS Wet film thickness: During application, check thickness of each coat with a wheel or comb gauge used in accordance with BS EN ISO 2808. Accumulated dry film thickness: After each coat has dried, check total accumulated film thickness. - - - - Method: Magnetic or electromagnetic meter. Number and position of measurements: As directed. Validation: Measurements to be independently witnessed. Meter calibration: Check against standard shims and recalibrate regularly against a smooth steel reference plate. Average dry film thickness: - At least specified thickness over any square metre. -No reading to be less than 75% of specified thickness. Top coat dry film thickness: Sufficient to give an even, solid, opaque appearance. 825 STRIPE COAT External angles, nuts, bolt heads, rough weld seams, and areas difficult to coat: Apply additional stripe coat of Fosroc Galvafroid (or similar approved). 850 JUNCTIONS WITH CONCRETE Exposed steelwork partially embedded or encased in concrete: Apply two coats of bituminous coating locally to the steel/concrete junction. Ref: ST8150511/NL/DW/005 43 Issue 1: 29 July 2015

GGlanville Q10 KERBS/EDGINGS/CHANNELS/PAVING ACCESSORIES To be read with tender enquiry documents. TYPES OF KERBS/EDGINGS/CHANNELS 110 PRECAST CONCRETE KERBS To BS 7263:Part 1. Method of manufacture: Wet press process. Manufacturer and reference: to be approved. Type/size: HB2 125 x 255 Special shapes: As shown on the drawings prefixed ST8150511 Finish/colour: Fine picked natural concrete Joints: Dry Other requirements: Drop kerbs DL1 & DR1 125 x 255 - - - 111 CHANNEL KERB To BS7263: Part 1 Manufacturer and reference: Marshalls - - - - - - - Type/size: CS1 225 x 125 Special shapes: As shown on drawings prefixed ST8150511 Finish/colour: Fine picked, natural concrete Joints: Dry Other requirements: None 114 PRECAST CONCRETE EDGINGS To BS 7263:Part 1. Method of manufacture: Wet press process. Manufacturer and reference: to be approved. Type/size: EF 50 X 150 X 915 Special shapes: None Finish/colour: Fine picked, natural concrete Joints: Dry Other requirements: None - - - LAYING 510 LAYING GENERALLY Cutting: Neat, accurate and without spalling. Form neat junctions. Bedding: Position true to line and level along top and front faces, in a mortar bed on accurately cast foundations. Securing: After bedding has set, secure with a continuous haunching of concrete. 530 CONCRETE FOR FOUNDATIONS AND HAUNCHING Standards: To BS 5328. Designated mix: Not less than the following: - GEN3;or - Standard mix ST4. Workability: Very low. Ref: ST8150511/NL/DW/005 44 Issue 1: 29 July 2015

GGlanville 540 MORTAR BEDDING General: Refer to section Z21. Mix: (Portland cement: sand): 1.3. - Portland cement: Class 42.5 to BS 12. - Sand: Grade M or F to BS 882. Bed thickness: 10-40 mm. 620 ACCURACY Deviations (maximum): - Level: ± 6 mm. - Horizontal and vertical alignment: 3 mm in 3m. 630 NARROW MORTAR JOINTS Jointing: As laying proceeds, butter ends of units with bedding mortar. Completely fill joints. Tightly butt. Clean off surplus mortar immediately. - Joint width: 3 mm. Ref: ST8150511/NL/DW/005 45 Issue 1: 29 July 2015

G Gianville Q20 GRANULAR SUB-BASES TO ROADS/PAVINGS To be read with Preliminaries/General conditions. 110 THICKNESSES OF SUB-BASE/SUBGRADE IMPROVEMENT LAYERS Thicknesses: - Drg. No's ST8150511/101-102 & SD series. 140 COMPACTION OF SUBGRADE Final excavation to formation level: Carry out immediately before compaction of subgrade. Soft spots: Give notice. Wet conditions: Do not excavate or compact when the subgrade may be damaged or destabilised. Thorough compaction: - Use a mechanical rammer where use of a roller is not practical. - Provide additional compaction where local excavation and backfilling has taken place. 150 SUBGRADE FOR VEHICULAR AREAS General: Prepare and compact thoroughly immediately before placing sub-base. Standard: To Highways Agency, Specification for highway works', clauses 616 and 617. 160 SUBGRADE FOR PEDESTRIAN AREAS General: Prepare and compact thoroughly immediately before placing sub-base. Method: Roller weighing not less than 2.5 tonnes or equivalent other plant. 200 SUBGRADE IMPROVEMENT LAYER (CAPPING) Material: To Highways Agency Specification for highway works, table 6/1, Class 6F4 or 6F5. Standard: Place and compact to Highways Agency 'Specification for highway works,' table 6/1, clause 612 and clause 613.3, 613.9 and 613.10. 205 HIGHWAYS AGENCY TYPE 2 GRANULAR MATERIAL Material: To Highways Agency 'Specification for highway works', clause 804 (Type 2) or approved equivalent. CBR (minimum): 30% as clause 804.3. Testing: As clause 804.6 if required by the CA. 210 HIGHWAYS AGENCY TYPE 1 GRANULAR MATERIAL Material: Highways Agency 'Specification for highway works', clause 803 (Type 1) or approved equivalent. Testing: As clause 803.5, if required by CA. Ref:ST8150511/NL/DW/005 46 Issue 1: 29 July 2015

Glanville

220 POROUS GRANULAR SUB-BASE
- To be installed with appropriate membranes to suit Hanson Formpave system and perforated outfall pipes. Refer to drawings ST8150511/101-102 for locations and details.
- Crushed rock all to Hanson Formpave specification.
- All materials to be in accordance with Hanson Formpave requirements.
- Upper sub base 20mm - 5mm stone to BS EN 13242:2002 - 100mm thick
- Lower sub base 63-10mm stone to BS EN 13242:2002.
- Depth of lower sub-base varies: Refer to drawings ST8150511/101-102 for details.

230 PLACING GRANULAR MATERIAL GENERALLY
- Preparation: Remove loose soil, rubbish and standing water.
- Structures, membranes and buried services: Ensure stability and avoid damage.

240 LAYING GRANULAR SUB-BASES FOR VEHICULAR AREAS
- General: Spread and level in layers. As soon as possible thereafter compact each layer.
- Standard: Highways Agency 'Specification for highway works' clauses 705.1, 705.2, 705.3, 801.3, 802.
- At drainage fittings, inspection cover bases and at perimeters: Take particular care to compact fully.

241 LAYING GRANULAR SUB-BASES FOR VEHICULAR AREAS
- Proposals: Well in advance of starting work submit details of:
  - Maximum depth of each compacted layer.
  - Type of plant.
  - Minimum number of passes per layer.
- General: Spread and level in layers. As soon as possible thereafter compact each layer.
- At drainage fittings, inspection cover bases and at perimeters: Take particular care to compact fully.
- After compaction: Immediately before overlaying, the sub-base surface must be uniformly well closed and free from loose material, cracks, ruts or hollows.

250 LAYING GRANULAR SUB-BASES FOR PEDESTRIAN AREAS
- General: Spread and level. As soon as possible thereafter, compact with a roller weighing not less than 2.5 tonnes or other equivalent plant.

310 ACCURACY Permissible deviation (maximum) from the required levels, falls and cambers:

	Roads Parking areas	Footways Recreation areas
Subgrade	± 25 mm	± 20 mm
Sub-base	± 20 mm	± 12 mm

320 BLINDING
- Locations: Surfaces to receive sand bedded interlocking brick or block paving to section Q24.
- Material: Sand, fine gravel, PFA or other approved.
- Finish: Vibrate to provide a close, smooth surface.

Ref: ST8150511/NL/DW/005 47 Issue 1: 29 July 2015

GGlanville 330 COLD WEATHER WORKING Frozen materials: Do not use. Freezing conditions: Do not place fill on frozen surfaces. Remove material affected by frost. Replace and recompact if not damaged after thawing. 340 PROTECTION Sub-bases: As soon as practicable, cover with subsequent layers, specified elsewhere. Subgrades and sub-bases: Prevent damage from construction traffic, construction operations and inclement weather. Ref:ST8150511/NL/DW/005 48. Issue 1: 29 July 2015

G Glanville Q22 COATED MACADAM/ ASPHALT ROADS/ PAVINGS To be read with tender enquiry documentation. TYPES OF PAVING 110 COATED MACADAM PAVING TO PROPOSED AISLE CONSTRUCTION Materials and workmanship: to BS 4987. Surface treatment: None Surface course: Material: SMA (10 n.s) to BS EN 13108-5:2006 Binder course: Material: AC20 (20mm n.s) to BS EN 13108-1:2006 Base course: (HGV access only) Material: AC32 (32mm n.s) to BS EN 13108-1:2006 Granular sub-base as section Q20 of this specification The thickness of each layer is shown on drawing No. ST8150511/101. PREPARATORY WORK/ REQUIREMENTS 240 ACCEPTANCE OF SUB-BASE Surface: Sound, clean and suitably close textured. Levels and falls: To be within the specified tolerances: Vehicular areas:+10 to -30 mm. Pedestrian areas: ±12 mm. Drainage outlets: 0 to -10 mm of the required finished level. Kerbs and edgings: Complete, adequately bedded and haunched and to the required levels. 250 ABUTMENTS Edges of manholes, kerbs and other abutments: Clean and paint with a thin uniform coating of bitumen. LAYING 310 LAYING GENERALLY Preparation: Remove all loose material, rubbish and standing water. Adjacent work: Form neat junctions. Do not damage. Channels, kerbs, inspection covers etc: Keep clean. New paving: Keep traffic free until it has cooled to prevailing atmospheric temperature. Do not allow rollers to stand at any time. Prevent damage. Lines and levels: With regular falls to prevent ponding. Overall texture: Smooth, even and free from dragging, tearing or segregation. State on completion: Clean. Ref: ST8150511/NL/DW/005 49 Issue 1: 29 July 2015

Glanville

320 COLD WEATHER WORKING
- Frozen materials: Do not use.
- Freezing conditions: Do not lay pavings.
- Coated macadam: Do not apply if the temperature of the laying surface is below 2°C (or -1°C on a rising thermometer).
- Rolled asphalt: Do not apply if the temperature of the laying surface is below 5°C or the air temperature is below 0°C.

330 LEVELS
- Permissible deviation from the required levels, falls and cambers (maximum):
  - Finished surface: ±6 mm.
  - Adjacent to gullies and manholes: 0 to +6 mm.

351 CONTRACTOR'S USE OF PAVEMENTS
- Final surfacing:
  - Timing: Defer laying until as late as practicable.
  - Immediately before laying final surfacing: Clean and make good the roadbase/ basecourse. Allow to dry. Uniformly apply, without puddles, a tack coat of sprayed bitumen emulsion of a suitable grade to BS 434-1 at 0.3 - 0.5 L/m². Allow emulsion to break completely before applying surfacing.

Ref: ST8150511/NL/DW/005 50 Issue 1: 29 July 2015

GGlanville Q24 INTERLOCKING BRICK/ BLOCK ROADS/ PAVINGS To be read with tender enquiry documentation. TYPES OF PAVING 111 CONCRETE SLAB PAVING Blocks: To BS 6717: Part 1. Manufacturer and reference: Concrete slabs: See Landscape Architect's drawing for details Colour: See Landscape Architect's drawing for details Size: See Landscape Architect's drawing for details Special blocks: None Setting out: See Landscape Architect's drawing for details Bond: See Landscape Architect's drawing for details Laying: Sand bed, thickness 30mm Sub-Base: DOT Type 1 (min. 150mm) 115 CONCRETE POROUS BLOCK PAVING TO VEHICLE PARKING AREAS Blocks: To BS 6717: Part 1 Manufacturer and reference: By 'Hanson Formpave' : See Landscape Architect's drawing for details Size: 200 x 100 x 80mm Special blocks: None Colour / Pattern: See Landscape Architect's drawing Setting Out: See Landscape Architect's drawings Bond: See Landscape Architect's drawings Laying course: 50mm thick, 2-6mm stone laying course to BS EN 13242:2002 and to Hanson Formpave specification Sub-base: Refer to section 020, 245. Thickness as shown on dwg ST8150511/101 Joints: Close jointed. LAYING 210 LAYING GENERALLY: Ensure that sub-bases are suitably accurate and to specified gradients before laying paving. Cut blocks/pavers neatly and accurately without spalling to give neat junctions at edge restraints and changes in bond. Select blocks/pavers vertically from at least 3 separate packs in rotation, or as recommended by manufacturer, to avoid colour banding. Lay blocks/pavers on a well graded stone bed and vibrate to produce a thoroughly interlocked paving of even overall appearance with regular stone filled joints and accurate to line, level and profile. 220 SAMPLES: Before placing orders submit for approval representative sample(s) of: all paving materials Ensure that delivered materials match sample(s). Ref: ST8150511/NL/DW/005 51 Issue 1: 29 July 2015

GGlanville 230 CONTROL SAMPLE(S): Complete sample area(s), being part of the finished work, in approved location(s) as follows and obtain approval of appearance before proceeding: Sample area to indicate all major paving materials including vehicular herringbone, clay paving and block kerbing. Each area shall be a minimum of 1.5m x 1.5m and shall be approved on site by the CA before commencing paving works. 240 ADVERSE WEATHER General: Do not use frozen materials or lay bedding on frozen or frost covered subbases. 242 ADVERSE WEATHER (SAND BEDDED AND JOINTED PAVING) Stockpiled bedding material: Protect from saturation. Exposed areas of sand bedding and uncompacted areas of paving: Protect from heavy rainfall. Sand bedding that becomes saturated before laying paving: Remove and replace, or allow to dry before proceeding. Damp conditions: Brush in as much jointing sand as possible. Minimize site traffic over paving. As soon as paving is dry, top up joints and complete compaction. 248 BEDDING LAYER TOLERANCES AFTER FINAL COMPACTION 50 mm nominal thickness: +15 to -20 mm. 30 mm nominal thickness: +12 to -0 mm. 250 ACCEPTANCE OF BASE: Before starting work ensure that: The sub-base surface is sound, clean, and close-textured enough to prevent loss of sand bedding into it during compaction and use. The levels and falls of the sub-base are as detailed, and within the specified tolerance. Drainage outlets are within +0 to -10 mm of the required finished level. Edge restraints, manhole covers, drainage outlets and the like are complete, to the required levels, and adequately bedded and haunched in mortar that has reached sufficient strength. Haunching to gullies, manhole covers and the inside face of edge restraints is vertical so that pavings do not 'ride up' when compacted. 260 LEVELS OF PAVING Permissible deviation from specified levels: - Generally:±6 mm. Height of finished paving above features: - At drainage channels and kerbs: +3 to +6 mm. 270 REGULARITY General: Where appropriate in relation to the geometry of the surface, variation in gap under a 3 m straight edge placed anywhere on the surface (maximum) to be 10 mm. Sudden irregularities: Not permitted. Difference in level between adjacent blocks/ pavers/ setts (maximum): 2 mm. Ref: ST8150511/NL/DW/005 52 Issue 1: 29 July 2015

GGlanville 280 SAND FOR BEDDING - GENERAL USE: Naturally occurring clean sharp sand from the quaternary geological series or sea dredged, graded to BS 7533:Part 3. Free from deleterious salts, contaminants and cement. Obtain from only one source and ensure that all sand supplied has consistent grading. Maintain at even moisture content which will give maximum compaction. Sand squeezed in the hand should show no free water and bind together when pressure is released. 290 SAND FOR JOINTING (NON PERMEABLE FOOTWAYS): Clean free flowing kiln dried silica sand. Do not use sand that will stain paving blocks. Free from deleterious salts, contaminants and cement. 291 GRIT FOR JOINTING (PERMEABLE PAVING) To Hanson Formpave specification. Vibrate blocks again and remove surplus grit. 300 LAYING BEDDING: Determine by trial on site the depth of loose bedding material needed to ensure the specified thickness after final compaction of paving. Maintain an prepared area of bedding not less than 1m and not more than 3m in advance of the laying face at all times, and not more than 1m at the conclusion of any working period. Do not leave areas of bedding exposed; proceed with laying blocks/pavers immediately. Do not deliver bedding sand to working area over uncompacted paving. Prevent disturbance to the bedding course by pedestrian or wheeled traffic. Fill, rescreed and recompact any parts of the bedding layer disturbed by removal of screeds rails or trafficking. 310A LAYING BLOCKS/PAVERS: Commencing from an edge restraint, lay blocks/pavers hand tight with a joint width of 2-5 mm. Maintain an open working face and do not use mechanical force to obtain tight joints. Place blocks/pavers squarely with minimum disturbance to bedding. Supply blocks/pavers to laying face over newly laid paving but stack at least 1 m back from laying face. Do not allow plant to traverse areas of uncompacted paving. Continually check alignment of pavers with string lines as work proceeds to ensure maintenance of accurate bond. lnfill at edge restraints as work proceeds. Wherever the type of bond and angle of edging permit, avoid very small infill pieces at edges by breaking bond on the next course in from the edge, using cut locks/pavers not less than 1/3 full size. 315A OBSTRUCTIONS: After laying full paving units, trim blocks/pavers neatly around drainage fittings and other obstructions, with joints not exceeding 5 mm and without reducing the thickness of the blocks/pavers. Provide and install 'special' block units as agreed with the CA Where this is not possible, form a rectangular in situ surround of grade C35 air entrained concrete, maximum aggregate size 10 mm, to BS 5328, with a minimum thickness of the combined depth of blocks/pavers and sand bedding, and a minimum width of 100 mm all round the obstruction, colour matched to approval. Ref: ST8150511/NL/DW/005 53 Issue 1: 29 July 2015

GGlanville 320 CUT BLOCKS/PAVERS with a masonry saw only. 321 CUT EDGES OF CHAMFERED BLOCKS: Grind a chamfer on cut edges to match the manufactured chamfered edges. PREPARATION/ LAVING 337 CLAY PAVERS: Brush sand into the joints and remove surplus before commencing any compaction. 340 COMPACTING AND JOINTING: Thoroughly compact blocks/pavers with vibrating plate compactor as laying proceeds but after infilling at edges. Apply the same compacting effort over the whole surface. Do not compact within 1 m of the working face. Do not leave uncompacted areas of paving at the end of working periods, except within 1 m of unrestrained edges. Check paving after compacting first few metres, then at frequent intervals to ensure that surface levels are as specified; if they are not, lift blocks/pavers and relay. Brush sand into joints, revibrate surface and repeat as required to completely fill joints. Avoid damaging kerb haunching and adjacent work during vibration. Do not begin vibration until kerbs have matured. 342 SAND BEDDING LAYER TOLERANCES, after final compaction: 50 mm nominal thickness: +15/-20 mm. 30 mm nominal thickness: +12/-0 mm. 345 LEVELS OF PAVING: Permissible deviation from specified levels to be +/-6 mm generally. Set paving 6-10 mm above gullies and 3-6 mm above surface drainage channels. 360 CONDITION OF SUB-BASES/ BASES BEFORE LAYING SAND BEDDING COURSE Granular surfaces: - Sound, clean, smooth and close-textured enough to prevent migration of sand bedding into the sub-base/ overlay during compaction and use. - Free from movement under compaction plant and free from compaction ridges, cracks and loose material. Prepared existing and new bound bases (roadbases): Sound, clean, free from rutting or major cracking and cleared of sharp stones, projections or debris. Bound base (roadbase) surface tolerance: +0 to -12 mm. Levels and falls: Accurate and within specified tolerances. Drainage outlets: Within +0 to -10 mm of required finished level. Edge restraints, manhole covers, drainage outlets and the like: Complete, to required levels, and adequately bedded and haunched in mortar that has reached sufficient strength. Haunching to gullies, manhole covers and inside face of edge restraints: Vertical, so that pavings do not 'ride up' when compacted. 370 AFTER COMPLETION OF PAVING: Do not use vacuum cleaning machines. Leave a thin (1-2 mm) layer of jointing sand over the paving. 54 Ref: ST8150511/NL/DW/005 Issue 1: 29 July 2015

GGlanville 380 REMEDIAL WORK: During the Contract and Defects Liability Period: Any areas of paving which settle must be re-laid as specified. Where early trafficking leads to settlement of the jointing sand, refill the joints as specified. 465 LAYING BEDDING GENERALLY Site trial: Determine by trial the depth of loose bedding material needed to ensure specified bedding course thickness after final compaction of paving. Bedding materials: Do not deliver to working area over uncompacted paving. Bedding course prepared area: 1 m (minimum) to 3m (maximum) in advance of laying face, and 1 m (maximum) at end of working period. Protection of prepared bedding course: Do not allow traffic or leave exposed. Fill, rescreed and recompact areas disturbed by removal of screed rails or trafficking. Lay blocks/ pavers/setts immediately. COMPLETION 620 COMPLETION OF PERMEABLE PAVING Cleaning: Immediately before handover, remove excess grit from surface of paving. Ref: ST8150511/NL/DW/005 55 Issue 1: 29 July 2015

GGlanville R12 DRAINAGE BELOW GROUND To be read with tender enquiry documentation. GENERALLY 100 EXISTING DRAINS Setting out: Before starting work, check invert levels and positions of existing drains, sewers, inspection chambers and manholes against drawings. Report discrepancies. Protection: Protect existing drains to be retained and maintain normal operation. 106 IN SITU CONCRETE: Unless specified otherwise, in situ concrete for use in drainage below ground to be to BS 5328, either: Designated mix GEN 3, or an equivalent or better mix subject to approval. Different mixes may be used for different parts of the drainage work. TYPES OF PIPELINE 121 CLAY PIPELINES FOR FOUL AND SURFACE WATER Pipes, bends and junctions: Vitrified clay to BS EN 295-1 B65, with flexible joints, Kitemark certified. Manufacturer and reference: Hepworth Supersleve or equivalent Size(s): DN100, DN150, DN225 Assumed type of subsoil: Fills, clay Bedding class Generally Class S & Class Z Warning marker tape: None Colour/message: N/A Wire detection aid: None 122 CONCRETE PIPELINES FOR SURFACE WATER Pipes, bends, junctions: Concrete to BS 5911 Manufacturer: ARC or equivalent Size(s): DN300, DN375, DN450, DN525, DN600 Assumed type of subsoil: Fills, clay Bedding class: Generally Class S and Class Z Warning marker tape: None Colour/message: N/A Wire detection aid: None 123 UNPLASTICISED PVC PIPELINES FOR FOUL OR SURFACE WATER Pipes, bends, junctions: To BS 4660: 2000 and BS EN 1401-1 Manufacturer:Polysewer or Rigisewer, as appropriate by Polypipe or approved Size(s): DN150, DN225, DN300 Assumed type of subsoil: Fills, clay Bedding class: Generally Class S and Class Z Warning marker tape: None Colour/message: N/A Wire detection aid: None equivalent Ref:ST8150511/NUDW/005 56 Issue 1: 29 July 2015

GGlanville EXCAVATING/ BACKFILLING 205 EXCAVATED MATERIAL Turf, topsoil, hardcore, etc: Set aside for use in reinstatement. 210 LOWER PART OF TRENCH - GENERAL Trench from bottom up to 300 mm above crown of pipe: With vertical sides and of a width as small as practicable but not less than external diameter of pipe plus 300 mm. 230 ASSUMED TYPE OF SUBSOIL: Where the type of subsoil at the level of the crown of the pipe differs from that stated for the type of pipeline, obtain instructions before proceeding. 240 FORMATION FOR BEDS Timing: Excavate to formation immediately before laying beds or pipes. Mud, rock projections, boulders and hard spots: Remove. Replace with consolidated bedding material. Local soft spots: Harden by tamping in bedding material. Inspection of excavated formations: Give notice. 260 TRENCH SUPPORTS Removal of trench supports and other obstacles: Sufficient to permit compacted filling of all spaces. 270 BACKFILLING TO PIPELINES Backfilling from top of surround or protective cushion: Material excavated from trench, compacted in layers 300 mm (maximum) thick. Heavy compactors: Do not use before there is 600 mm of material over pipes. 280 BACKFILLING UNDER ROADS AND PAVINGS Backfilling from top of surround or protective cushion up to formation level: Granular Subbase Material Type 1 to HA Specification for Highway Works, Clause 803, laid and compacted in 150 mm layers. 281 BACKFILLING OVER CONCRETE Minimum times from placing concrete: - Backfilling generally: 24 hours. - Heavy compactors and traffic loads: 72 hours. BEDDING/ JOINTING 310 INSTALLATION GENERALLY Pipes and fittings: From same manufacturer for each pipeline. Jointing: Use recommended lubricants. Leave recommended gaps at ends of spigots to allow for movement. Jointing differing pipes and fittings: With adaptors recommended by pipe manufacturer. Laying pipes: To true line and regular gradient on even bed for full length of barrel with sockets (if any) facing up the gradient. - Protect from damage and ingress of debris. Seal all exposed ends during construction. Ref: ST8150511/NL/DW/005 57 Issue 1: 29 July 2015

Glanville

- Timing: Minimize time between laying and testing. Backfill after successful initial testing.

350 CLASS S GRANULAR BED - Refer to standard details
- Granular material to BS 882:

Pipe size (DN)	Nominal single size (mm)
100 & 150	10
225, 300 & 450	10 or 20
525 & 600	10, 20 or 40

- Bedding: Granular material, compacted over full width of trench:
  - Thickness (minimum): 50 mm for sleeve jointed pipes, 100 mm for socket jointed pipes. Where trench bottom is uneven due to hard spots or other reason, increase thickness by 100 mm.
- Pipes: Digging slightly into bed, resting uniformly on their barrels and adjusted to line and gradient.
- Backfilling:
  - Timing: Laid after successful initial testing.
  - Material: Protective cushion of selected fill, free from vegetable matter, rubbish, frozen soil and material retained on a 40 mm sieve.
  - Depth: 150 mm above crown of pipe.
  - Compaction: By hand in 100 mm layers.

461 CLASS Z CONCRETE SURROUND - Refer to standard details
- Concrete blinding (over full width of trench): Allow to set before laying pipes.
  - Thickness: 25 mm.
- Temporary pipe support: Folding wedges of compressible board. Prevent flotation.
- Surround, to full width of trench:
  - Timing: After successful initial testing.
  - Depth: To 150 mm above crown of pipe or as shown on drawings.
  - Vertical construction joints: At face of flexible pipe joints using 18 mm thick compressible board pre-cut to profile of pipe.
    Socketed pipes: Fill gaps between spigots and sockets with resilient material to prevent entry of concrete.

512 PIPELINES PASSING THROUGH STRUCTURES
- Pipelines that must be cast in or fixed to structures (including manholes, catchpits and inspection chambers): Provide short length (rocker) pipes near each external face, with flexible joint at each end:

Pipe size (DN)	Distance to first joint from structure (mm)	Short length (mm)
100 & 150	150	600
225	225	600

- Pipelines that need not be cast in or fixed to structures (e.g. walls to footings): Provide either:
  - Short length (rocker) pipes as specified above, or
  - Openings in the structures to give 50 mm minimum clearance around the pipeline. Closely fit a rigid sheet to each side of opening to prevent ingress of fill or vermin.

520 BENDS AT BASE OF SOIL STACKS: Unless specified otherwise, use a 90 nominal rest bend with a minimum radius of 200 mm to centreline of the pipe. Invert of horizontal drain at base of stack to be not less than 450 mm below centreline of lowest branch pipe (refer to standard details).

Ref: ST8150511/NL/DW/005 58 Issue 1: 29 July 2015

GGlanville 525 DIRECT CONNECTION OF GROUND FLOOR WCS TO DRAINS Drop from crown of WC trap to invert of drain must not exceed 1.5m. Horizontal distance from the drop to a ventilated drain must not exceed 6m. TERMINAL/ ACCESS FITTINGS 610 ROAD GULLIES: Ductile iron gully grating and frame to BS EN124, class C250 adjacent to kerbs and class D400 elsewhere, 325 x 450mm, kitemarked. 650 RODDING POINTS: Hepworth SuperSleve SRP 1/2 or similar approved. 690 INSTALLATION OF FITTINGS Setting out: Square with and tightly jointed to adjacent construction. Bedding and surrounds: Concrete, 150 mm thick. Permissible deviation in level of gully gratings: +0 to -10 mm. Exposed openings in fittings: Fit purpose made temporary caps. Protect from site traffic. MANHOLES/ CHAMBERS/ SOAKAWAYS/ TANKS 710 BRICK MANHOLES/ INSPECTION CHAMBERS - Refer to standard details Drawing reference(s): ST8150511 Bases: 150mm thick plain concrete, mix as specified in clause 106 Brickwork: Type B engineering bricks with frogs facing upwards. Steps: Galvanised ferrous to BS1247 and BS5911. Bed in joints to all chambers over 900mm deep at 300mm vertical centres staggered 300mm horizontally, with lowest step not more than 300mm above benching and top step not more than 450mm below top of cover. Channels, branches and benching: Conventional as clause 760 Openings to suit required access covers. Concrete mix as specified in clause 106. Reinforcement: As detailed in the drawings. Access covers and seating: Generally ductile iron as clause 660. Covers to Type D manholes to be two-part double triangular. Covers located inside buildings and hard landscaped areas to be fabricated steel, recessed to accommodate appropriate final surface material. 720 PRECAST CONCRETE MANHOLES - Refer to standard details Drawing reference(s): ST8150511 Bases: 225mm thick beneath invert of channel pipes using GEN 3 concrete. GEN 0 concrete blinding in base of trench prior to pouring GEN 3 concrete. Manhole sections: Precast concrete sections supplied by ARC or similar approved. Steps: Galvanised ferrous metal to BSW1247 and BS5911. Bed in wall of concrete ring to all chambers over 900mm at 250mm vertical centres staggered 300mm horizontally, with the lowest step not more than 300mm above the benching and the top step not more than 450mm below top of cover. Channel, branches and benching: Conventional as Clause 760 Cover slabs: 135mm thick, precast or insitu concrete at the Contractor's discretion. If precast bed on top strip sealant or similar approved. Openings to suit required access covers. Concrete mix as specified in Clause 106 Ref: ST8150511/NL/DW/005 59 Issue 1: 29 July 2015

GGlanville Access covers and seating: Generally ductile iron as clause 660. Covers located inside buildings and hard landscaped areas to be fabricated steel, recessed to accommodate appropriate final surface material. 740 PLASTICS INSPECTION CHAMBERS - Refer to standard details Standard: To BS 7158 or Agrement certified. Manufacturer: Hepworth or equivalent. Bedding: Concrete bed and surround to mix GEN 3 Surround: As above. Backfilling: 150 thick granular to underside of surface construction either grade B or C. Access covers and seating: Standard to suit manufacturer to BS EN 124. 760 CONVENTIONAL CHANNEL(S), BRANCHES AND BENCHING Bed main channel solid in 1:3 cement:sand mortar. Connect branches to channel, preferably at half channel level, so that discharge flows smoothly in direction of main flow. Where the connecting angle is more than 45° to direction of flow, use three quarter section channel bends. Form benching in concrete, mix as specified in clause 106, to rise vertically from top of main channel to a level not lower than soffit of outlet pipe, then slope upwards at 10% to walls. Within 3 hours float with coat of 1:3 cement:sand mortar and finish smooth with steel trowel. 816 DUCTILE IRON ACCESS COVERS AND SEATING Covers: Ductile iron to BS EN124 Manufacturer: None specified Type(s): A15, B125, C250, D400 Seating: Make up in engineering bricks to BS 3921 Class B, laid in 1:3 cement:sand mortar, or precast concrete cover frame units, Type 1 or Type 2 to suit cover shape. Bed and haunch frame solidly in 1:3 cement:sand mortar over its whole area, centrally over opening, top level and square with joints in surrounding finishes. Cut back top of haunching to 30mm below top of surface material. 835 LIFTING KEYS Submit: Suitable lifting keys for each type of access cover. - Timing: At completion. OUTFALLS 861 CONNECTIONS TO SEWERS General: Connect new pipework to existing adopted sewers to the requirements of the Adopting Authority or its agent. Ref: ST8150511/NL/DW/005 60 Issue 1: 29 July 2015

GGlanville CLEANING/ TESTING/ INSPECTION/ COMPLETION 900 REMOVAL OF DEBRIS AND CLEANING Preparation: Before cleaning, final testing, CCTV inspection if specified and immediately before handover, lift covers to manholes, inspection chambers and access points. Remove wrappings, mortar droppings and any other debris. Cleaning: Thoroughly flush with water to remove silt and check for blockages. Rod pipework between access points if there is any indication that the sewers may be obstructed. Washings and detritus: Do not discharge into sewers or watercourses. Covers: Securely replace after cleaning and testing. 910 TESTING/ INSPECTION Dates for inspection: Give notice. Attendance: Provide water, assistance and apparatus as required. Remedial work: Repair leaks. 920 WATER/ AIR TESTING OF GRAVITY DRAINS AND PRIVATE SEWERS UP TO DN 300 Initial testing: To ensure that pipelines are sound and properly installed, air test short lengths to BS 8301, clause 25.6.3 immediately after completion of bedding/ surround. Final testing: For final checking and statutory authority approval, water test to BS 8301, clause 25.6.2 all lengths of pipeline from terminals and connections to manholes/ chambers and between manholes/ chambers. 930 TESTING OF ADOPTABLE AND LARGE PRIVATE SEWERS Standard (sewers up to and including size DN 750): To 'Sewers for Adoption', clauses 4.7.3. to 4.7.5. Timing: - Initially, before backfilling - Repeat test after backfilling, also testing for infiltration to 'Sewers for Adoption' clause 4.7.7. 940 WATER TESTING OF MANHOLES/ INSPECTION CHAMBERS Timing: Before backfilling. Standard: - Exfiltration: To BS EN 1610, clause 13.3. -Infiltration: No identifiable flow of water penetrating the chamber. 950 WATER TESTING OF ANCILLARY COMPONENTS Test petrol interceptors for exfiltration in accordance with BS 8301 paragraph 25.7.7 951 CCTV SURVEY: All pipelines will be surveyed by closed circuit television and the Engineer shall be supplied with copies of the video tapes and report directly from the sub-contractors undertaking the survey. CCTV survey shall be undertaken on completion of the whole of the works. 952 CERTIFICATE OF TESTING: Testing of all pipelines shall be certified as the attached proforma. Test results shall be submitted as soon as is reasonable after the test has been carried out. 61 Ref: ST8150511/NL/DW/005 Issue 1: 29 July 2015

Glanville

CERTIFICATE OF TESTING OF SEWERS AND DRAINS

Date of Testing: ___/___/___ **Time of Testing:** Start ....

Finish ....

Location/Reference of Sewers or Drains Tested: ....

Sewer System: *Foul/Surface

Pipe Diameter: *...mm

For Pipe Gradient: *Upstream manhole*

Ref* .... I.L. *..

Downstream manhole

Ref* .... I.L. *..

Pipe Length: *..m **Pipe Gradient:** 1:.....................

Pipe Material: *Vitrified Clay/Concrete Class ..../uPVC

Nature of Test: *Water/Air

†Test Results: *Pass/Fail/Retest

Initial manometer reading: ....mm

Final manometer reading: ....mm

Loss of head of water: ....mm

Name of Contractor's Tester: ....(printed)

The tester certifies that the testing was carried out in accordance with the specified requirements

Signature: ....(Contractor's operative responsible for testing)

Witnessed: ....(Supervising Officer)

Ref: ST8150511/NL/DW/005 62 Issue 1: 29 July 2015

GGlanville Cornerstone House, 62 Foxhall Road, Didcot, Oxon OX11 7AD Tel: (01235) 515550 Fax: (01235) 817799 Postbox@glanvillegroup.com www.glanvillegroup.com Civil and Structural Engineers Building Surveyors Highway and Traffic Engineers Transport Planners Land Surveyors Building Investigation Experts CDM Consultants

SEWER SCHEDULE SHEET 1 - FOUL WATER

TENDER

CHAMBER No.	CHAMBER TYPE	CHAMBER SIZE (mm)	COVER GRADE EN 124	COVER LEVEL (m) AOD	INVERT LEVEL INCOMING (m) AOD	INVERT LEVEL OUTGOING (m) AOD	DEPTH TO INVERT (m)
F1	B	1200Ø	D400	57.80	55.180	55.105	2.70
F2	B	1200Ø	D400	57.90	56.170	56.170	1.73
F3	D	900x675	D400	57.90	56.800	56.750	1.15
BRANCH	-	-	-	57.90	56.305	56.255	1.65
F4	P2	450Ø	B125	58.10	56.900	56.900	1.20
BRANCH	-	-	-	57.90	56.360	56.310	1.59
F5	P2	450Ø	B125	58.10	56.900	56.900	1.20
BRANCH	-	-	-	57.90	56.750	56.700	1.20
F6	P2	450Ø	B125	58.10	56.900	56.900	1.20
BRANCH	**-**	**-**	**-**	**57.90**	**56.755**	**56.705**	**1.20**
F7	**P2**	**450Ø**	**B125**	**58.10**	**56.900**	**56.900**	**1.20**

PIPE DIAMETER (mm)	LENGTH (m)	GRADIENT 1 in	BEDDING CLASS
150	23.0	23	S
150	28.0	48	S/Z
100	2.5	4	S
100	2.5	5	S
100	2.5	17	S
100	**2.5**	**17**	**S**

NOTES

1. COVER LEVELS ARE APPROXIMATE ONLY. FOR DETAILED LEVELS REFER TO ENGINEERING LAYOUT. ALL DRAINAGE COVERS TO BE SET FLUSH WITH FINISHED SURFACE

2. CONNECTIONS TO SOIL PIPES TO BE 100mmØ LAID AT A MINIMUM GRADIENT OF 1:40 UNLESS SPECIFICALLY NOTED OTHERWISE

3.CONNECTIONS TO RAINWATER PIPES TO BE 100mmØ LAID AT A MINIMUM GRADIENT OF 1:40 UNLESS SPECIFICALLY NOTED OTHERWISE

4. ALL SEWERS FOR ADOPTION TO BE CONSTRUCTED STRICTLY IN ACCORDANCE WITH SEWERS FOR ADOPTION 6TH EDITION AND TO THE SATISFACTION OF THAMES WATER UTILITIES LTD

5. THIS SCHEDULE IS TO BE READ IN CONJUNCTION WITH THE ENGINEERING AND DRAINAGE LAYOUT

6. ALL PIPEWORK TO BE LAID SOFFIT TO SOFFIT

7. INVERT LEVELS OF ALL EXTG DRAINAGE TO BE CONFIRMED PRIOR TO LAYING ON-SITE DRAINAGE

FOR CHAMBERS AND DRAIN CONSTRUCTION TYPES SEE STANDARD DETAILS.

CHANGES MADE SINCE PREVIOUS REVISIONS SHOWN IN **BOLD** TYPE

Glanville
Consulting Civil and Structural Engineers
Cornerstone House Didcot Oxon OX11 7AD

PARK DRIVE CENTRAL, PLOT A, BLDG EZ1
SCHEDULE No: **ST8150511/SS1**
DATE: **25/08/15** REV: **T2**

TENDER SEWER SCHEDULE SHEET 2 - SURFACE WATER SCHEDULE No: ST8150511/SS1 CHAMBER No. CHAMBER TYPE CHAMBER SIZE (mm) COVER GRADE EN 124 COVER LEVEL (m) AOD INVERT LEVEL DEPTH TO INVERT (m) PIPE DIAMETER (mm) LENGTH (m) GRADIENT 1 in BEDDING CLASS NOTES INCOMING (m) AOD OUTGOING (m)AOD BRANCH 57.65 56.800 56.390 1.26 1. COVER LEVELS ARE APPROXIMATE ONLY. FOR DETAILED LEVELS REFER TO ENGINEERING LAYOUT. ALL DRAINAGE COVERS TO BE SET FLUSH WITH FINISHED SURFACE 2. ALL CATCHPIT MANHOLES TO BE BUILT GENERALLY AS TYPE D BRICK MANHOLES BUT WITH A 300MM DEEP SUMP BELOW THE INVERT OF THE INCOMING PIPEWORK 3.CONNECTIONS TO RAINWATER PIPES TO BE 100m LAID AT A MINIMUM GRADIENT OF 1:40 UNLESS SPECIFICALLY NOTED OTHERWISE 4. ALL SEWERS FOR ADOPTION TO BE CONSTRUCTED STRICTLY IN ACCORDANCE WITH SEWERS FOR ADOPTION 6TH EDITION AND TO THE SATISFACTION OF THAMES WATER UTILITIES LTD 5. THIS SCHEDULE IS TO BE READ IN CONJUNCTION WITH THE ENGINEERING AND DRAINAGE LAYOUT 6. ALL PIPEWORK TO BE LAID SOFFIT TO SOFFIT 7. MH S5 CONNECTS TO AN EXTG MH, THE CONTRACTOR SHALL PROVIDE THE ACTUAL INVERT LEVEL TO THE ENGINEER FOR CONFIRMATION OF THE DESIGN PRIOR TO LAYING ANY ON SITE DRAINAGE 8. INVERT LEVELS OF ALL EXTG DRAINAGE TO BE CONFIRMED PRIOR TO LAYING ON-SITE DRAINAGE 150 4.0 25 z S1 CATCHPIT 900x675 B125 57.55 56.960 56.960 0.59 BRANCH 57.48 56.760 56.380 1.10 150 6.0 86 z S2 CATCHPIT 900x675 B125 57.57 56.830 56.830 0.74 BRANCH 57.76 56.810 56.400 1.36 100 4.0 27 z S3 CATCHPIT 900x675 B125 57.55 56.960 56.960 0.59 EXTG MH 57.95 56.900 56.500 1.45 150 8.0 18 z S4 CATCHPIT 900x675 B125 58.06 57.350 57.350 0.71 EXTG MH 57.72 56.930 TBC TBC 150 4.0 80 z S5 CATCHPIT 900x675 B125 57.65 56.980 56.980 0.67 FOR CHAMBERS AND DRAIN CONSTRUCTION TYPES SEE STANDARD DETAILS. CHANGES MADE SINCE PREVIOUS REVISIONS SHOWN IN BOLD TYPE (GGlanville Consulting Civil and Structural Engineers Cornerstone House Didcot Oxon OX11 7AD PARK DRIVE CENTRAL, PLOT A, BLDG EZ1 DATE: 25/08/15 REV: T2

SCHEDULE 2

(Form of Lease)

Dated 201[•]

Lease

between

MEPC Milton Park No. 1 Limited and MEPC Milton Park No. 2 Limited

and

Adaptimmune Limited

and

Adaptimmune Therapeutics plc

relating to

Plot A

Park Drive Central

Milton Park

PRESCRIBED CLAUSES

LR1.	Date of lease	201[•]

LR2.	Title number(s)	LR2.1 Landlord’s title number(s) BK102078 LR2.2 Other title number(s) ON122118, ON122717, ON130606, ON145942, ON146219, ON225380, ON38283, ON72772, ON96949, ON216090

LR3.	Parties to this lease

Landlord

MEPC MILTON PARK NO. 1 LIMITED (Company number 5491670) and MEPC MILTON PARK NO. 2 LIMITED (Company number 5491806), on behalf of MEPC Milton LP (LP No. LP14504), both of whose registered offices are at Lloyds Chambers 1 Portsoken Street London E1 8HZ

Tenant

ADAPTIMMUNE LIMITED (Company number 6456741) whose registered office is at 101 Park Drive Milton Park Abingdon Oxfordshire OX14 4RY

Other parties

ADAPTIMMUNE THERAPEUTICS PLC (Company number 9338148) whose registered office is at 101 Park Drive Milton Park Abingdon Oxfordshire OX14 4RY - Guarantor

LR4.	Property

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

Plot A, Park Drive Central, Milton Park, Abingdon, Oxfordshire, OX14 4[•][•] shown edged red on the Plan with a [net internal] [gross internal] floor area of [•] square metres ([•] square feet) measured in accordance with the RICS Code of Measuring Practice (sixth edition)

LR5.	Prescribed Statements etc.	None

LR6.	Term for which the Property is leased	From and including [•] To and including [•](1)

LR7.	Premium	None

LR8.	Prohibitions or restrictions on disposing of this lease	This lease contains a provision that prohibits or restricts dispositions

(1)  25 years

LR9.	Rights of acquisition etc.

LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None

LR9.2 Tenant’s covenant to (or offer to) surrender this lease

None

LR9.3 Landlord’s contractual rights to acquire this lease

None

LR10.	Restrictive covenants given in this lease by the Landlord in respect of land other than the Property	None

LR11.	Easements

LR11.1 Easements granted by this lease for the benefit of the Property

The easements specified in Part I of the First Schedule of this lease

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

The easements specified in Part II of the First Schedule of this lease

LR12.	Estate rentcharge burdening the Property	None

LR13.	Application for standard form of restriction	None

LR14.	Declaration of trust where there is more than one person comprising the Tenant	None

This lease made on the date and between the parties specified in the Prescribed Clauses Witnesses as follows:

1                                      Definitions and Interpretation

In this lease unless the context otherwise requires:

1.1                            Definitions

Adjoining Property means any adjoining or neighbouring premises in which the Landlord or a Group Company of the Landlord holds or shall at any time during the Term hold a freehold or leasehold interest;

Agreement for Lease means the agreement dated [•] 2015 made between (1) MEPC Milton Park No. 1 Limited and MEPC Milton Park No. 2 Limited, on behalf of MEPC Milton LP, (2) Adaptimmune Limited and (3)   Adaptimmune Therapeutics plc providing, inter alia, for the grant of this lease;

Bank Guarantee means a guarantee issued by Barclays Bank PLC in the form set out in Schedule 5 to the Agreement for Lease;

Base Rate means the base rate from time to time of Barclays Bank PLC or (if not available) such comparable rate of interest as the Landlord shall reasonably require;

Break Date 1 means [•];(2)

Break Date 2 means [•];(3)

Break Date 3 means [•];(4)

Building Specification means the specification marked “Building Specification” annexed to this lease;

Centre means the part of the Estate shown edged blue on the Plan (of which the Property forms part) and includes any part of it and any alteration or addition to it or replacement of it and any additional buildings constructed on it;

Clearing Bank means a bank which is a shareholder in CHAPS Clearing Company Limited;

Common Control means that each of the companies concerned has 50% or more of its outstanding voting stock in the ownership of the same persons or companies;

Centre Common Areas means the roads, accesses, the parking and other areas of the Centre from time to time designated by the Landlord for common use by the tenants and occupiers of the Centre;

Centre Services means the services provided or procured by the Landlord in relation to the Centre as set out in Part III of the Fourth Schedule;

Conduit means any existing or future media for the passage of substances or energy and any ancillary apparatus attached to them and any enclosures for them;

Contractual Term means the term specified in the Prescribed Clauses;

Encumbrances means the obligations and encumbrances (if any) specified in Part III of the First Schedule;

Estate means Milton Park, Abingdon, Oxfordshire (of which the Centre forms part) and the buildings from time to time standing on it shown on the Plan together with any other adjoining land which is incorporated into Milton Park;

Estate Common Areas means the roads, accesses, landscaped areas, car parks, estate management offices and other areas or amenities on the Estate or outside the Estate but

(2)  11th anniversary of the commencement of the Contractual Term

(3)  15th anniversary of the commencement of the Contractual Term

(4)  20th anniversary of the commencement of the Contractual Term serving or otherwise benefiting the Estate as a whole which are from time to time provided or designated for the common amenity or benefit of the owners or occupiers of the Estate;

Estate Services means the services provided or procured by the Landlord in relation to the Estate as set out in Part II of the Fourth Schedule;

Group Company means a company which is a member of the same group of companies within the meaning of Section 42 of the 1954 Act or is within Common Control;

Guarantor means any party to this lease so named in the Prescribed Clauses (which in the case of an individual includes his personal representatives) and any guarantor of the obligations of the Tenant for the time being;

Insurance Commencement Date means [•];(5)

Insured Risks means fire, lightning, earthquake, explosion, terrorism, aircraft (other than hostile aircraft) and other aerial devices or articles dropped therefrom, riot, civil commotion, malicious damage, storm or tempest, bursting or overflowing of water tanks apparatus or pipes, flood and impact by road vehicles (to the extent that insurance against such risks may ordinarily be arranged with an insurer of good repute) and such other risks or insurance as may from time to time be reasonably required by the Landlord (subject in all cases to such usual exclusions and limitations as may be imposed by the insurers), and Insured Risk means any one of them;

Landlord means the party to this lease so named in the Prescribed Clauses and includes any other person entitled to the immediate reversion to this lease;

Landlord’s Surveyor means a suitably qualified person or firm appointed by the Landlord (including an employee of the Landlord or a Group Company) to perform the function of a surveyor for the purposes of this lease;

Lease Particulars means the descriptions and terms in the section headed Lease Particulars which form part of this lease insofar as they are not inconsistent with the other provisions of this lease;

Permitted Use means use within Class B1 of the 1987 Order

Plan means the plan or plans annexed to this lease;

Prescribed Clauses means the descriptions and terms in the section headed Prescribed Clauses which form part of this lease;

Principal Rent means ONE MILLION ONE HUNDRED THOUSAND POUNDS (£1,100,000) per annum subject to increase in accordance with the Second Schedule;

Property means the property described in the Prescribed Clauses and includes any part of it, any alteration or addition to the Property and any fixtures and fittings in or on the Property;

Quarter Days means 25 March, 24 June, 29 September and 25 December in every year and Quarter Day means any of them;

Release Tests means the following tests, Test 1, Test 2 and Test 3 being:

Test 1

The Guarantor shall have produced to the Landlord the Guarantor’s unqualified audited accounts for the three consecutive years immediately prior to Test 1 being satisfied (none of which shall be for a year ending earlier than 30 June 2015) showing net profits before tax for the Guarantor of at least three times the annual rent for each of the years to which the accounts relate;

Test 2

The Guarantor shall have produced to the Landlord the Guarantor’s unqualified audited accounts for the three consecutive years immediately prior to Test 2 being satisfied (none of

(5)  The commencement date of the Contractual Term

which shall be for a year ending earlier than 30 June 2015) showing net assets of the Guarantor (assessed in accordance with any accounting standards under which the relevant accounts shall be required to be prepared) of a minimum of £50 million on the accounting date to which the relevant accounts shall be prepared for each of the years to which the accounts relate;

Test 3

The mean average market capitalisation of the Guarantor over a period of the three consecutive years immediately prior to Test 3 being satisfied shall not at any time have been less than US$1 billion as assessed at the close of trading on the final day of each month, the first month being capable of being counted for this purpose being May 2015 (being the month of the initial public offering of the securities of the Guarantor on the NASDAQ Global Select Exchange);

Rent Commencement Date means [•];(6)

Review Dates means [•](7) and every fifth anniversary of it;

Service Charge means the Service Charge set out in the Fourth Schedule;

Service Charge Commencement Date means [•];(8)

Services means the Estate Services and the Centre Services;

Signage Zones means:

(a)     the signage plinth outside the Property in the Centre; and

(b)     the signage area outside the Property near the front entrance to the Property;]

Subletting Unit means part of the Property consisting of a self-contained unit suitable for underletting and approved as such by the Landlord (such approval not to be unreasonably withheld or delayed);

Tenant means the party to this lease so named in the Prescribed Clauses and includes its successors in title;

Term means the Contractual Term together with any continuation of the term or the tenancy (whether by statute, common law holding over or otherwise);

This lease means this lease and any document supplemental to it or entered into pursuant to it;

Uninsured Risks means an Insured Risk against which insurance is from time to time unobtainable on normal commercial terms in the London insurance market at reasonable commercial rates for a property equivalent in size, layout, type and location.

VAT means Value Added Tax and any similar tax substituted for it or levied in addition to it;

1954 Act means the Landlord and Tenant Act 1954;

1987 Order means the Town and Country Planning (Use Classes) Order 1987 (as originally made);

1995 Act means the Landlord and Tenant (Covenants) Act 1995;

2003 Order means The Regulatory Reform (Business Tenancies) (England and Wales) Order 2003.

1.2                            Interpretation

1.2.1                  If the Landlord, Tenant or the Guarantor is more than one person then their covenants are joint and several;

(6)  Calculated per agreement for lease and to be 19 months from Completion Date

(7)  5th anniversary of the commencement of the Contractual Term

(8)  The commencement date of the Contractual Term

1.2.2                  Any reference to a statute includes any modification extension or re-enactment of it and any orders, regulations, directions, schemes and rules made under it;

1.2.3                  Any covenant by the Tenant not to do any act or thing includes an obligation not knowingly to permit or suffer such act or thing to be done;

1.2.4                  If the Landlord reserves rights of access or other rights over or in relation to the Property then those rights extend to persons authorised by it;

1.2.5                  References to the act or default of the Tenant include acts or default or negligence of any undertenant or of anyone at the Property with the Tenant’s or any undertenant’s permission or sufferance;

1.2.6                  The index and Clause headings in this lease are for ease of reference only;

1.2.7                  References to the last year of the Term shall mean the twelve months ending on the expiration or earlier termination of the Term;

1.2.8                  References to Costs include all liabilities, claims, demands, proceedings, damages, losses and proper and reasonable costs and expenses;

1.2.9                  References to Principal Rent, Current Rent, Indexed Rent and Revised Rent are references to yearly sums.

2                                      Demise

The Landlord with Full Title Guarantee DEMISES the Property to the Tenant for the Contractual Term TOGETHER WITH the rights set out in Part I of the First Schedule, EXCEPT AND RESERVING as mentioned in Part II of the First Schedule and SUBJECT TO the Encumbrances;

3                                      Rent

The Tenant will pay by way of rent during the Term or until released pursuant to the 1995 Act without any deduction counterclaim or set off except where required by law:

3.1                            The Principal Rent and any VAT by equal quarterly payments in advance on the Quarter Days to be paid by Direct Debit, Banker’s Standing Order or other means as the Landlord requires, the first payment for the period from and including the Rent Commencement Date to (but excluding) the next Quarter Day to be made on the Rent Commencement Date;

3.2                            The Service Charge and any VAT at the times and in the manner set out in the Fourth Schedule;

3.3                            The following amounts and any VAT:

3.3.1                  the sums specified in Clauses 4.1 [interest] and 4.2 [outgoings and utilities];

3.3.2                  the sums specified in Clause 6.2.1 [insurance];

3.3.3                  all Costs incurred by the Landlord as a result of any breach of the Tenant’s covenants in this lease.

4                                      Tenant’s covenants

The Tenant covenants with the Landlord throughout the Term, or until released pursuant to the 1995 Act, as follows:

4.1                            Interest

If the Landlord does not receive any sum due to it within 14 days of the due date to pay on demand interest on such sum at 2 per cent above Base Rate from the due date until payment (both before and after any judgment), provided this Clause shall not prejudice any other right or remedy for the recovery of such sum;

4.2                            Outgoings and Utilities

4.2.1                  To pay all existing and future rates, taxes, charges, assessments and outgoings in respect of the Property (whether assessed or imposed on the owner or the occupier), except any tax (other than VAT) arising as a result of the receipt by the Landlord of the rents reserved by this lease and any tax arising on any dealing by the Landlord with its reversion to this lease;

4.2.2                  To pay for all gas, electricity, water, telephone and other utilities used on the Property, and all charges in connection with such utilities and for meters and all standing charges, and a fair and reasonable proportion of any joint charges as determined by the Landlord’s Surveyor;

4.3                            VAT

4.3.1                  Any payment or other consideration to be provided to the Landlord is exclusive of VAT, and the Tenant shall in addition pay any VAT chargeable on the date the payment or other consideration is due;

4.3.2                  Any obligation to reimburse or pay the Landlord’s expenditure extends to irrecoverable VAT on that expenditure, and the Tenant shall also reimburse or pay such VAT;

4.4                            Repair

4.4.1                  To keep the Property in good and substantial repair and condition (damage by the Uninsured Risks or by the Insured Risks excepted save to the extent that insurance moneys are irrecoverable as a result of the act or default of the Tenant);

4.4.2                  To make good any disrepair for which the Tenant is liable within 2 months after the date of written notice from the Landlord (or sooner if the Landlord reasonably requires);

4.4.3                  If the Tenant fails to comply with any such notice the Landlord may enter and carry out the work and the cost shall be reimbursed by the Tenant on demand as a debt;

4.4.4                  To enter into maintenance contracts with reputable contractors for the regular servicing of all plant and equipment serving only the Property;

4.5                            Decoration

4.5.1                  To clean, prepare and paint or treat and generally redecorate :

(i)                                  all external parts of the Property in every third year and in the last year of the Term;

4.5.2                  all internal parts of the Property in every fifth year and in the last year of the Term;

4.5.3                  All the work described in Clause 4.5.1 is to be carried out:

(i)                                  in a good and workmanlike manner to the Landlord’s reasonable satisfaction; and

(ii)                               in colours which (if different from the existing colour) are first approved in writing by the Landlord (approval not to be unreasonably withheld or delayed);

4.6                            Cleaning

4.6.1                  To keep the Property clean, tidy and free from rubbish;

4.6.2                  To clean the inside and outside of windows and any washable surfaces at the Property as often as reasonably necessary;

4.7                            Overloading

Not to overload the floors, ceilings or structure of the Property or any plant machinery or electrical installation serving the Property;

4.8                            Conduits

To keep the Conduits in or serving the Property clear and free from any noxious, harmful or deleterious substance, and to remove any obstruction and repair any damage to the Conduits as soon as reasonably practicable to the Landlord’s reasonable satisfaction;

4.9                            User

4.9.1                  Not to use the Property otherwise than for the Permitted Use;

4.9.2                  Not to use the Property for any purpose which is:

(i)                                  noisy, offensive, dangerous, illegal, immoral or an actionable nuisance; or

(ii)                               which in the reasonable opinion of the Landlord causes damage or disturbance to the Landlord, or to owners or occupiers of any neighbouring property; or

(iii)                            which involves any substance which may be harmful, polluting or contaminating other than in quantities which are normal for and used in connection with the Permitted Use provided that the use of the Property as biology laboratories shall not be taken to be a breach of this clause;

4.10                     Signs

Subject to the Tenant’s rights in paragraph 5 of Part 1 of Schedule 1 not to erect any sign, notice or advertisement which is visible outside the Property without the Landlord’s prior written consent;

4.11                     Alterations

4.11.1           Not to make any alterations or additions which:

(i)                                  affect the structural integrity of the Property (including without limitation the roofs and foundations and the principal or load-bearing walls, floors, beams and columns);

(ii)                               merge the Property with any adjoining premises;

(iii)                            affect the external appearance of the Property;

4.11.2           Not to make any other alterations or additions to the Property without the Landlord’s written consent (which is not to be unreasonably withheld or delayed) save that the Tenant may install or demount internal, non-structural partitioning without the consent of the Landlord provided plans showing the extent of such works are deposited with the Landlord promptly on completion of the works;

4.12                     Preservation of Easements

4.12.1           Not to prejudice the acquisition of any right of light for the benefit of the Property and to preserve all rights of light and other easements enjoyed by the Property;

4.12.2           Promptly to give the Landlord notice if any easement enjoyed by the Property is obstructed, or any new easement affecting the Property is made or attempted;

4.13                     Alienation

4.13.1           Not to:

(i)                                  assign, charge, underlet or part with possession of the whole or part only of the Property nor to agree to do so except by an assignment or underletting or charging of the whole of the Property or an underletting of a Subletting Unit permitted by this Clause 4.13;

(ii)                               share the possession or occupation of the whole or any part of the Property;

(iii)                            assign, part with or share any of the benefits or burdens of this lease, or any interest derived from it by a virtual assignment or other similar arrangement;

4.13.2           Charging

Not to charge the whole of the Property without the Landlord’s written consent (not to be unreasonably withheld or delayed).

4.13.3           Assignment

Not to assign or agree to assign the whole of the Property without the Landlord’s written consent (not to be unreasonably withheld or delayed), provided that:

(i)                                  the Landlord may withhold consent in circumstances where in the reasonable opinion of the Landlord

(a)                       the proposed assignee is not of sufficient financial standing to enable it to comply with the Tenant’s covenants in this lease; or

(b)                       such persons as the Landlord reasonably requires do not act as guarantors for the assignee and do not enter into direct covenants with the Landlord including the provisions set out in the Third Schedule (but referring in paragraph 1.2 to the assignee);

(ii)                               the Landlord’s consent shall in every case be subject to conditions (unless expressly excluded) requiring that:

(a)                       the assignee covenants with the Landlord to pay the rents and observe and perform the Tenant’s covenants in this lease during the residue of the Term, or until released pursuant to the 1995 Act;

(b)                       the Tenant enters into an authorised guarantee agreement guaranteeing the performance of the Tenant’s covenants in this lease by the assignee including the provisions set out in paragraphs 1-5 (inclusive) of the Third Schedule (but omitting paragraph 1.2);

(c)                        all rent and other payments due under this lease are paid before completion of the assignment;

4.13.4           Underletting

Not to underlet or agree to underlet the whole of the Property or a Subletting Unit nor vary the terms of any underlease without the Landlord’s written consent (not to be unreasonably withheld or delayed).  Any permitted underletting must comply with the following:

(i)                                  the rent payable under the underlease must be:

(a)                       not less than the rent reasonably obtainable in the open market for the Property or the Subletting Unit without fine or premium;

(b)                       payable no more than one quarter in advance;

(c)                        subject to upward only reviews at intervals no less frequent than the rent reviews under this lease;

(ii)                               the undertenant covenants with the Landlord and in the underlease:

(a)                       either:

(I)                                to observe and perform the Tenant’s covenants in this lease (except for payment of the rents) during the term of the underlease or until released pursuant to the 1995 Act; or

(II)                           to observe and perform the Tenant’s covenants in the underlease during the term of the underlease or until released pursuant to the 1995 Act

(b)                       not to underlet, share or part with possession or occupation of the whole or any part of the underlet premises, nor to assign or charge part only of the underlet premises;

(c)                        not to assign the whole of the underlet premises without the Landlord’s prior written consent (which shall not be unreasonably withheld or delayed);

(iii)                            all rents and other payments due under this lease (not the subject of a bona fide dispute) are paid before completion of the underletting;

(iv)                           in relation to any Subletting Unit Sections 24 to 28 of the 1954 Act must be excluded and before completion of the underletting a certified copy of each of the following documents must be supplied to the Landlord:

(a)                       the notice served on the proposed undertenant pursuant to section 38A(3)(a) of the 1954 Act; and

(b)                       the declaration actually made by the proposed undertenant in compliance with the requirements of Schedule 2 of the 2003 Order; and

(c)                        the proposed form of underlease containing an agreement to exclude the provisions of sections 24 to 28 of the 1954 Act and a reference to both the notice pursuant to section 38A(3)(a) of the 1954 Act and the declaration pursuant to the requirements of Schedule 2 of the 2003 Order as referred to in this clause 4.13.3;

and before completion of the underletting the Tenant must warrant to the Landlord that both the notice pursuant to section 38A(3)(a) of the 1954 Act has been served on the relevant persons as required by the 1954 Act and the appropriate declaration pursuant to the requirements of Schedule 2 of the 2003 Order as referred to in this clause 4.13.3 has been made prior to the date on which the Tenant and the proposed undertenant became contractually bound to enter into the tenancy to which the said notice applies;

(v)                              in relation to any Subletting Unit the underlease grants such rights as are appropriate for the separate occupation and use of the Subletting Unit, reserves such rights as are appropriate for the separate occupation and use of the remainder of the property let by this lease and to enable the Tenant to comply with its obligations under this lease, and reserves as rent:-

(a)                       a fair proportion of the cost of insuring the Property and the whole cost of insuring the loss of the principal rent and service charge payable under the underlease; and

(b)                       a service charge which provides for the undertenant to pay a fair and reasonable proportion of expenditure incurred by the Tenant in relation to the maintenance, repair, renewal, decoration and cleaning of the Property (including without limitation the Conduits, plant and equipment therein) and the provision of services to the Property

(vi)                           there shall be no more than five (5) units of occupation at any time and no more than two (2) units of occupation on either the ground floor of the Property or the first floor of the Property and no more than one (1) unit of occupation on the second floor of the Property (and for this purpose a unit of occupation shall comprise (a) each Subletting Unit which is separately underlet and (b) the residue of the net lettable area of the Property (if any) retained by the Tenant)

(vii)                        (in the case of an underletting of the whole of the Property) the underlease reserves as rent the Service Charge payable under this lease;

(viii)                     (in the case of an underletting of a Subletting Unit) the underlease reserves as rent a fair and reasonable proportion of the Service Charge payable under this lease;

(ix)                           unless the underletting is either:

(a)                       of the whole or part of the Property and contains a covenant on the part of the undertenant to observe and perform the Tenant’s covenants in this lease (except for payment of the rents) during the term of the underlease or until released pursuant to the 1995 Act; or

(b)                       on terms obliging the undertenant to take a lease of the whole of the Property for the unexpired residue of the term of this lease (less one day) on the same terms as those contained in this lease (including as to rents and rent review) in the event of the immediate reversion to such underlease becoming vested in the Landlord the underlease shall contain a break exercisable by the landlord on three (3) months’ notice in the event of the immediate reversion thereto becoming vested in the Landlord;

(x)                              the underlease is in a form approved by the Landlord (such approval not to be unreasonably withheld or delayed)

4.13.5           To take all necessary steps and proceedings to remedy any breach of the covenants of the undertenant under the underlease and not to permit any reduction of the rent payable by any undertenant;

4.13.6           Group Sharing

Notwithstanding Clause 4.13.1 the Tenant may share occupation of the whole or any part of the Property with a Group Company or Immunocore Limited (Company number 6456207)

PROVIDED THAT

(a)                              the relationship of landlord and tenant is not created; and

(b)                              occupation by any Group Company shall cease upon it ceasing to be a Group Company; and

(c)                               the Tenant informs the Landlord in writing before each occupier commences occupation and after it ceases occupation;

4.14                     Registration

Within 21 days to give to the Landlord’s solicitors (or as the Landlord may direct) written notice of any assignment, charge, underlease or other devolution of the Property or a Subletting Unit together with a certified copy of the relevant document and a reasonable registration fee of not less than £50;

4.15                     Statutory Requirements and Notices

4.15.1           To supply the Landlord with a copy of any notice, order or certificate or proposal for any notice order or certificate affecting or capable of affecting the Property as soon as it is received by or comes to the notice of the Tenant;

4.15.2           To comply promptly with all notices served by any public, local or statutory authority, and with the requirements of any present or future statute or European Union law, regulation or directive (whether imposed on the owner or occupier), which affects the Property or its use;

4.15.3           At the request of the Landlord, but at the joint cost of the Landlord and the Tenant, to make or join the Landlord in making such objections or representations against or in respect of any such notice, order or certificate as the Landlord may reasonably require;

4.15.4           To observe and perform the obligations of any agreement entered into prior to the date of this lease under any statute or European Union law, regulation or directive so far as the same relates to the use and/or occupation of the Property;

4.16                     Planning

4.16.1           Not to apply for or implement any planning permission affecting the Property without first obtaining the Landlord’s written consent (not to be unreasonably withheld or delayed in cases where the subject matter of the planning permission has been approved by the Landlord pursuant to the other provisions of this lease);

4.16.2           If a planning permission is implemented the Tenant shall complete all the works permitted and comply with all the conditions imposed by the permission before the determination of the Term (including any works stipulated to be carried out by a date after the determination of the Term unless the Landlord requires otherwise);

4.17                     Contaminants and Defects

4.17.1           To give the Landlord prompt written notice upon becoming aware of the existence of any defect in the Property, or of the existence of any contaminant, pollutant or harmful substance on the Property but not used in the ordinary course of the Tenant’s use of the Property;

4.17.2           If so requested by the Landlord, to remove from the Property or remedy to the Landlord’s reasonable satisfaction any such contaminant, pollutant or harmful substance introduced on the Property by or at the request of the Tenant;

4.18                     Entry by Landlord

To permit the Landlord at all reasonable times and on reasonable notice (which shall not be less than 72 hours’ notice except in emergency) to enter the Property in order to:

4.18.1           inspect and record the condition of the Property or the Centre or the Adjoining Property;

4.18.2           remedy any breach of the Tenant’s obligations under this lease;

4.18.3           repair, maintain, clean, alter, replace, install, add to or connect up to any Conduits which serve the Centre or the Adjoining Property;

4.18.4           repair, maintain, alter or rebuild the Centre or the Adjoining Property;

4.18.5           comply with any of its obligations under this lease;

Provided that the Landlord shall only exercise such rights where necessary and shall cause as little inconvenience as reasonably practicable in the exercise of such rights and shall promptly make good all physical damage to the Property caused by such entry;

4.19                     Landlord’s Costs

To pay to the Landlord on demand amounts equal to such Costs as it may properly and reasonably incur:

4.19.1           in connection with any application for consent made necessary by this lease (including where consent is lawfully refused or the application is withdrawn);

4.19.2           incidental to or in reasonable contemplation of the preparation and service of a schedule of dilapidations (whether before or within three (3) months after the end of the Term) or a notice or proceedings under Section 146 or Section 147 of the Law of Property Act 1925 (even if forfeiture is avoided other than by relief granted by the Court);

4.19.3           in connection with the enforcement or remedying of any breach of the covenants in this lease on the part of the Tenant and any Guarantor;

4.19.4           incidental to or in reasonable contemplation of the preparation and service of any notice under Section 17 of the 1995 Act;

4.20                     Yielding up

Immediately before the end of the Term:

(i)                                  to give up the Property repaired and decorated and otherwise in accordance with the Tenant’s covenants in this lease;

(ii)                               if the Landlord so requires, to remove all alterations made during the Term or any preceding period of occupation by the Tenant and reinstate the Property in accordance with the Building Specification, as the Landlord shall reasonably direct and to its reasonable satisfaction;

(iii)                            to remove all signs, tenant’s fixtures and fittings and other goods from the Property, and make good any damage caused thereby to the Landlord’s reasonable satisfaction;

(iv)                           to replace any damaged or missing Landlord’s fixtures with ones of no less quality and value;

(v)                              to replace all carpets with ones of no less quality and value than those in the Property at the start of the Contractual Term;

(vi)                           to give to the Landlord all operating and maintenance manuals together with any health and safety files relating to the Property;

(vii)                        to provide evidence of satisfactory condition and maintenance of plant and machinery including (without limitation) electrical installation condition reports in respect of all of the electrical circuits and supply equipment in the Property, and any other condition reports as required under any relevant statute or European Union law, regulation or directive and copies of all service records;

(viii)                     to return any security cards or passes provided by the Landlord for use by the Tenant and its visitors.

4.21                     Encumbrances

To perform and observe the Encumbrances so far as they relate to the Property.

4.22                     Roads Etc

Not to obstruct the roads, pavements, footpaths and forecourt areas from time to time on the Estate in any way whatsoever and not to use any part of the forecourts and car parking spaces or other open parts of the Property for the purpose of storage or deposit of any materials, goods, container ships’ pallets, refuse, waste scrap or any other material or matter.

4.23                     Parking Restrictions

Except as to any right specifically granted in this lease not to permit any vehicles belonging to or calling upon the Tenant to stand on the roads, car parking spaces, forecourts, pavements or footpaths on the Estate.

4.24                     Regulations etc

4.24.1           At all times during the Term to observe and perform such regulations (if any) in respect of the Centre or the Estate as the Landlord may reasonably think expedient to the proper management of the Centre or the Estate and which are notified to the Tenant.

4.24.2           Not to cause any obstruction to any part of the Centre or the Estate.

4.25                     Land Registration Provisions

4.25.1           Promptly following the grant of this lease the Tenant shall apply to register this lease at the Land Registry and shall ensure that any requisitions raised by the Land Registry in connection with that application are dealt with promptly and properly and within one month after completion of the registration, the Tenant shall send the Landlord official copies of its title;

4.25.2           Immediately after the end of the Term (and notwithstanding that the Term has ended), the Tenant shall make an application to close the registered title of this lease and shall ensure that any requisitions raised by the Land Registry in connection with that application are dealt with promptly and properly and the Tenant shall keep the Landlord informed of the progress and completion of its application.

4.26                     Bank Guarantee

The Tenant shall procure that:

4.26.1           the Bank Guarantee shall be maintained in force on its current terms until such time as the earlier of whichever of the following events set out in this sub-clause 4.26.1 shall first occur:

(i)                                  the liability of the giver of the Bank Guarantee shall end in accordance with the terms of clause 3 of the Bank Guarantee; and

(ii)                               the Guarantor shall simultaneously have satisfied at least two of the Release Tests;

4.26.2           if, at any time prior to the Bank Guarantee no longer requiring to be maintained in force pursuant to sub-clause 4.26.1, any payment shall be made to the Landlord under the Bank Guarantee (or under any guarantee substituted for or additional to it) an additional guarantee will be procured from a Clearing Bank on the same terms, mutatis mutandis, as the Bank Guarantee and providing (when aggregated with the Bank Guarantee) a guarantee to the Landlord for a maximum sum of £1,980,000 (one million nine hundred and eighty thousand pounds and any additional guarantee required pursuant to this sub-clause 4.26.2 shall be maintained in force until such time as the earlier of whichever of the following events set out in this sub-clause 4.26.2 shall first occur:

(i)                                  the liability of the giver of the additional guarantee shall end in accordance with the terms required to be incorporated in the additional guarantee; and

(ii)                               the Guarantor shall simultaneously have satisfied at least two of the Release Tests.

5                                      Landlord’s Covenants

5.1                            Quiet Enjoyment

The Landlord covenants with the Tenant that, the Tenant may peaceably enjoy the Property during the Term without any interruption by the Landlord or any person lawfully claiming under or in trust for it.

5.2                            Provision of Services

The Landlord will use its reasonable endeavours to provide or procure the provision of the Services PROVIDED THAT the Landlord shall be entitled to withhold or vary the provision or procurement of such of the Services as the Landlord considers necessary or appropriate in the interests of good estate management and PROVIDED FURTHER THAT the Landlord will not be in breach of this Clause as a result of any failure or interruption of any of the Services:

5.2.1                  resulting from circumstances beyond the Landlord’s reasonable control, so long as the Landlord uses its reasonable endeavours to remedy the same as soon as reasonably practicable after becoming aware of such circumstances; or

5.2.2                  to the extent that the Services (or any of them) cannot reasonably be provided as a result of works of inspection, maintenance and repair or other works being carried out at the Property or the Centre or the Estate.

6                                      Insurance

6.1                            Landlord’s insurance covenants

The Landlord covenants with the Tenant as follows:

6.1.1                  To insure the Property (other than tenant’s and trade fixtures and fittings) unless the insurance is invalidated in whole or in part by any act or default of the Tenant:

(i)                                  with an insurance office or underwriters of repute;

(ii)                               against loss or damage by the Insured Risks;

(iii)                            subject to such excesses as may be imposed by the insurers;

(iv)                           in the full cost of reinstatement of the Property (in modern form if appropriate) including shoring up, demolition and site clearance, professional fees, VAT and allowance for building cost increases;

6.1.2                  To insure against loss of the Principal Rent thereon payable or reasonably estimated by the Landlord to be payable under this lease arising from damage to the Property by the Insured Risks for three years or such longer period as the Landlord may reasonably require having regard to the likely period for reinstating the Property;

6.1.3                  The Landlord will use its reasonable endeavours to procure that the insurer waives its rights of subrogation against the Tenant (so long as such provision is available in the London insurance market) and to ensure that the Tenant’s interest is noted on such policy (which may be by way of the policy providing for a general noting of the interests of tenants);

6.1.4                  At the request and cost of the Tenant (but not more frequently than once in any twelve month period) to produce summary details of the terms of the insurance under this Clause 6.1;

6.1.5                  To notify the Tenant as soon as becoming aware of any material change in the terms and conditions of the insurer in relation to the policy under which the Property is for the time being insured;

6.1.6                  If the Property is destroyed or damaged by an Insured Risk, then, unless payment of the insurance moneys is refused in whole or part because of the act or default of the Tenant, and subject to obtaining all necessary planning and other consents to use the insurance proceeds (except those relating to loss of rent and fees) and any uninsured excess paid by the Tenant under Clause 6.2.4(ii) in reinstating the same (other than tenant’s and trade fixtures and fittings) as quickly as reasonably practicable substantially as it was before the destruction or damage in modern form if appropriate but not necessarily identical in layout

6.2                            Tenant’s insurance covenants

The Tenant covenants with the Landlord from and including the Insurance Commencement Date and then throughout the Term or until released pursuant to the 1995 Act as follows:

6.2.1                  To pay to the Landlord on demand sums equal to:

(i)                                  the amount which the Landlord spends on insurance pursuant to Clause 6.1;

(ii)                               the cost of property owners’ liability and third party liability insurance in connection with the Property;

(iii)                            the cost of any professional valuation of the Property properly required by the Landlord (but not more than once in any two year period);

6.2.2                  To give the Landlord immediate written notice on becoming aware of any event or circumstance which might affect or lead to an insurance claim;

6.2.3                  Not to do anything at the Property which would or might prejudice or invalidate the insurance of the Property or the Adjoining Property or cause any premium for their insurance to be increased;

6.2.4                  To pay to the Landlord on demand:

(i)                                  any increased premium and any Costs incurred by the Landlord as a result of a breach of Clause 6.2.3;

(ii)                               any uninsured excess to which the insurance policy may be subject;

(iii)                            the whole of the irrecoverable proportion of the insurance moneys if the Property or any part are destroyed or damaged by an Insured Risk but the insurance moneys are irrecoverable in whole or part due to the act or default of the Tenant;

6.2.5                  To comply with the requirements and reasonable recommendations of the insurers;

6.2.6                  To notify the Landlord of the full reinstatement cost of any fixtures and fittings installed at the Property at the cost of the Tenant which become Landlord’s fixtures and fittings;

6.2.7                  Not to effect any insurance of the Property against an Insured Risk but if the Tenant effects or has the benefit of any such insurance the Tenant shall hold any insurance moneys upon trust for the Landlord and pay the same to the Landlord as soon as practicable;

6.3                            Suspension of Rent

If the Property is unfit for occupation and use because of damage by an Insured Risk then (save to the extent that payment of the loss of rent insurance moneys is refused due to the act or default of the Tenant) the Principal Rent (or a fair proportion according to the nature and extent of the damage) shall be suspended until the date on which the Property is again fit for occupation and use.

6.4                            Determination Right

6.4.1                  If the Property is destroyed or damaged by an Insured Risk such that the Property is unfit for occupation and use and shall not be rendered fit for occupation and use within two years and nine months of the date of such damage then either the Landlord or the Tenant may whilst the Property has not been rendered fit for occupation and use terminate the Contractual Term by giving to the other not less than three (3) months’ previous notice in writing. PROVIDED THAT if the Property has been rendered fit for occupation and use within three years of the date of such damage then such notice shall be deemed not to have been given.

6.4.2                  Termination of this lease pursuant to the provisions of Clause 6.4.1 shall be without prejudice to the liability of either party for any antecedent breach of the covenants and conditions herein contained (save for Clause 6.1.6 which shall be deemed not to have applied).

6.5                            Uninsured Risks

6.5.1                  For the purposes of this Clause 6.5:

(i)                                  These provisions shall apply from the date on which any Insured Risk becomes an Uninsured Risk but only in relation to the Uninsured Risk;

(ii)                               References to an Insured Risk becoming an Insured Risk shall, without limitation, include the application by insurers of an exclusion, condition or limitation to an Insured Risk to the extent to which such risk thereby is or becomes an Uninsured Risk.

(iii)                            The Landlord shall notify the Tenant in writing as soon as reasonably practicable after an Insured Risk becomes an Uninsured Risk.

6.5.2                  If during the Term the Property (or part thereof) shall be damaged or destroyed by an Uninsured Risk so as to make the Property (or part therefore) unfit for occupation or use:

(i)                                  The Principal Rent and the Service Charge or a fair proportion according to the nature and extent of the damage sustained will not be payable until the earlier of the date on which:

(a)                       The Property shall again be fit for occupation and use excluding fitting out and replacement of contents; or

(b)                       This lease shall be terminated in accordance with Clause 6.5.2(ii) or 6.5.5

(ii)                               The Landlord may within one year of the date of such damage or destruction serve notice on the Tenant confirming that it will reinstate the Property (a ‘Reinstatement Notice’ so that the Property shall be fit for occupation and use and if the Landlord fails to serve a Reinstatement Notice by the expiry of such prescribed period the lease will automatically end on the date one year after the date of such damage or destruction.

6.5.3                  Clause 6.5.2(i) shall not apply if an Insured Risk shall have become an Uninsured Risk owing to the act or default of the Tenant or any person deriving title under the Tenant or their respective agents, employees, licensee, invitees or contractors.

6.5.4                  If the Landlord shall have served a Reinstatement Notice the provisions of Clause 6.1.6 shall apply as if the damage had been caused by an Insured Risk

6.5.5                  If the Landlord shall have served a Reinstatement Notice and such reinstatement has not been completed by the date two years and nine months of the date of such damage at any time after that date the Landlord or the Tenant may terminate this lease by serving not less than three months’ notice on the other stating that it terminates this lease, and if by the end of such notice the Property has been reinstated so that the Property is fit for occupation and use the notice shall be void and this lease shall continue in full force and effect.

6.5.6                  Service of a Reinstatement Notice shall not oblige the Landlord to replace any Tenant’s fitting out works or property belonging to the Tenant or any third party.

7                                      Provisos

7.1                            Forfeiture

If any of the following events occur:

7.1.1                  the Tenant fails to pay any of the rents payable under this lease within 21 days of the due date (whether or not formally demanded); or

7.1.2                  the Tenant or Guarantor breaches any of its obligations in this lease; or

7.1.3                  the Tenant or Guarantor being a company incorporated within the United Kingdom

(i)                                  has an Administration Order made in respect of it; or

(ii)                               passes a resolution, or the Court makes an Order, for the winding up of the Tenant or the Guarantor, otherwise than a member’s voluntary winding up of a solvent company for the purpose of amalgamation or reconstruction previously consented to by the Landlord (consent not to be unreasonably withheld); or

(iii)                            has a receiver or administrative receiver or receiver and manager appointed over the whole or any part of its assets or undertaking; or

(iv)                           is struck off the Register of Companies; or

(v)                              is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986; or

7.1.4                  proceedings or events analogous to those described in Clause 7.1.3 shall be instituted or shall occur where the Tenant or Guarantor is a company incorporated outside the United Kingdom; or

7.1.5                  the Tenant or Guarantor being an individual:

(i)                                  has a bankruptcy order made against him; or

(ii)                               appears to be unable to pay his debts within the meaning of Section 268 of the Insolvency Act 1986;

then the Landlord may re-enter the Property or any part of the Property in the name of the whole and forfeit this lease and the Term created by this lease shall immediately end, but without prejudice to the rights of either party against the other in respect of any breach of the obligations contained in this lease;

7.2                            Notices

7.2.1                  All notices under or in connection with this lease shall be given in writing

7.2.2                  Any such notice shall be duly and validly served if it is served (in the case of a company) to its registered office or (in the case of an individual) to his last known address;

7.2.3                  Any such notice shall be deemed to be given when it is:

(i)                                  personally delivered to the locations listed in Clause 7.2.2; or

(ii)                               sent by registered post, in which case service shall be deemed to occur on the third Working Day after posting.

7.3                            No Implied Easements

The grant of this lease does not confer any rights over the Centre or the Estate or the Adjoining Property or any other property except those mentioned in Part I of the First Schedule, and Section 62 of the Law of Property Act 1925 is excluded from this lease;

8                                      Break Clause

8.1                            The Tenant may terminate the Contractual Term on Break Date 1 or Break Date 2 or Break Date 3 by giving to the Landlord not less than twelve (12) months’ previous notice in writing;

8.2                            Any notice given by the Tenant shall operate to terminate the Contractual Term only if:

8.2.1                  the Principal Rent reserved by this lease have been paid by the time of such termination; and

8.2.2                  the Tenant yields up the Property free from any subleases and other third party occupational interests on termination;

8.3                            Upon termination the Contractual Term shall cease but without prejudice to any claim in respect of any prior breach of the obligations contained in this lease;

8.4                            If the Tenant terminates this Lease in accordance with this clause 8 the Landlord shall promptly reimburse the Tenant in respect of any sums received which relate to a period following termination of this Lease.

8.5                            Time shall be of the essence for the purposes of this Clause.

9                                      Guarantee

The Guarantor covenants with the Landlord in the terms set out in the Third Schedule.

10                               Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this lease has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of this lease.

11                               Environmental Conditions

For the purposes of this clause the expression ‘Environment’ includes air, man-made structures and surface or substrata any surface water or ground water, any life form (including human) or eco system and notwithstanding any other provisions of this Lease to the extent that the Property, Centre or Estate are affected by contamination or pollution, the Environment or the presence of any substance harmful to the Environment present or occurring prior to this Lease otherwise than through the act or default of the Tenant or any party under their control (an ‘Environmental Condition’) the Tenant shall not:

11.1                     be responsible for (or contribute to whether by Service Charge or otherwise) any management compliance with statutory requirements, clean up, remediation or containment of any such Environmental Condition; nor

11.2                     be responsible to repair any damage disrepair or injury caused by or arising from any Environmental Condition; nor

11.3                     be responsible to contribute to any cost, fine or liability of any kind arising out of or in any way connected with any Environmental Condition.

Executed by the parties as a Deed on the date specified in the Prescribed Clauses.

The First Schedule

Part I - Easements and Other Rights granted

There are granted to the Tenant (in common with others authorised by the Landlord)

1                                      The right to use the relevant Estate Common Areas and the Centre Common Areas for access to and from the Property and for all purposes for which they are designed;

2                                      Free and uninterrupted use of all existing and future Conduits which serve the Property, subject to the Landlord’s rights to re-route the same subject to there being no unreasonable interruption of services;

3                                      The right to enter the Centre and/or the Adjoining Property excluding any buildings which are occupied as necessary to perform Clause 4.4 [repair] on reasonable prior written notice to the Landlord, subject to causing as little inconvenience as practicable and complying with conditions reasonably imposed by the Landlord and making good all physical damage caused;

4                                      The right to use 171 parking spaces at the Centre in the locations shown edged orange (excluding the area edged red within the area edged orange) on the Plan;

5                                      The right to use 43 parking spaces at the Centre in such locations as the Landlord from time to time allocates the initial allocation being in the locations shown edged pink on the Plan;

6                                      The right to display signs giving details of the Tenant’s name and business in any of the Signage Zones subject to the Landlord giving its prior approval to the form, design and location of such signs (such approval not to be unreasonably withheld or delayed) and subject to the Landlord retaining control of the installation and removal of any such signs.

7                                      The right to use in common with all others with like rights such cycle racks as may be provided by the Landlord from time to time on the Common Parts.

Part II - Exceptions and Reservations

There are excepted and reserved to the Landlord:

1                                      The right to carry out any building, rebuilding, alteration or other works to the Centre, the Estate and the Adjoining Property (including the erection of scaffolding) notwithstanding any temporary interference with light and air enjoyed by the Property but provided that the Tenant’s use and enjoyment of the Property is not materially compromised;

2                                      Free and uninterrupted use of all existing and future Conduits which are in the Property and serve the Centre, the Estate or the Adjoining Property;

1                                      Rights of entry on the Property as referred to in Clause 4.18;

2                                      The right to regulate and control in a reasonable manner the use of the Centre Common Areas and the Estate Common Areas;

3                                      The right to alter the layout of the roads forecourts footpaths pavements and car parking areas from time to time at the Centre or on the Estate in such manner as the Landlord may reasonably require PROVIDED THAT such alterations do not materially diminish the Tenant’s rights under this lease and that such works do not materially compromise the Tenant’s access to the Property;

4                                      The right in the last six months of the Term to view the Property with prospective tenants upon giving reasonable notice (not to be less than 72 hours) and the right throughout the Term to view the Property with prospective purchasers upon giving reasonable notice (not to be less than 72 hours).

Part III - Encumbrances

The covenants declarations and other matters affecting the Property contained or referred to in the Landlord’s freehold reversionary title number BK102078 as at the date of this lease

The Second Schedule

Rent Review

1                                      In this Schedule:

1.1                            Review Date means each of the Review Dates and Relevant Review Date shall be interpreted accordingly;

1.2                            Current Rent means the Principal Rent payable under this lease immediately before the Relevant Review Date

1.3                            Index means the Consumer Prices Index published by the Office for National Statistics or (if not available) such index of comparative prices as the Landlord shall reasonably require;

1.4                            Indexed Rent means:

Current Rent multiplied by (A/B) per annum where:

A                           =                    The figure shown in the Index for the month immediately before the Relevant Review Date; and

B                               =                    (In the case of the first Review Date) the figure shown in the Index for [•](9)and (in the case of the subsequent Review Dates) the figure shown in the Index for the month immediately before the Preceding Review Date.

1.5                            Preceding Review Date means the Review Date next before the Relevant Review Date;

1.6                            Revised Rent means the new Principal Rent following each Review Date pursuant to paragraph 2 of the Second Schedule.

2                                      The Principal Rent shall be reviewed on each Review Date to the higher of:

2.1                            the Current Rent (disregarding any suspension or abatement of the Principal Rent); and

2.2                            the Indexed Rent ascertained in accordance with this lease;

3                                      If a Revised Rent has not been ascertained by the Relevant Review Date:

3.1                            the Current Rent shall continue to be payable until the Revised Rent is ascertained;

3.2                            when the Revised Rent is ascertained:

3.2.1                  the Tenant shall pay within 14 days of ascertainment of the Revised Rent:

(i)                          any difference between the Principal Rent payable immediately before the Relevant Review Date and the Principal Rent which would have been payable had the Revised Rent been ascertained on the Relevant Review Date (the Balancing Payment); and

(ii)                       interest on the Balancing Payment at Base Rate from the date or dates when the Balancing Payment or the relevant part or parts would have been payable had the Revised Rent been ascertained on the Relevant Review Date;

3.2.2                  the Landlord and Tenant shall sign and exchange a memorandum recording the amount of the Revised Rent.

4                                      Time shall not be of the essence for the purposes of this Schedule.

(9)  The month before the commencement of the Contractual Term

The Third Schedule

Guarantee

1                                      The Guarantor covenants with the Landlord as principal debtor:

1.1                            that throughout the Term or until the Tenant is released from its covenants pursuant to the 1995 Act:

1.1.1                  The Tenant will pay the rents reserved by and perform its obligations contained in this lease;

1.1.2                  The Guarantor will indemnify the Landlord on demand against all Costs arising from any default of the Tenant in paying the rents and performing its obligations under this lease;

1.2                            the Tenant [(here meaning the Tenant so named in the Prescribed Clauses)] will perform its obligations under any authorised guarantee agreement that it gives with respect to the performance of any of the covenants and conditions in this lease.

2                                      The liability of the Guarantor shall not be affected by:

2.1                            Any time given to the Tenant or any failure by the Landlord to enforce compliance with the Tenant’s covenants and obligations;

2.2                            The Landlord’s refusal to accept rent at a time when it would or might have been entitled to re-enter the Property;

2.3                            Any variation of the terms of this lease;

2.4                            Any change in the constitution, structure or powers of the Guarantor the Tenant or the Landlord or the administration, liquidation or bankruptcy of the Tenant or Guarantor;

2.5                            Any act which is beyond the powers of the Tenant;

2.6                            The surrender of part of the Property;

3                                      Where two or more persons have guaranteed obligations of the Tenant the release of one or more of them shall not release the others.

4                                      The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the Tenant’s obligations or stand in the Landlord’s place in respect of such security.

5                                      If this lease is disclaimed, and if the Landlord within 6 months of the disclaimer requires in writing the Guarantor will enter into a new lease of the Property at the cost of the Guarantor on the terms of this lease (but as if this lease had continued and so that any outstanding matters relating to rent review or otherwise shall be determined as between the Landlord and the Guarantor) for the residue of the Contractual Term from and with effect from the date of the disclaimer.

6                                      If this lease is forfeited and if the Landlord within 6 months of the forfeiture requires in writing the Guarantor will (at the option of the Landlord):

6.1                            enter into a new lease as in paragraph 5 above with effect from the date of the forfeiture; or

6.2                            pay to the Landlord on demand an amount equal to the moneys which would otherwise have been payable under this lease until the earlier of 6 months after the forfeiture and the date on which the Property is fully relet.

The Fourth Schedule

Service Charge

Part I - Calculation and payment of the Service Charge

1                                      In this Schedule unless the context otherwise requires:

1.1                            Accounting Date means 31 December in each year or such other date as the Landlord notifies in writing to the Tenant from time to time;

1.2                            Accounting Year means the period from but excluding one Accounting Date to and including the next Accounting Date;

1.3                            Estimated Service Charge means the Landlord’s Surveyor’s reasonable and proper estimate of the Service Charge for the Accounting Year notified in writing to the Tenant from time to time;

1.4                            Service Cost means all reasonable and proper costs and expenses paid or incurred by the Landlord in relation to the provision of the Centre Services and the Estate Services (including irrecoverable VAT);

1.5                            Tenant’s Share means a fair and reasonable proportion of the Service Cost.

2                                      The Service Charge shall be the Tenant’s Share of the Service Cost in respect of each Accounting Year, and if only part of an Accounting Year falls within the Term the Service Charge shall be the Tenant’s Share of the Service Cost in respect of the relevant Accounting Period divided by 365 and multiplied by the number of days of the Accounting Year within the Term.

3                                      The Landlord shall have the right to adjust the Tenant’s Share from time to time to make reasonable allowances for differences in the services provided to or enjoyable by the other occupiers of the Centre or the Estate.

4                                      The Tenant shall pay the Estimated Service Charge for each Accounting Year to the Landlord in advance by equal instalments on the Quarter Days, (the first payment for the period from and including the Service Charge Commencement Date to (but excluding) the next Quarter Day after the Service Charge Commencement Date to be made on the Service Charge Commencement Date); and

4.1                            If the Landlord’s Surveyor does not notify an estimate of the Service Charge for any Accounting Year the Estimated Service Charge for the preceding Accounting Year shall apply; and

4.2                            Any adjustment to the Estimated Service Charge after the start of an Accounting Year shall adjust the payments on the following Quarter Days equally.

5                                      As soon as practicable after the end of each Accounting Year the Landlord shall serve on the Tenant a summary of the Service Cost and a statement of the Service Charge certified by the Landlord’s Surveyor which shall be conclusive (save in the case of manifest error).

6                                      The difference between the Service Charge and the Estimated Service Charge for any Accounting Year (or part) shall be paid by the Tenant to the Landlord within fourteen days of the date of the statement for the Accounting Year, or allowed against the next Estimated Service Charge payment, or after the expiry of the Term refunded to the Tenant.

7                                      The Tenant shall be entitled by appointment within a reasonable time following service of the Service Charge statement to inspect the accounts maintained by the Landlord and the Landlord’s Surveyor relating to the Service Cost and supporting vouchers and receipts at such location as the Landlord reasonably directs.

8                                      For the avoidance of doubt any cost charged as a Service Cost in respect of any element of the Estate Services or of the Centre Services shall not be charged as a Service Cost in respect of any other head of charge under which charges are made for services by the Landlord.

Part II - Estate Services

In relation to the Estate the provision of the following services or the Costs incurred in relation to:

1                                      The Common Areas

Repairing, maintaining and (where appropriate) cleaning, lighting and (as necessary) altering renewing, rebuilding and reinstating the Estate Common Areas.

2                                      Conduits

The repair, maintenance and cleaning and (as necessary) replacement and renewal of all Conduits within the Estate Common Areas.

3                                      Plant and machinery

Hiring, operating, inspecting, servicing, overhauling, repairing, maintaining, cleaning, lighting and (as necessary) renewing or replacing any plant, machinery, apparatus and equipment from time to time within the Estate Common Areas or used for the provision of services to the Estate and the supply of all fuel and electricity for the same and any necessary maintenance contracts and insurance in respect thereof.

4                                      Signs

Maintaining and (where appropriate) cleaning and lighting and (as necessary) renewing and replacing the signboards, all directional signs, fire regulation notices, advertisements, bollards, roundabouts and similar apparatus or works.

5                                      Landscaping

Maintaining, tending and cultivating and (as necessary) re-stocking any garden or grassed areas including replacing plants, shrubs and trees as necessary.

6                                      Common facilities

Repairing maintaining and (as necessary) rebuilding as the case may be any party walls or fences, party structures, Conduits or other amenities and easements which may belong to or be capable of being used or enjoyed by the Estate in common with any land or buildings adjoining or neighbouring the Estate.

7                                      Security

Installation, operation, maintenance, repair, replacement and renewal of closed circuit television systems and other security systems.

8                                      Outgoings

Any existing and future rates, taxes, charges, assessments and outgoings in respect of the Estate Common Areas or any part of them except tax (other than VAT) payable in respect of any dealing with or any receipt of income in respect of the Estate Common Areas.

9                                      Transport

The provision of a bus service to and from Didcot or such other transport and/or location (if any) deemed necessary by the Landlord.

10                               Statutory requirements

The cost of carrying out any further works (after the initial construction in accordance with statutory requirements) to the Estate Common Areas required to comply with any statute.

11                               Management and Staff

11.1                     The proper and reasonable fees, costs, charges, expenses and disbursements (including irrecoverable VAT) of any person properly employed or retained by the Landlord for or in connection with surveying or accounting functions or the performance of the Estate Services and any other duties in and about the Estate relating to the general management, administration, security, maintenance, protection and cleanliness of the Estate:

11.2                     Management costs fees and disbursements in respect of the Estate of 10% of the Service Cost (excluding costs under this clause 11.2).

11.3                     Providing staff in connection with the Estate Services and the general management, operation and security of the Estate and all other incidental expenditure including but not limited to:

11.3.1           salaries, National Health Insurance, pension and other payments contributions and benefits;

11.3.2           uniforms, special clothing, tools and other materials for the proper performance of the duties of any such staff;

11.3.3           providing premises and accommodation and other facilities for staff.

12                               Enforcement of Regulations

The reasonable and proper costs and expenses incurred by the Landlord in enforcing the rules and regulations from time to time made pursuant to Clause 4.24 provided that the Landlord shall use all reasonable endeavours to recover such costs and expenses from the defaulting party and provided further that there shall be credited against the Service Cost any such costs recovered.

13                               Insurances

13.1                     Effecting such insurances (if any) as the Landlord may properly think fit in respect of the Estate Common Areas the plant, machinery, apparatus and equipment used in connection with the provision of the Estate Services (including without prejudice those referred to in paragraph 3 above) and any other liability of the Landlord to any person in respect of those items or in respect of the provision of the Estate Services.

13.2                     Professional valuations for insurance purposes (but not more than once in any two year period);

13.3                     Any uninsured excesses to which the Landlord’s insurance may be subject.

14                               Generally

Any reasonable and proper costs (not referred to above) which the Landlord may incur in providing such other services and in carrying out such other works as the Landlord may reasonably consider to be reasonably desirable or necessary for the benefit of occupiers of the Estate.

15                               Anticipated Expenditure

Establishing and maintaining reserves to meet the future costs (as from time to time estimated by the Landlord’s Surveyor) of providing the Estate Services;

16                               Borrowing

The costs of borrowing any sums required for the provision of the Estate Services at normal commercial rates available in the open market or if any such sums are loaned by the Landlord or a Group Company of the Landlord interest at Base Rate.

17                               VAT

Irrecoverable VAT on any of the foregoing.

Part III - Centre Services

In relation to the Centre, the provision of the following services or the Costs incurred in relation to:

1                                      Repairs to the Centre (including Conduits)

Repair, renewal, decoration, cleaning and maintenance of the foundations, roof, exterior and structure, the Conduits, plant and equipment (which are not the responsibility of any tenants of the Centre).

2                                      Centre Common Areas

(a)                              Repair, renewal, decoration, cleaning, maintenance and lighting of the Centre Common Areas and other parts of the Centre;

(b)                              Providing and maintaining any plants in the Centre Common Areas;

(c)                               Providing signs, nameboards and other notices within the Centre including a sign giving the name of the Tenant or other permitted occupier and its location within the Centre.

3                                      Services

Procuring water, electricity and sewerage services.

4                                      Fire Fighting and Security

Provision, operation, repair, renewal, cleaning and maintenance of fire alarms, sprinkler systems, fire prevention and fire-fighting equipment and ancillary apparatus and security alarms, apparatus, closed circuit television and systems as the Landlord considers appropriate.

5                                      Insurance

5.1                            Effecting such insurances (if any) as the Landlord may properly think fit in respect of the Centre Common Areas and all Landlord’s plant, machinery, apparatus and equipment and any other liability of the Landlord to any person in respect of those items or in respect of the provision of the Centre Services;

5.2                            Professional valuations for insurance purposes (but not more than once in any two year period);

5.3                            Any uninsured excesses to which the Landlord’s insurance may be subject.

6                                      Statutory Requirements

All existing and future rates, taxes, charges, assessments and outgoings payable to any competent authority for or in connection with utilities.

7                                      Management and Staff

7.1                            The proper and reasonable fees, costs, charges, expenses and disbursements (including irrecoverable VAT) of any person properly employed or retained by the Landlord for or in connection with surveying or accounting functions or the performance of the Centre Services and any other duties in and about the Centre relating to the general management, administration, security, maintenance, protection and cleanliness of the Centre:

7.2                            Management fees and disbursements incurred in respect of the Centre of 10% of the Service Cost (excluding costs under this paragraph 7.2).

7.3                            Providing staff in connection with the Centre Services and the general management, operation and security of the Centre and all other incidental expenditure including but not limited to:

(i)                                  salaries, National Health Insurance, pension and other payments contributions and benefits;

(ii)                               uniforms, special clothing, tools and other materials for the proper performance of the duties of any such staff;

(iii)                            providing premises and accommodation and other facilities for staff.

8                                      General

8.1                            Establishing and maintaining reserves to meet the future costs (as from time to time estimated by the Landlord’s Surveyor) of providing the Centre Services;

8.2                            Any reasonable and proper costs (not referred to above) which the Landlord may incur in providing such other services and in carrying out such other works as the Landlord may reasonably consider to be reasonably desirable or necessary for the benefit of occupiers of the Centre;

8.3                            The costs of borrowing any sums required for the provision of the Centre Services at normal commercial rates available in the open market or if any such sums are loaned by the Landlord or a Group Company of the Landlord interest at Base Rate.

9                                      VAT

Irrecoverable VAT on any of the foregoing.

Annexure: Building Specification

[On Original]

EXECUTED AS A DEED by MEPC MILTON PARK NO. 1 LIMITED acting by a director and the company secretary or by two directors

Director

Director/Company Secretary

EXECUTED AS A DEED by MEPC MILTON PARK NO. 2 LIMITED acting by a director and the company secretary or by two directors

Director

Director/Company Secretary

[On Counterpart]

EXECUTED AS A DEED by ADAPTIMMUNE LIMITED acting by a director and the company secretary or by two directors

Director

Director/Company Secretary

EXECUTED AS A DEED by ADAPTIMMUNE THERAPEUTICS PLC acting by a director and the company secretary or by two directors

Director

Director/Company Secretary

OR

EXECUTED as a DEED by ADAPTIMMUNE LIMITED acting by

A director in the presence of:

Director

Witness Name:

Address:

Occupation:

EXECUTED as a DEED by ADAPTIMMUNE THERAPEUTICS PLC acting by

A director in the presence of:

Director

Witness Name:

Address:

Occupation:

SCHEDULE 3

(Form of Licence for Alterations)

Dated	201[•]

Licence to Alter

between

MEPC Milton Park No. 1 Limited and MEPC Milton Park No. 2 Limited

and

Adaptimmune Limited

and

Adaptimmune Therapeutics plc

relating to

Plot A

Park Drive Central

Milton Park

Licence to Alter

Tenant

Dated	201[•]

The Landlord

MEPC MILTON PARK NO. 1 LIMITED (Company number 5491670) and MEPC MILTON PARK NO. 2 LIMITED (Company number 5491806), on behalf of MEPC Milton LP (LP No. LP14504), both of whose registered offices are at Lloyds Chambers 1 Portsoken Street London E1 8HZ

The Tenant	ADAPTIMMUNE LIMITED (Company number 6456741) whose registered office is at 101 Park Drive Milton Park Abingdon Oxfordshire OX14 4RY

The Guarantor	ADAPTIMMUNE THERAPEUTICS PLC (Company number 9338148) whose registered office is at 101 Park Drive Milton Park Abingdon Oxfordshire OX14 4RY

The Lease

Date	[•]

Parties	(1) The Landlord (2) The Tenant (3) The Guarantor

Property	Plot A, Park Drive Central, Milton Park, Abingdon, Oxfordshire OX14 4[•][•]

Term	[•](1)

(1)  25 years

1                                      In this Deed the following expressions shall have the following meanings:

1.1                            the Landlord, the Tenant and the Guarantor mean the parties to this Deed respectively above referred to by those names and shall include their respective successors in title;

1.2                            the Lease means the document or documents of which short particulars are set out above under the heading “The Lease” and includes all documents supplemental thereto;

1.3                            the Property means the property demised by the Lease;

1.4                            the Works means the works shortly described in the Schedule hereto;

1.5                            the term means the term of the Lease together with any continuation thereof or of the tenancy (whether under an Act of Parliament or by the Tenant holding over or for any other reason).

2                                      Where the Tenant is more than one person the covenants by such persons herein contained are joint and several.

3.1                            The Landlord is entitled to the Property in reversion immediately expectant upon the term.

3.2                            The Tenant is entitled to the Property for the residue of the term.

4                                      The Landlord HEREBY GRANTS CONSENT to the Tenant to carry out the Works in and upon the Property.

5                                      The Tenant HEREBY COVENANTS with the Landlord:

5.1                            before commencing the Works:

5.1.1                  at the expense of the Tenant to obtain all such licences consents and permissions as may be required by law and in particular but without prejudice to the generality thereof to obtain all consents and permissions as may be required under the Town and Country Planning Acts for the time being in force and all regulations and orders made thereunder;

5.1.2                  to produce to the Landlord and obtain the Landlord’s written acknowledgement that all such licences consents and permissions are satisfactory to the Landlord but so that the Landlord may refuse to express its satisfaction with any of the said licences consents or permissions on the ground (inter alia) that the period thereof or anything contained therein or omitted therefrom would in the reasonable opinion of the Landlord be or be likely to be prejudicial to the interests of the Landlord or give rise to adverse financial or taxation consequences upon the Landlord whether during the term or following the expiration thereof;

5.1.3                  to communicate particulars of the Works to the company or underwriters with which the insurance of the Property is maintained or to the Landlord (if so requested) and if requested to obtain the written consent of such company or underwriters to the carrying out of the Works and within seven days of obtaining the same to produce such consent to the Landlord and at all times hereafter to pay on demand any additional premium which may be required by the said company or underwriters in respect of the insurance of the Property and any other adjoining or neighbouring premises as a result of the Works being carried out;

5.1.4                  to give such information to the Landlord as may be reasonably required by the Landlord that the covenants on the part of the Tenant herein contained have been satisfactorily complied with;

5.2                            that the Tenant having decided to carry out the Works the Tenant will carry out the Works at the sole expense of the Tenant in a proper and workmanlike manner and using good quality materials of their several kinds to the satisfaction of the Landlord and in a manner which shall not constitute any nuisance or annoyance to the Landlord or the tenants owners or occupiers of any adjoining or neighbouring premises and in compliance with the provisions of all relevant Acts of Parliament or European Community Law Regulation or Directive and any orders or regulations made thereunder and to complete the same in manner aforesaid within six months from the date hereof;

5.3                            to notify the Landlord immediately upon commencement and completion of the Works;

5.4                            to indemnify and keep the Landlord indemnified against all liability howsoever caused arising out of the execution of the Works and in the exercise or purported exercise of the rights hereby granted and to make good any damage caused to any adjoining or neighbouring premises to the satisfaction of the Landlord;

5.5                            to procure that any contract entered into in respect of the Works does not limit or preclude any rights of the company or underwriters with which the insurance of the Property is maintained against any third party;

5.6                            to permit the Landlord (or its Surveyors) at all reasonable times to inspect the progress of the Works and the quality of the materials and workmanship used therein;

5.7                            if so required by the Landlord:

5.7.1                  by the expiration or sooner determination of the term; or

5.7.2                  if the Works have not been completed in accordance with this Deed within six months of the date hereof; or

5.7.3                  in the event of any material breach by the Tenant of the terms of this Deed at the cost of the Tenant forthwith to dismantle and remove the Works to reinstate the Property in accordance with the Building Specification annexed to the Lease and to reinstate and make good the Property in such manner as the Landlord shall direct and to the Landlord’s satisfaction such reinstatement to be carried out on the same terms (mutatis mutandis) as are stipulated in this Deed with respect to the carrying out of the Works in the first place (including as to consents, inspection and otherwise) AND it shall be the duty of the Tenant to enquire in writing of the Landlord six months before the expiration of the contractual term of the Lease whether the Landlord requires reinstatement pursuant to this Clause.

6                                      It is HEREBY DECLARED:

6.1                            that this Licence is granted subject to the rights of the owners lessees and occupiers of all adjoining and neighbouring premises and other interested persons;

6.2                            that during the execution of the Works and when the same shall have been completed all the covenants on the part of the Tenant herein contained shall be incorporated in the Lease and the terms and conditions of the Lease as varied by this Deed shall apply to the Property as altered in pursuance of this Deed and the power of re-entry contained in the Lease shall be construed and have effect accordingly;

6.3                            that the Landlord and its agents make no representation as to the quality adequacy or safety of the design or method of construction of the Works or the quality of the materials to be used and the Tenant acknowledges that the Tenant relies entirely on the skill and judgement of its own advisers and contractors;

6.4                            that upon any review of the rent payable under the Lease neither the granting of this Licence nor anything herein contained nor the carrying out of the Works shall cause the value of the reviewed rent to be less than that which would have been obtained if this Licence had not been granted and the Works had not been carried out;

6.5                            that nothing in this licence shall release or in any way lessen the liability of the Tenant to the Landlord under the covenants and conditions contained in the Lease or constitute a waiver of any outstanding breach;

6.6                            A person who is not a party to this Licence has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Licence.

7                                      The Guarantor hereby covenants with the Landlord that the Tenant will observe and perform its covenants and conditions in this Deed and the Guarantor will indemnify the Landlord on demand against all losses damages costs and expenses arising out of any default of the Tenant.

In witness whereof this document has been executed as a Deed the day and year first before written.

Schedule
The Works

[On Original]

EXECUTED AS A DEED by MEPC MILTON PARK NO. 1 LIMITED acting by a director and the company secretary or by two directors

Director

Director/Company Secretary

EXECUTED AS A DEED by MEPC MILTON PARK NO. 2 LIMITED acting by a director and the company secretary or by two directors

Director

Director/Company Secretary

[On Counterpart]

EXECUTED AS A DEED by ADAPTIMMUNE LIMITED acting by a director and the company secretary or by two directors

Director

Director/Company Secretary

EXECUTED AS A DEED by ADAPTIMMUNE THERAPEUTICS PLC acting by a director and the company secretary or by two directors

Director

Director/Company Secretary

SCHEDULE 4

(Form of Bank Guarantee)

RENT GUARANTEE

MEPC MILTON PARK NO. 1 LIMITED (Company number 5491670) and MEPC MILTON PARK NO. 2 LIMITED (Company number 5491806), on behalf of MEPC Milton LP (LP No. LP14504), both of whose registered offices are at Lloyds Chambers 1 Portsoken Street London E1 8HZ

2015

OUR GUARANTEE REFERENCE: MRGI

In consideration of MEPC MILTON PARK NO. 1 LIMITED (Company number 5491670) and MEPC MILTON PARK NO. 2 LIMITED (Company number 5491806), on behalf of MEPC Milton LP (LP No. LP14504), both of whose registered offices are at Lloyds Chambers 1 Portsoken Street London E1 8HZ (the “Landlord”) entering into an agreement to grant a lease (the “Lease”) of the premises known as EZ1 Building, Plot A Park Drive Central, Milton Park, Abingdon, Oxfordshire (the “Property”) to ADAPTIMMUNE LIMITED (Company number 6456741) whose registered office is at 101 Park Drive Milton Park Abingdon Oxfordshire OX14 4RY (the “Tenant”) we, Barclays Bank PLC (the “Bank”), guarantee on demand the payment by the Tenant to the Landlord of rent during the term of the Lease in the initial yearly sum of GBP1,100,000 (one million one hundred thousand pounds) subject to increase as set out in the Lease, plus all service charges, insurance and other sums payable under the Lease, PROVIDED ALWAYS THAT:

1.         The Landlord’s demand must be:

a)             In writing;

b)             Addressed to and received at Barclays Bank PLC, Trade Operations, One Snowhill, Snow Hill Queensway, Birmingham B4 6GN, UK;

c)              Forwarded through the Landlord’s bankers for dated authentication of the signatures;

d)             Accompanied by the Landlord’s signed statement that the Tenant has failed to pay rent and/or other sums payable under the Lease, stating the amount unpaid (in GBP); and

e)              Received by Barclays Bank PLC at the above address within 9 months of such rent and/or other sums falling due.

2.         The Bank’s maximum aggregate liability under this Guarantee shall not exceed GBP 1,980,000 (one million nine hundred and eighty thousand pounds).

3.         The Bank’s liability hereunder shall expire upon the earliest of:

a)             31 December 2041;

b)             The lawful assignment by the Tenant of the whole of the Property with the consent of the Landlord in accordance with the terms of the Lease;

c)              Satisfaction of the Landlord’s demands in whole or in part to the extent of the Bank’s maximum liability;

d)             Termination of the Lease in accordance with the break provisions contained in the Lease;

e)              Surrender of the Lease by way of a deed to which the Landlord is a party;

f)               Receipt by the Bank of a signed Certificate from the Landlord quoting this guarantee reference and stating that the Landlord releases us from our liability because sufficient of the required financial covenant tests as set out in the Lease (therein called the “Release Tests”) have been met. The Certificate will bear the Landlord’s bankers’ dated confirmation that the signature(s) thereon are authentic.

after which the Bank’s liability under this Guarantee shall cease and this Guarantee will be of no further effect, whether or not this Guarantee has been returned to us.

4.         This Guarantee is for the benefit of the Landlord (meaning MEPC MILTON PARK NO. 1 LIMITED (Company number 5491670) and MEPC MILTON PARK NO. 2 LIMITED (Company number 5491806), on behalf of MEPC Milton LP (LP No. LP14504)) but is personal to the Tenant and is in respect of the Lease only. The benefit of this Guarantee is transferable and assignable and may be transferred/assigned one or more times.  However, no transfer/assignment shall be effective unless advice of such transfer/assignment is received by the Bank in the form attached and signed by you, and accompanied by the original of this Guarantee. Following any such transfer/assignment references in this Guarantee to the “Landlord” shall be references to such transferee/assignee.

5.         Nothing in this Guarantee shall confer on any third party any benefit under, or the right to enforce any term of, this Guarantee.

6.         For the avoidance of doubt, any document(s) received by way of facsimile or similar electronic means is/are not acceptable for any purpose(s) under this Guarantee.

7.         This Guarantee and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law. The courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Guarantee.

Yours faithfully

For and on behalf of
Barclays Bank PLC

Signed

TRANSFER/ASSIGNMENT FORM

Date:

To:

Re:	Barclays Bank PLC
Guarantee Reference: MRGI

For value received, the benefit of the Guarantee including all rights to draw under the Guarantee is transferred to:

(Name and Address of Transferee/Assignee)

By this transfer/assignment, all rights of the undersigned beneficiary in the Guarantee are transferred/assigned to the Transferee/Assignee and the Transferee/Assignee shall have the sole rights as beneficiary thereof as if it were the Landlord as named in the Guarantee.

The Guarantee is returned herewith, and we will ask you to endorse the transfer/assignment on the reverse thereof and forward it directly to the transferee/assignee with your customary notice of transfer/assignment.

Yours faithfully,

Landlord/current beneficiary

By:
Authorised Signature

Authorised Signature of Transferee/Assignee

Transferee’s/Assignee’s Name:

ANNEXURE

(Plan showing Location of Extra Spaces)

AS WITNESS the hands of duly authorised officers of the parties hereto the day and year first hereinbefore written

SIGNED for and on behalf of MEPC MILTON PARK NO. 1 LIMITED	/s/ James Dipple

Director/Authorised Signatory	James Dipple

SIGNED for and on behalf of MEPC MILTON PARK NO. 2 LIMITED	/s/ James Dipple

Director/Authorised Signatory	James Dipple

SIGNED for and on behalf of ADAPTIMMUNE LIMITED	/s/ James Noble

Director/	James Noble

SIGNED for and on behalf of ADAPTIMMUNE THERAPEUTICS PLC	/s/ James Noble

Director/	James Noble